UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Dollar General Corporation

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DEAR FELLOW SHAREHOLDERS,
On behalf of the Board of Directors, I am pleased to invite you to the virtual 2025 Annual Meeting of Shareholders of Dollar General Corporation on May 29, 2025, at 8:00 a.m. CT. Please see the Notice of Annual Meeting of Shareholders for instructions to join the annual meeting.
Commitment to Shareholder Engagement
The Board of Directors remains committed to robust shareholder engagement, and we appreciated the opportunity to speak with many of you over the past year. In 2024, we invited shareholders representing approximately 66% of shares outstanding to participate in our focused annual shareholder outreach program, with shareholders representing approximately 56% of shares outstanding electing to participate. In my capacity as Chairman of the Board, I participated in engagement with investors representing 31% of shares outstanding. The information we gathered from these engagements helped inform the disclosures in our Serving Others report for 2024 and the Proxy Statement, as well as the Board’s decision-making processes, particularly around our executive compensation program.
Alignment of Executive Compensation with Performance
We remain focused on pay-for-performance alignment in our executive compensation program, which is designed to serve the long-term interests of our shareholders by effectively balancing short- and long-term incentives based on achievement of our annual and long-term business objectives, as well as to maintain our competitive position in the market in which we compete for executive talent.
In October 2023, our former CEO and existing Board member, Todd Vasos, was re-appointed CEO. We met with many of our shareholders who were pleased with his re-appointment and the compensation package he received. However, a small percentage of shareholders believed that the one-time option award to Mr. Vasos upon his re-appointment, certain of the structural aspects of our program, or both, led to a pay-for-performance imbalance. These beliefs were reflected in the lower support for Say-on-Pay at the 2024 Annual Meeting of Shareholders, which received approximately 73% support.
In the fall of 2024, we re-engaged with many of our shareholders, specifically seeking feedback on the Say-on-Pay vote in 2024 and our executive compensation program in general. We discussed the changes we had made to the program for 2024 and sought input on potential changes for 2025. Our Compensation and Human Capital Management Committee, working with its independent compensation consultant, took this feedback into account when designing the 2025 program, as discussed in the Proxy Statement.
Focus on Board Refreshment
The Board of Directors is comprised of highly qualified and engaged individuals with a variety of skillsets and experiences. We engage in a thoughtful Board refreshment process, which has resulted in the addition of one new independent director in each of the last three years.
After 12 years of service, Patricia Fili-Krushel retired from the Board in August 2024. Pat was a thoughtful and highly effective director over her tenure, and we appreciate her many contributions to our Company. Also in August 2024, we welcomed our newest Board member, Kathleen Scarlett, who serves as the Senior EVP of Human Resources and Corporate Affairs for Best Buy Co., Inc. Her wealth of retail industry experience and leadership in both human resources and corporate affairs over the past 30 years provides valuable insights in support of our strategic goals and growth plans.
We look forward to the year ahead as we continue to deliver on our mission of Serving Others. Thank you for your investment in Dollar General. I am grateful for your continued trust in us and for the privilege of continuing to serve as Chairman of the Board.
SINCERELY, MICHAEL M. CALBERT CHAIRMAN OF THE BOARD APRIL 8, 2025
We will begin mailing to shareholders printed copies of this document and the form of proxy or the Notice of Internet Availability on or about April 8, 2025.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	TIME	LOCATION

Thursday, May 29, 2025	8:00 a.m. Central Time	Virtual via live webcast at www.virtualshareholdermeeting.com/DG2025 (the “Annual Meeting Website”)

ITEMS OF BUSINESS:
• To elect as directors the nine nominees listed in the Proxy Statement

• To hold an advisory vote to approve our named executive officer compensation as disclosed in the Proxy Statement

• To ratify the appointment of our independent registered public accounting firm for fiscal 2025

• To vote upon four shareholder proposals, as described in the Proxy Statement, if properly presented at the annual meeting

• To transact any other business that may properly come before the annual meeting and any adjournments of that meeting

WHO MAY VOTE:
Shareholders of record at the close of business on March 20, 2025
HOW TO PARTICIPATE IN THE ANNUAL MEETING:
There will be no physical location for the annual meeting, which will be held entirely online via live webcast through the Annual Meeting Website. To participate in the meeting, visit the Annual Meeting Website and enter your 16-digit control number found on your Notice of Internet Availability, proxy card or voting instruction form. Shareholders who follow such instructions will be counted as attending the meeting “in person.” Prior to the meeting, you also will be able to vote at www.proxyvote.com and by the other methods described in the Proxy Statement. We encourage you to vote in advance of the meeting even if you intend to attend the meeting. For more information, please see “Solicitation, Meeting and Voting Information” in the Proxy Statement.
By Order of the Board of Directors,

Goodlettsville, Tennessee April 8, 2025	Christine L. Connolly Corporate Secretary

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement or about Dollar General. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the Proxy Statement before voting.
WHO WE ARE
We are America’s neighborhood general store, serving the needs of our customers by providing convenience, value and service—Every day!
(1)
As of January 31, 2025.

2025 Proxy Statement

PROXY STATEMENT SUMMARY
BOARD OF DIRECTORS COMPOSITION (pp. 5 - 9, 14 - 15 and 19)
			Director Since (Calendar Year)		Committee Memberships
Name and Principal Occupation	Independent	Age		Current Service on Other Public Boards	A	C	N
Warren F. Bryant Retired Chairman, President & CEO, Longs Drug Stores Corporation		79	2009
Michael M. Calbert Chairman, Dollar General Corporation Retired Member, KKR & Co. L.P.		62	2007	• PVH Corp.
Ana M. Chadwick EVP, CFO & Treasurer, Insulet Corporation		53	2022
Timothy I. McGuire Executive Chairman, Jump Plus Stores ULC		64	2018
David P. Rowland Retired Executive Chairman, Accenture plc		64	2023
Debra A. Sandler President & CEO, La Grenade Group, LLC		65	2020	• Keurig Dr Pepper Inc. • Archer Daniels Midland Company • Gannett Co., Inc.
Ralph E. Santana CEO, Recteq Grills		57	2018
Kathleen M. Scarlett Senior EVP, Human Resources & Corporate Affairs, Best Buy Co., Inc.		61	2024
Todd J. Vasos		63	2015	• KeyCorp
CEO, Dollar General Corporation
Chair	Member	A	Audit	C	Compensation & Human Capital Management	N	Nominating, Governance & Corporate Responsibility
2025 Proxy Statement

PROXY STATEMENT SUMMARY
BOARD OF DIRECTORS KEY STATISTICS (pp. 4 - 9)
BOARD-LEVEL STRATEGY AND RISK OVERSIGHT (pp. 12 - 15)
Our Board of Directors actively oversees our corporate strategy and related risks and further coordinates risk oversight with its three fully independent committees, each with a different set of responsibilities:

AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE	NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE
Oversees financial reporting matters and enterprise risk management, including cybersecurity	Oversees significant human capital management matters, primarily including employee recruitment, retention and engagement; labor matters; and compensation	Oversees corporate governance and significant corporate social responsibility and sustainability matters

SHAREHOLDER ENGAGEMENT (pp. 11 - 12)
Our Board of Directors appreciates and proactively seeks the viewpoints of our shareholders. Our focused outreach in the fall of 2024 encompassed a broad base of shareholders and discussion topics and helped inform the disclosures in our Serving Others report for 2024 and the Proxy Statement, as well as the Board’s decision-making processes, particularly around our executive compensation program.
2025 Proxy Statement

PROXY STATEMENT SUMMARY
PAY FOR PERFORMANCE (pp. 21 - 29)
The primary elements of our 2024 annual executive compensation program are summarized in the chart below and reflect significant alignment with our shareholders’ interests.
Pay Element	Vehicle	2024 Metrics
Base Salary	Cash	Reflects comparable positions in the competitive marketplace, recognizing performance, responsibilities and experience
Short-Term Incentive	Cash	Adjusted EBIT (80%) Net Sales (20%)
Long-Term Incentive	Options (50%) Vest 25% annually over 4 years	Stock price
	PSUs (50%) 3-year ratable vest (Adj. EBITDA) 3-year cliff vest (Adj. ROIC)	1-Year Adjusted EBITDA (50%) 3-Year Adjusted ROIC (50%)

The most recent shareholder advisory vote on our named executive officer compensation was held on May 29, 2024. Excluding abstentions and broker non-votes, 72.8% of total votes were cast in support of the program. See “Compensation Discussion and Analysis” and “Corporate Governance” for a discussion of our engagement with shareholders regarding our executive compensation program.

2025 Proxy Statement

PROXY STATEMENT SUMMARY
VOTING MATTERS (pp. 1 - 10, 50, and 55 - 66)
2025 Proposals	Board Recommendation
Election of Directors Item 1 on the Ballot	For
Advisory Vote to Approve Named Executive Officer Compensation Item 2 on the Ballot	For
Ratification of Appointment of Auditors Item 3 on Ballot	For
Shareholder Proposals Items 4-7 on the Ballot	Against
HOW TO VOTE (p. 2)

MAIL	PHONE	INTERNET	IN PERSON

Complete, sign, date and mail your proxy card or voting instruction form	1-800-690-6903	www.proxyvote.com	May 29, 2025 8:00 a.m., CT On the Annual Meeting Website

ANNUAL MEETING WEBSITE:
www.virtualshareholdermeeting.com/DG2025
See “Solicitation, Meeting and Voting Information” for instructions on how to participate in the annual meeting.
2025 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 29, 2025
The Proxy Statement, our 2024 Annual Report and a form of proxy card are available at www.proxyvote.com. You will need your Notice of Internet Availability or proxy card to access the proxy materials.
As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials over the Internet to some of our shareholders. This means that some shareholders will not receive paper copies of these documents but instead will receive only a Notice of Internet Availability containing instructions on how to access the proxy materials over the Internet and how to request a paper copy of our proxy materials, including the Proxy Statement, our 2024 Annual Report, and a proxy card. Shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail, unless they have previously requested delivery of proxy materials electronically.
2025 Proxy Statement

PROXY STATEMENT
This document is the Proxy Statement of Dollar General Corporation that we use to solicit your proxy to vote upon certain matters at our Annual Meeting of Shareholders to be held at 8:00 a.m., Central Time, on Thursday, May 29, 2025, entirely online at www.virtualshareholdermeeting.com/DG2025 (the “Annual Meeting Website”). We will begin mailing to shareholders printed copies of this document and the form of proxy or the Notice of Internet Availability on or about April 8, 2025.
We include in this Proxy Statement for reference only website addresses and references to our Serving Others report, Report on Audit of Dollar General Safety Policies and Practices, and various policies. The information contained in these websites, reports and policies are not incorporated by reference into, and do not form a part of, this Proxy Statement, except to the extent expressly so incorporated.
Annual Meeting Website: www.virtualshareholdermeeting.com/DG2025
SOLICITATION, MEETING AND VOTING INFORMATION
What is Dollar General Corporation and where is it located?
Dollar General Corporation (NYSE: DG) is proud to serve as America’s neighborhood general store. Founded in 1939, Dollar General lives its mission of Serving Others every day by providing access to affordable products and services for its customers, career opportunities for its employees, and literacy and education support for its hometown communities. As of January 31, 2025, the Company’s 20,594 Dollar General, DG Market, DGX and pOpshelf stores across the United States and Mi Súper Dollar General stores in Mexico provide everyday essentials including food, health and wellness products, cleaning and laundry supplies, self-care and beauty items, and seasonal décor from our high-quality private brands alongside many of the world’s most trusted brands. Our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072.
We also refer to our company as “we,” “us” or “Dollar General.” Unless otherwise noted or required by the context, “2025,” “2024,” “2023,” “2022,” “2021,” and “2020” refer to our fiscal years ending or ended January 30, 2026, January 31, 2025, February 2, 2024, February 3, 2023, January 28, 2022, and January 29, 2021, respectively.
What is a proxy and who is asking for it and paying for the cost to solicit it?
A proxy is your legal designation of another person, called a “proxy,” to vote your stock. The document designating someone as a proxy is also called a proxy or a proxy card.
Our directors, officers and employees are soliciting your proxy on behalf of our Board of Directors and will not be specially paid for doing so. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements, personal solicitation, news releases issued by Dollar General, postings on our website or otherwise. Dollar General will pay all expenses of this solicitation. We have retained Innisfree M&A Incorporated to act as a proxy solicitor for a fee of $17,500, plus reimbursement of out-of-pocket expenses.
How may I attend and participate in the annual meeting?
The annual meeting is being held entirely online via the Annual Meeting Website. Only shareholders as of March 20, 2025 (the “Record Date”), may vote at the annual meeting, view the list of shareholders as of the Record Date, or submit questions regarding voting items during the meeting.
To attend the meeting, please visit the Annual Meeting Website and enter your Control Number. If you do not have your Control Number, you may still attend the meeting by visiting the Annual Meeting Website and registering as a guest, but you will not be able to vote your shares, examine our list of shareholders or submit questions during the meeting.
You may log into the Annual Meeting Website beginning at 7:45 a.m., Central Time, on May 29, 2025, and the meeting will begin promptly at 8:00 a.m., Central Time. If you intend to join the meeting, you should ensure that you have a strong WiFi or internet connection. We encourage you to access the Annual Meeting Website before the meeting begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you experience any technical difficulties logging into the Annual Meeting Website or at any time during the meeting, please call the technical support number, which will be posted on the login page of the Annual Meeting Website. Technical support will be available beginning at 7:45 a.m., Central Time, the day of the meeting and will remain available until the meeting has ended.

2025 Proxy Statement	1

SOLICITATION, MEETING AND VOTING INFORMATION
What is a Control Number?
To attend and participate in the annual meeting online, you will need your “Control Number.” The Control Number is a 16-digit number that you can find in the Notice of Internet Availability or the proxy card (in each case if you are a shareholder of record), as applicable, or in the voting instruction form (if you are a street name holder).
Who may vote at the annual meeting?
You may vote if you owned shares of Dollar General common stock at the close of business on the Record Date. As of that date, there were 219,947,078 shares of Dollar General common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter.
How many votes must be present to hold the annual meeting?
A quorum, consisting of the presence in person or by proxy of the holders of a majority of shares of our common stock outstanding on the Record Date, must exist to conduct business at the annual meeting. If a quorum is not present, the presiding officer at the meeting may adjourn the meeting from time to time until a quorum is present.
What am I voting on?
You will be asked to vote on:
•
the election of the nine nominees listed in this Proxy Statement (Item 1 on the Ballot);

•
the approval on an advisory basis of our named executive officer compensation as disclosed in this Proxy Statement (Item 2 on the Ballot);

•
the ratification of the appointment of our independent registered public accounting firm (the “independent auditor”) for 2025 (Item 3 on the Ballot); and

•
the shareholder proposals described in this Proxy Statement (Items 4-7 on the Ballot) if properly presented.

We are unaware of other matters to be acted upon at the annual meeting. Under Tennessee law and our governing documents, no other non-procedural business may be raised at the meeting unless proper notice has been given to shareholders.
How do I vote?
If you are a shareholder of record, you may vote your proxy prior to the meeting date over the telephone or Internet or, if you received printed proxy materials, by marking, signing, dating and returning the printed proxy card in the enclosed envelope. Please refer to the Notice of Internet Availability or proxy card, as applicable, for the telephone number, Internet address and other instructions. Alternatively, you may attend the meeting and vote your shares on the Annual Meeting Website after entering your Control Number. Even if you plan to attend the meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the meeting.
If you are a street name holder, your broker, trustee, bank or other nominee will provide materials and instructions for voting your shares. You also may vote your shares during the meeting on the Annual Meeting Website after entering your Control Number.
What is the difference between a “shareholder of record” and a “street name” holder?
You are a “shareholder of record” if your shares are registered directly in your name with EQ Shareowner Services, our transfer agent. You are a “street name” holder if your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian.
What if I receive more than one Notice of Internet Availability or proxy card?
You will receive multiple Notices of Internet Availability or proxy cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. Street name holders will receive the Notice of Internet Availability or proxy card or other voting information, along with voting instructions, from their brokers. Please vote the shares represented by each Notice of Internet Availability or proxy card you receive to ensure that all your shares are voted.
How will my proxy be voted?
The persons named on the proxy card will vote your proxy as you direct. If you return a signed proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, the persons named on the proxy card will vote your shares in accordance with the recommendations of our Board of Directors. If business other than that described in this Proxy Statement is properly raised, your proxies have authority to vote as they think best, including to adjourn the annual meeting.
Can I change my mind and revoke my proxy?
Yes. A shareholder of record may revoke a proxy given pursuant to this solicitation by:
•
signing a valid, later-dated proxy card and submitting it so that it is received before the annual meeting in accordance with the instructions included on the proxy card;

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at or before the meeting, submitting to our Corporate Secretary a written notice of revocation dated later than the date of the proxy;

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submitting a later-dated vote by telephone or Internet no later than 11:59 p.m. Eastern Time on May 28, 2025; or

•
attending the meeting and voting in person.

Note that attendance at the meeting, by itself, will not revoke your proxy.

2	2025 Proxy Statement

SOLICITATION, MEETING AND VOTING INFORMATION
A street name holder may revoke a proxy given pursuant to this solicitation by following the instructions of the bank, broker, trustee or other nominee who holds his or her shares.
How many votes are needed to elect directors?
To be elected at the annual meeting, a nominee must receive the affirmative vote of a majority of votes cast by holders of shares entitled to vote at the meeting. Under our Charter, the “affirmative vote of a majority of votes cast” means that the number of votes cast in favor of a nominee’s election exceeds the number of votes cast against his or her election. You may vote in favor of or against the election of each nominee, or you may elect to abstain from voting your shares (Item 1 on the Ballot).
What happens if a director fails to receive the required vote for election?
An incumbent director who does not receive the required vote for election at the annual meeting must promptly tender a resignation as a director for consideration by our Board of Directors pursuant to our Board-approved director resignation policy. Each director standing for election at the meeting has agreed to resign, effective upon the Board’s acceptance of such resignation, if he or she does not receive a majority vote. If the Board rejects the offered resignation, the director will continue to serve until the next annual shareholders’ meeting and until his or her successor is duly elected or his or her earlier resignation or removal in accordance with our Bylaws. If the Board accepts the offered resignation, the Board, in its sole discretion, may fill the resulting vacancy or decrease the Board’s size.
How many votes are needed to approve other matters?
The remaining management proposals (Items 2 and 3 on the Ballot) and the shareholder proposals (Items 4-7 on the Ballot) described in this Proxy Statement will be approved if the votes cast in favor of the applicable proposal exceed the votes cast against it. The vote on the compensation of our named executive officers (Item 2 on the Ballot) is advisory and, therefore, not binding on Dollar General, our Board of Directors, or its CHCM Committee. With respect to each of these proposals, and any other matter properly brought before the annual meeting, you may vote in favor of or against the proposal, or you may elect to abstain from voting your shares.
How will abstentions and broker non-votes be treated?
Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present but will not be counted as votes cast either in favor of or against a particular proposal and will have no effect on the outcome of the particular proposal.
What are broker non-votes?
Although your broker is the record holder of any shares that you hold in street name, it must vote those shares pursuant to your instructions. If you do not provide instructions, your broker may exercise discretionary voting power over your shares for “routine” items but not for “non-routine” items. All matters described in this Proxy Statement, except for the ratification of the appointment of our independent auditor, are considered to be non-routine matters.
“Broker non-votes” occur when shares held of record by a broker are not voted on a matter because the street name holder of the shares has not provided voting instructions and the broker either lacks or declines to exercise the authority to vote the shares in its discretion.
How can I ask questions or view the list of shareholders entitled to vote at the annual meeting?
You may submit questions regarding the voting items in advance of the annual meeting from May 14, 2025, through May 23, 2025, by visiting www.proxyvote.com and entering your Control Number. You may also submit questions regarding the voting items during the meeting on the Annual Meeting Website after entering your Control Number. Rules of Conduct for the meeting, including without limitation rules pertaining to submission of questions, will be available prior to the meeting on www.proxyvote.com and on the Annual Meeting Website. We encourage you to review the Rules of Conduct in advance of the meeting.
During the meeting, shareholders of record may examine the list of shareholders entitled to vote at the meeting on the Annual Meeting Website after entering their Control Number and completing the required attestation form that will be available on the Annual Meeting Website. To inspect such shareholder list prior to the meeting, please contact our Investor Relations department at 615-855-5529 or investorrelations@dollargeneral.com.
Will a recording of the annual meeting be available after the meeting?
Yes. Within 24 hours following the annual meeting, a recording of the meeting will be available on our website at https://investor.dollargeneral.com under “News and Events—Events and Presentations” for at least 30 days. The information on our website, however, is not incorporated by reference into, and does not form a part of, this Proxy Statement.

2025 Proxy Statement	3

Election of Directors (ITEM 1 ON THE BALLOT)
What is the structure of the Board of Directors?
Our Board of Directors must consist of 1 to 15 directors, with the exact number set by the Board. The Board size is currently fixed at 9. All directors are elected annually by our shareholders.
How are directors identified and nominated?
The Nominating, Governance and Corporate Responsibility Committee (the “NGCR Committee”) is responsible for identifying, evaluating and recommending director candidates, including the slate to be presented to shareholders for election at the annual meeting, to our Board of Directors, which makes the ultimate election or nomination determination, as applicable. The NGCR Committee may use a variety of methods to identify potential director candidates, such as recommendations by our directors, management, shareholders or third-party search firms. The NGCR Committee has retained a third-party search firm to assist in identifying potential Board candidates who meet our qualification and experience requirements and, for any such candidate identified by such search firm, to compile and evaluate information regarding the candidate’s qualifications and experience and to conduct reference checks. Ms. Kathleen Scarlett, a nominee for election at the annual meeting, was identified as a candidate by a third-party search firm.
Our Board of Directors values diversity in its broadest sense and has adopted a written policy to endeavor to achieve a mix of members with a variety of backgrounds and experience in areas that are relevant to our business. This policy further provides that the NGCR Committee should seek to include qualified women and individuals from underrepresented groups in the pool from which candidates are selected. The NGCR Committee periodically assesses this policy’s effectiveness as part of its annual performance evaluation. The matrix included below illustrates the experience and composition of our Board and reflects the key skills, qualifications and experience that our Board has determined to be important in light of our current and expected business needs.

Board of Directors Experience and Composition Matrix

	Bryant	Calbert	Chadwick	McGuire	Rowland	Sandler	Santana	Scarlett	Vasos	Total
Skills and Experience										
Retail Industry Experience	✓	✓		✓		✓	✓	✓	✓	7
Senior Leadership (C-Suite) Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
Strategic Planning/M&A Experience	✓	✓	✓	✓	✓	✓		✓		7
Other Public Board Service (current or former)	✓	✓			✓	✓		✓	✓	6
Financial Expertise or Experience	✓	✓	✓		✓	✓				5
General Independence	✓	✓	✓	✓	✓	✓	✓	✓		8
Global/International Experience (Sourcing or Operations)	✓	✓	✓	✓	✓			✓	✓	7
Branding/Marketing/Consumer Behavior Experience	✓			✓		✓	✓	✓	✓	6
Human Capital Experience			✓		✓			✓		3
E-commerce/Digital/Technology Experience			✓		✓	✓	✓			4
Risk Management Experience	✓	✓	✓	✓	✓		✓		✓	7
Composition										
Racially Diverse			✓			✓	✓			3
Female			✓			✓		✓		3
Born Outside the U.S.				✓		✓		✓		3

4	2025 Proxy Statement

Election of Directors
How are nominees evaluated; what are the threshold qualifications?
The NGCR Committee is charged with recommending to our Board of Directors those candidates who it believes are qualified to serve as Board members consistent with the director selection criteria established by the Board.
The NGCR Committee assesses a candidate’s independence, background, experience and time commitments, as well as our Board’s skill needs. With respect to incumbent directors, the NGCR Committee also assesses the meeting attendance record and suitability for continued service. The NGCR Committee determines whether each nominee is in a position to devote adequate time to the effective performance of director duties and possesses the following threshold characteristics: integrity and accountability, informed judgment, financial literacy, a cooperative approach, a record of achievement, loyalty, and the ability to consult with and advise management. The NGCR Committee recommends candidates, including those submitted by shareholders, only if it believes a candidate’s knowledge, experience and expertise would strengthen the Board and that the candidate is committed to representing our shareholders’ long-term interests. While our focus and priorities may change from time to time, the Board of Directors Experience and Composition Matrix above summarizes the key skills, qualifications and experience that our Board has determined to be important in light of our current and expected business needs.
Who are the nominees this year?
All nominees standing for election as directors at the annual meeting were nominated by our Board of Directors upon the recommendation of the NGCR Committee. The nominees include 8 incumbent directors who were elected at the 2024 annual meeting of shareholders, as well as Ms. Scarlett who was appointed to our Board effective August 12, 2024. Our Board believes that each of the nominees can devote an adequate amount of time to the effective performance of director duties, is in compliance with our overboarding policy detailed in our Corporate Governance Guidelines, and possesses all of the threshold qualifications identified above.
If elected, each nominee would hold office until the 2026 annual meeting of shareholders and until his or her successor is elected and qualified, subject to any earlier resignation or removal.
The following lists the nominees, their ages at the date of this Proxy Statement and the calendar year in which they first became a director, along with their biographies and the experience, qualifications, attributes or skills that led our Board to conclude that each nominee should serve as a director of Dollar General.

WARREN F. BRYANT Age: 79 Director Since: 2009
Biography:
Mr. Bryant served as the President and Chief Executive Officer of Longs Drug Stores Corporation from 2002 through 2008 and as its Chairman of the Board from 2003 through his retirement in 2008. Prior to joining Longs Drug Stores, he served as a Senior Vice President of The Kroger Co. from 1999 to 2002. Mr. Bryant served as a director of Loblaw Companies Limited from May 2013 to May 2022, OfficeMax Incorporated from 2004 to 2013, and Office Depot, Inc. from November 2013 to July 2017.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Bryant has over 40 years of retail experience, including experience in marketing, merchandising, operations, and finance. His substantial experience in leadership and policy-making roles at other retail companies, together with his former experience as a board member for other retailers, provides him with an extensive understanding of our industry, as well as with valuable executive management skills, global, strategic planning, and risk management experience, and the ability to effectively advise our CEO.

2025 Proxy Statement	5

Election of Directors
MICHAEL M. CALBERT Age: 62 Director Since: 2007
Biography:
Mr. Calbert has served as our Chairman of the Board since January 2016. He joined the private equity firm KKR & Co. L.P. in January 2000 and was directly involved with several KKR portfolio companies until his retirement in January 2014, after which he served as a consultant to KKR until June 2015. Mr. Calbert led KKR’s Retail industry team prior to his retirement. He also served as the Chief Financial Officer of Randall’s Food Markets from 1997 until it was sold in September 1999 and worked as a certified public accountant and consultant with Arthur Andersen Worldwide from 1985 to 1994, where his primary focus was the retail and consumer industry. Mr. Calbert has served as a director of PVH Corp. since May 2022 and served as a director of Executive Network Partnering Corporation from September 2020 to October 2022 and AutoZone, Inc. from May 2019 to December 2021. He previously served as our Chairman of the Board from July 2007 until December 2008 and as our lead director from March 2013 until his re-appointment as our Chairman of the Board in January 2016.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Calbert has considerable experience in managing private equity portfolio companies and is experienced with corporate finance and strategic business planning activities. Mr. Calbert has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies and operations, financial plans and structures, risk, and management teams. His former service on various company boards in the retail industry further strengthens his knowledge and experience within our industry. Mr. Calbert also has a significant financial and accounting background as evidenced by his prior experience as the chief financial officer of a retail company and his 10 years of practice as a certified public accountant.

ANA M. CHADWICK Age: 53 Director Since: 2022
Biography:
Ms. Chadwick has served as Executive Vice President, Chief Financial Officer and Treasurer of Insulet Corporation, a medical device company, since April 2024. She previously served as Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from January 2021 until April 2024. She joined General Electric Company in 1993, serving for 28 years in various roles, including President and Chief Executive Officer of GE Capital Global Legacy Solutions (March 2019 to January 2021); Chief Financial Officer and Chief Operating Officer of GE Capital Global Legacy Solutions (February 2016 to February 2019); Controller of GE Capital Americas (September 2014 to January 2016); Chief Financial Officer of GE Capital Energy Financial Services (July 2010 to August 2014); Chief Operating Officer of GE Capital Global Banking—GE Money Bank Latin America (February 2009 to June 2010); Chief Financial Officer of GE Capital Consumer Finance—Latin America (December 2005 to January 2009); Chief Financial Officer of GE Capital Consumer Finance—GE Capital Bank Switzerland (December 2003 to November 2005); and a variety of other finance and audit positions of increasing responsibility.

Specific Experience, Qualifications, Attributes and Skills:
Ms. Chadwick has significant financial and risk management expertise and over 30 years of experience in various financial planning, audit, banking, and accounting roles. Through these various roles, she has led large global teams of employees and played a critical role in various joint ventures, divestitures and restructurings. These experiences bring deep and disciplined perspective to our Audit Committee and Board. In addition, having lived and worked in several Latin American countries, including growing businesses in Latin America, she brings valuable perspective to our Board as the Company works to expand its operations into Mexico and to further serve its diverse customer base in the United States.

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Election of Directors
TIMOTHY I. MCGUIRE Age: 64 Director Since: 2018
Biography:
Mr. McGuire has served as the Executive Chairman of Jump Plus Stores ULC, a Canadian chain of Apple Premier Partner consumer electronics stores, since June 2024. He previously served as Chief Executive Officer of Mobile Service Center Canada, Ltd. (d/b/a Mobile Klinik, a business division of TELUS Corporation), from October 2018 through August 2022, and as its Chairman of the Board from June 2017 to October 2018 and director from March 2017 to July 2020. He retired from McKinsey & Company in August 2017 after serving as a leader of its global retail and consumer practice for almost 28 years, including leading the Americas retail practice for five years. While at McKinsey, Mr. McGuire led consulting efforts with major retail, telecommunications, consumer service, and marketing organizations in Canada, the United States, Latin America, Europe, and Australia. He also co-founded McKinsey Analytics, a global group of consultants bringing advanced analytics capabilities to clients to help make better business decisions. Mr. McGuire also held various positions with Procter & Gamble (1983 to 1989), including Marketing Director for the Canadian Food & Beverage division.

Specific Experience, Qualifications, Attributes and Skills:
Mr. McGuire brings over 30 years of valuable retail experience to our company. He has expertise in strategy, new store/concept development, marketing and sales, operations, international expansion, big data and advanced analytics, as well as risk management experience. In addition, Mr. McGuire’s focus while at McKinsey on use of advanced analytics in retail, developing and implementing growth strategies for consumer services, food, general merchandise and multi-channel retailers, developing new retail formats, the application of lean operations techniques, the redesign of merchandise flows, supply chain optimization efforts, and the redesign of purchasing and supplier-management approaches, brings extensive relevant perspectives to our Board as it seeks to consult and advise our CEO and to shape our corporate strategy.

DAVID P. ROWLAND Age: 64 Director Since: 2023
Biography:
Mr. Rowland served as Executive Chairman of the Board of Directors of Accenture plc, a leading global professional services company, from September 2019 to September 2021. Prior thereto, Mr. Rowland served as Accenture’s Interim Chief Executive Officer (January 2019 to September 2019); Chief Financial Officer (July 2013 to January 2019); Senior Vice President, Finance (September 2006 to July 2013); and a variety of consulting and finance leadership roles of increasing responsibility (July 1983 to September 2006). Mr. Rowland served as a director of Accenture plc from January 2019 to September 2021.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Rowland has significant senior leadership experience and financial and risk management expertise. He further provides vast technology experience as a result of leading one of the world’s largest technology and digital service providers and engaging with clients on strategies for driving large, complex technology-based programs. While at Accenture, he played a significant role in all aspects of the company’s strategic planning, in driving the company’s M&A strategy, and in shaping its human capital strategy and managing its global workforce. In addition, Mr. Rowland has extensive international experience as a result of leading a global organization with significant scale that serves many of the largest companies in the world.

2025 Proxy Statement	7

Election of Directors
DEBRA A. SANDLER Age: 65 Director Since: 2020
Biography:
Ms. Sandler has served as President and Chief Executive Officer of La Grenade Group, LLC, a marketing consultancy that serves packaged goods companies operating in the health and wellness space, since September 2015. She also served as Chief Executive Officer of Mavis Foods, LLC, a startup she founded that made and sold Caribbean sauces and marinades, from April 2018 until it ceased commercial operations in December 2024. Ms. Sandler was previously employed for seven years with Mars, Inc., including as Chief Health and Wellbeing Officer (July 2014 to July 2015); President, Chocolate North America (April 2012 to July 2014); and Chief Consumer Officer, Chocolate (November 2009 to March 2012). She also held senior leadership positions with Johnson & Johnson from 1999 to 2009, where her last position was Worldwide President for McNeil Nutritionals LLC, a fully integrated business unit within the Johnson & Johnson Consumer Group of Companies. She began her career in 1985 with PepsiCo, Inc., where she served for 13 years in a variety of marketing positions of increasing responsibility. Ms. Sandler has served as a director of Keurig Dr Pepper Inc. since March 2021, Archer Daniels Midland Company since May 2016 and Gannett Co., Inc. since June 2015.

Specific Experience, Qualifications, Attributes and Skills:
Ms. Sandler has strong marketing and operating experience and a proven record of creating, building, enhancing, and leading well-known consumer brands as a result of the leadership positions she has held with Mars, Johnson & Johnson, and PepsiCo. These positions have required an extensive understanding of consumer behavior and the evolving retail environment. In addition, her launch of Mavis Foods has provided her with valuable e-commerce, strategic planning and financial experience, and her other public company board experience brings additional perspective to our Board.

RALPH E. SANTANA Age: 57 Director Since: 2018
Biography:
Mr. Santana has served as Chief Executive Officer of Recteq Grills, a pellet grill company, since June 2022. He previously served as Executive Vice President and Chief Marketing Officer of Harman International Industries, a wholly-owned subsidiary of Samsung Electronics Co., Ltd., from April 2013 until June 2022, with responsibility for Harman’s worldwide marketing strategy and global design group, and as Senior Vice President and Chief Marketing Officer of Samsung Electronics North America (June 2010 to September 2012), where he was responsible for launching Samsung’s U.S. e-commerce business. He also served 16 years at PepsiCo, Inc. (June 1994 to May 2010) in multiple international and domestic leadership roles in marketing, including Vice President of Marketing, North American Beverages, Pepsi-Cola, and held positions with its Frito-Lay’s international and North America operations. Mr. Santana began his career at Beverage Marketing Corporation (July 1989 to June 1992) where he served as a beverage industry consultant designing market entry and expansion strategies.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Santana has approximately 30 years of marketing experience spanning multiple technology and food and beverage consumer packaged goods categories. His deep understanding of digital marketing and retail shopper marketing, particularly in the area of consumer packaged goods, and his extensive experience in shaping multi-cultural strategy, executing marketing programs, and making brands culturally relevant further enhances our Board’s ability to provide oversight and thoughtful counsel to management in these important and evolving areas of our business. His previous and current executive positions also provide risk management experience.

8	2025 Proxy Statement

Election of Directors
KATHLEEN M. SCARLETT Age: 61 Director Since: 2024
Biography:
Ms. Scarlett has served as Senior Executive Vice President, Human Resources and Corporate Affairs, of Best Buy Co., Inc., a leading consumer electronics retailer, since December 2024. Since joining Best Buy in 2014, she has held various leadership roles, including Senior Executive Vice President, Corporate Affairs, Human Resources and Best Buy Canada (May 2023 to December 2024); Chief Human Resources Officer and Executive Vice President, Best Buy Canada (January 2020 to May 2023); Chief Human Resource Officer and President, US Retail Stores (January 2019 to January 2020); Chief Human Resources Officer (May 2017 to January 2019); and Division Chief Human Resources Officer and Senior Vice President, Retail, Best Buy Canada (May 2014 to May 2017). Prior to Best Buy, Ms. Scarlett served as Chief Operating Officer of Grafton-Fraser Inc. from April 2010 to May 2014 and was a consultant with KMS Consulting from January 2010 to April 2010. She also served in leadership positions with Loblaw Companies Limited, Hudson’s Bay Co., Dylex Limited, and Premier Salons Canada. Ms. Scarlett served as a director of Floor & Décor Holdings, Inc. from January 2021 to November 2022.

Specific Experience, Qualifications, Attributes and Skills:
Ms. Scarlett brings significant human capital, retail, operations and senior leadership experience to our Board, having spent her entire career in the retail industry including over 20 years in senior leadership positions with a focus on human resources. She also possesses M&A and marketing experience resulting from her prior leadership roles on acquisition teams and overseeing marketing departments, respectively. In addition, her prior experience leading Best Buy’s business in Canada provides valuable international experience and perspective to our Board.

TODD J. VASOS Age: 63 Director Since: 2015
Biography:
Mr. Vasos currently serves as our Chief Executive Officer, having returned to Dollar General in October 2023 after serving as our CEO from June 2015 to November 2022 and as Senior Advisor from November 2022 until his retirement in April 2023. He has served as a member of our Board of Directors since June 2015. Mr. Vasos joined Dollar General in December 2008 as Executive Vice President, Division President and Chief Merchandising Officer and was promoted to Chief Operating Officer in November 2013. Prior to joining Dollar General, Mr. Vasos served in leadership positions with Longs Drug Stores Corporation, Phar-Mor Food and Drug Inc. and Eckerd Corporation. Mr. Vasos has served as a director of KeyCorp since July 2020.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Vasos has extensive retail experience, including over 15 years with Dollar General. He has a thorough understanding of all key areas of our business, which is further bolstered by his former experience overseeing the merchandising, operations, marketing, advertising, global procurement, supply chain, store development, store layout and space allocation functions of other retail companies. In addition, Mr. Vasos’s service in leadership and policy-making positions in the retail business has provided him with additional leadership and strategic planning skills that allow him to effectively guide and oversee the direction of Dollar General and the consensus-building skills required to lead our management team, and his other public company board experience brings additional perspective to his leadership of Dollar General.

2025 Proxy Statement	9

Election of Directors
Can shareholders recommend or nominate directors?
Yes. Shareholders may recommend candidates to our NGCR Committee by providing the same information within the same deadlines required for nominating candidates pursuant to the advance notice provisions in our Bylaws. Pursuant to its Charter, our NGCR Committee is required to consider such candidates and to apply the same evaluation criteria to them as it applies to other director candidates. Shareholders also can go a step further and nominate directors for election by shareholders at an annual meeting by following the advance notice procedures in our Bylaws.
Whether recommending a candidate for our NGCR Committee’s consideration or nominating a director for election by shareholders at an annual meeting, you must submit a written notice for receipt by our Corporate Secretary at the address and within the deadlines disclosed under “Shareholder Proposals for 2026 Annual Meeting.” The notice must contain all information required by our Bylaws, including without limitation information about the shareholder proposing the nominee and about the nominee.
We also have a “proxy access” provision in our Bylaws which allows eligible shareholders to nominate candidates for election to our Board and include such candidates in our proxy statement and ballot subject to the terms, conditions, procedures and deadlines set forth in Article I, Section 12 of our Bylaws. Our proxy access bylaw provides that holders of at least 3% of our outstanding shares, held by up to 20 shareholders, holding the shares continuously for at least 3 years, can nominate up to 20% of our Board for election at an annual shareholders’ meeting.
For more specific information regarding these deadlines in respect of the 2026 annual meeting of shareholders, see “Shareholder Proposals for 2026 Annual Meeting” below. You should consult our Bylaws, posted on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com, for more detailed information regarding the processes summarized above. No shareholder nominees have been submitted for this year’s annual meeting.
What if a nominee is unwilling or unable to serve?
That is not expected to occur. If it does, the persons designated as proxies on the proxy card will vote your proxy for a substitute designated by our Board of Directors, or we may reduce the size of the Board.
Are there any family relationships between any of the directors, executive officers or nominees?
There are no family relationships between any of our directors, executive officers or nominees.

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of the nominees named in this proposal.
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CORPORATE GOVERNANCE
What governance practices are in place to promote effective independent Board leadership?
Our Board of Directors has adopted a number of governance practices to promote effective independent Board leadership, such as:

Independent Board Chairman
Mr. Calbert, an independent director, serves as our Chairman of the Board. In this role, Mr. Calbert serves as a liaison between the Board and our CEO, approves Board meeting agendas, facilitates communication of annual evaluation feedback to the Board and to individual directors, and participates with the Compensation and Human Capital Management Committee (the “CHCM Committee”) in the annual CEO performance evaluation. This decision allows our CEO to focus his time and energy on managing our business, while our Chairman devotes his time and attention to matters of Board oversight and governance. Our Board, however, recognizes that no single leadership model is right for all companies and at all times, and the Board will review its leadership structure as appropriate to ensure it continues to be in the best interests of Dollar General and our shareholders.

Annual Evaluations and Board Succession Planning
Our Board of Directors, its standing committees, and our individual non-employee directors are evaluated annually using a process approved by the NGCR Committee. Our Board has adopted a policy to seek input from an independent consultant as part of the annual evaluation process at least once every three years. The evaluation process utilizes written questionnaires and, when deemed appropriate, telephonic interviews to supplement written responses. Results of the Board and committee evaluations are reviewed by the Board and each committee, and each director is provided feedback with respect to his or her performance, all with the goal of enhancing effective Board leadership and oversight and informing director re-nomination decisions and succession planning.

Annual CEO Performance Evaluations
The CEO is annually evaluated under the leadership of the CHCM Committee and the Chairman of the Board. All independent directors are invited to provide input into this discussion.

Regularly Scheduled Non-Management and Independent Director Sessions
Opportunity is available at each quarterly Board meeting for separate executive sessions of the non-management directors (all of whom are currently independent). Mr. Calbert, as Chairman, presides over all executive sessions of the non-management and the independent directors.

Shareholder Engagement
To build and maintain relationships with shareholders and to ensure their perspectives are understood and considered by our Board of Directors, we conduct year-round investor relations outreach as well as focused outreach in the fall dedicated to corporate governance, social responsibility and sustainability matters. We invited shareholders representing approximately 66% of our outstanding shares to participate in our focused outreach in 2024. Approximately 56% of our outstanding shares chose to participate in these meetings, and our Chairman of the Board led the engagement with shareholders representing approximately 31% of shares outstanding. For more information on our focused shareholder outreach efforts, please see “How does shareholder feedback affect decision-making” below.

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CORPORATE GOVERNANCE
How does shareholder feedback affect decision-making?
We actively seek our shareholders’ opinions on a wide variety of subjects, including corporate governance, risk oversight, executive compensation and sustainability. Our Board of Directors values these viewpoints and incorporates this feedback into its decision-making processes.
Our executive compensation program is designed with the goal of serving our shareholders’ long-term interests. We believe that offering a competitive compensation package is vital to attract, retain, and motivate experienced and appropriately qualified executives. At our 2024 annual meeting, our Say-on-Pay proposal received lower support from shareholders than in previous years, which prompted us to better understand shareholders’ concerns as part of our robust shareholder engagement program in which, as mentioned above, we reached out to approximately 66% of shares outstanding.
During these and previous engagements, many of our shareholders expressed support for the re-appointment of Mr. Vasos as CEO and his compensation package. However, some shareholders expressed concerns about a perceived pay-for-performance imbalance arising from the one-time option award to Mr. Vasos upon his re-appointment and certain structural aspects of our program. We discussed with shareholders the executive compensation program changes made for 2024, which addressed feedback concerning our use of similar performance metrics in the short-term and long-term incentive programs and the maximum potential payouts under these plans, and sought input on potential additional changes for 2025, particularly around the type and mix of equity awards and the metrics and length of performance periods used in the long-term incentive program. The CHCM Committee, working with its independent compensation consultant, took this feedback into account when designing the program for 2025, as discussed in “Compensation Discussion and Analysis” in this Proxy Statement.
In addition to executive compensation, we discussed other important topics such as governance, human capital management, and sustainability, including the Board’s approach to management succession planning; board oversight of risk and strategy; board composition; employee engagement; safety; turnover and recruitment; and climate actions and goals. We share the feedback from these conversations with our Board to inform decision-making. In addition to introducing changes to our executive compensation program, we have taken several steps such as enhancing our sustainability reporting and expanding our safety- and human rights-related disclosures.
What is the Board’s role in risk oversight?
Our Board of Directors and its three standing committees—the Audit Committee, the CHCM Committee and the NGCR Committee—play an active and important role in overseeing risk at Dollar General. Each committee is delegated oversight responsibilities for select areas of risk.
The independent chairpersons of our Board and committees approve meeting agendas and ensure discussion of potential risks and mitigation efforts as part of strategic and operational updates from management and advisors. In addition, the entire Board is apprised of committee discussions and actions. This leadership structure and division of risk management responsibilities allows for coordinated risk oversight and the identification of risk interrelationships. It also effectively addresses material risks Dollar General might face by allowing our independent directors, through these independent Board committees and executive sessions, to effectively monitor management’s actions in identifying risks and implementing effective risk management policies and controls.
Strategic Planning Risk Oversight. Our company’s strategy is firmly rooted in our long-standing mission of Serving Others, as we consistently strive to improve our performance while retaining our customer-centric focus. The Board actively oversees our corporate strategy and related risks through both annual strategic planning meetings and discussions and reports on the status of and risks to our strategic initiatives at quarterly meetings.
Enterprise Risk Oversight. We identify and manage our key risks using our enterprise risk management program. This framework evaluates significant internal and external business, financial, legal, reputational, corporate responsibility, sustainability, and other risks; identifies mitigation strategies; and assesses any residual risk. The program employs interviews with various levels of management and our Board and reviews of strategic initiatives, recent or potential legislative or regulatory changes, certain internal metrics and other information. The Audit Committee oversees our enterprise risk management program, discussing with management the processes by which risk assessment and risk management are undertaken and our major financial and other risk exposures, including without limitation those relating to information systems, information security, data privacy, artificial intelligence, business continuity, and third-party information security as well as the steps management has taken to monitor and control these exposures. The Audit Committee reviews enterprise risk evaluation results at least annually and high residual risk categories, along with their mitigation strategies, quarterly. In addition, as part of its regular review of progress versus the strategic plan, our Board reviews related material risks as appropriate. Our General Counsel also periodically provides information to the Board regarding our insurance coverage and programs as well as litigation and other legal risks.
Cybersecurity Risk Oversight. In addition to consideration as part of the enterprise risk management program, cybersecurity risk is further evaluated through various internal and external audits and assessments designed to validate the effectiveness of our controls for managing the security of our information assets. Management develops action plans to address select identified opportunities for improvement, and the Audit Committee quarterly reviews reports and metrics, including a dashboard, pertaining to cybersecurity risks and prevention, detection, mitigation and remediation efforts with our Chief Information Officer

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CORPORATE GOVERNANCE
and our Chief Information Security Officer to help the Audit Committee understand and evaluate current risks, monitor trends, and track our progress against specific metrics. The Audit Committee also has the responsibility to review with management and the independent auditor any unauthorized access to information technology systems that could have a material effect on the Company’s financial statements. Further, the Audit Committee receives quarterly updates regarding our business continuity and IT disaster recovery plan, as well as any cybersecurity incidents which occurred during the prior quarter.
The Audit Committee receives cybersecurity education to assist members in overseeing related risks. This education includes or has included in recent years: an overview of Company-specific cyber-related risk considerations; an overview of various artificial intelligence considerations, including those related to risk management, governance and ethics, and workforce and culture; updates on the state of cybersecurity regulation; updates on the evolving retail landscape’s impact on cyber risk to retail organizations; a cyber threat intelligence update focusing on the global impact of ransomware on the retail sector and trends in retail sector compromises; and an overview of methods to perform cyber risk quantification.
Human Capital Management Oversight. Our Board of Directors has delegated oversight of significant matters pertaining to our human capital management strategy to the CHCM Committee, primarily including succession planning; recruitment, retention and engagement of employees; labor-related matters; our executive compensation program; and the overall compensation philosophy and principles for the general employee population. As part of this oversight, each quarter the CHCM Committee reviews metrics pertaining to recruitment, retention, engagement and other human capital efforts with the Chief People Officer. In addition, the CHCM Committee discusses management succession planning with the Chief Executive Officer and the Chief People Officer at least quarterly. Our Board retains direct oversight of certain human capital management areas, including review of significant employee-related litigation and legal matters at least quarterly with our General Counsel, and discussions of various human capital matters with the Chief Executive Officer.
Corporate Governance, Social Responsibility and Sustainability Risk Oversight. In addition to consideration as part of the enterprise risk management program, our Board of Directors has delegated oversight of corporate governance and significant social responsibility and sustainability matters (to the extent not overseen by the full Board or other committee) to the NGCR Committee. These matters may include significant issues relating to the environment, human rights, health and safety, supply chain, community and governmental relations, charitable contributions, political contributions (if any), and similar matters. As part of this oversight, the NGCR Committee: reviews our sustainability disclosures and practices, including climate-related disclosures, practices, strategy and goals/targets; oversees our annual shareholder outreach program and shareholder proposals; and reviews detailed information regarding corporate governance trends and practices, which, along with shareholder feedback, informs recommendations to the Board.
What other functions are performed by the Board’s Committees?
The functions of the Board’s three standing committees are described in applicable Board-adopted written charters available on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com and are summarized below along with each committee’s current membership. Each committee also periodically reviews and reassesses its charter, evaluates and makes recommendations concerning shareholder proposals that are within the committee’s expertise, and performs the risk oversight roles outlined above. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2025 Proxy Statement	13

CORPORATE GOVERNANCE
Name of Committee & Members	Committee Functions
AUDIT: Ms. Chadwick, Chairperson Mr. Bryant Mr. Rowland Ms. Sandler
•
Selects the independent auditor and periodically considers the advisability of audit firm rotation

•
Annually evaluates the independent auditor’s qualifications, performance and independence, as well as the lead audit partner, and reviews the annual report on the independent auditor’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls

•
Pre-approves audit engagement fees and terms and all permitted non-audit services and fees, and discusses the audit scope and any audit problems or difficulties

•
Sets policies regarding the hiring of current and former employees of the independent auditor

•
Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor

•
Reviews CEO/CFO disclosures regarding any significant deficiencies or material weaknesses in our internal control over financial reporting, and establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls

•
Discusses the types of information to be disclosed in earnings press releases and provided to analysts and rating agencies

•
Oversees our enterprise risk management program, including reports and metrics pertaining to cybersecurity risks

•
Reviews internal audit activities, projects and budget

•
Reviews and oversees any reportable related party transactions (unless a particular transaction is within the purview of another committee) to ensure they are not inconsistent with the interests of the Company and our shareholders

•
Discusses with our general counsel legal matters having an impact on financial statements

•
Furnishes the committee report required in our proxy statement

COMPENSATION AND HUMAN CAPITAL MANAGEMENT: Mr. McGuire, Chairperson Mr. Bryant Ms. Scarlett
•
Oversees significant matters pertaining to human capital management strategy, primarily including management succession planning; recruitment, retention and engagement of employees; and labor-related matters

•
Reviews and approves corporate goals and objectives relevant to CEO compensation

•
Determines executive officer compensation (with an opportunity, if they so choose, for the independent directors to ratify CEO compensation) and recommends Board compensation for Board approval

•
Oversees overall compensation philosophy and principles for the general employee population

•
Establishes short-term and long-term incentive compensation programs for senior officers and approves all equity awards

•
Oversees share ownership guidelines and holding requirements for Board members and senior officers

•
Oversees the performance evaluation process for senior officers

•
Reviews and discusses disclosure regarding executive compensation, including Compensation Discussion and Analysis and compensation tables (in addition to preparing the report on executive compensation for our proxy statement)

•
Selects and determines fees and scope of work of its compensation consultant

•
Oversees and evaluates the independence of its compensation consultant and other advisors

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CORPORATE GOVERNANCE
Name of Committee & Members	Committee Functions
NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY: Ms. Sandler, Chairperson Mr. Santana Ms. Scarlett
•
Develops and recommends criteria for selecting new directors

•
Screens and recommends to our Board individuals qualified to serve on our Board

•
Recommends Board committee structure and membership

•
Recommends persons to fill Board and committee vacancies

•
Develops and recommends Corporate Governance Guidelines and corporate governance practices and oversees corporate governance matters, including the annual shareholder engagement program

•
Oversees the process governing annual Board, committee and director evaluations

•
Oversees management’s efforts pertaining to significant corporate social responsibility and sustainability matters, which may include issues relating to the environment, human rights, health and safety, supply chain, community and governmental relations, charitable and political contributions, and similar matters

•
Evaluates shareholder proposals unless within the subject matter jurisdiction or expertise of another independent Board committee

•
Evaluates the appropriateness of a director’s continued Board and committee membership in light of any changed circumstances that could affect the director’s independence, qualifications or availability

•
Considers requests by directors and executive officers to serve on the board of directors of a for-profit company, taking into account among other factors the overboarding policy set forth in our Corporate Governance Guidelines

Does an audit committee financial expert serve on the Audit Committee?
Yes. Our Board of Directors has determined that Mss. Chadwick and Sandler and Messrs. Bryant and Rowland are audit committee financial experts who are independent as defined in New York Stock Exchange (“NYSE”) listing standards and in our Corporate Governance Guidelines.
How often did the Board and its committees meet in 2024?
During 2024, our Board of Directors, Audit Committee, CHCM Committee and NGCR Committee met 5, 5, 8 and 4 times, respectively. Each incumbent director attended at least 75% of the total of all meetings of the Board and committees on which he or she served which were held during the period for which he or she was a director and a member of each applicable committee.
What is Dollar General’s policy regarding Board member attendance at the annual meeting?
Our Board of Directors has adopted a policy that all directors should attend annual shareholders’ meetings unless attendance is not feasible due to unavoidable circumstances. All persons serving as Board members at the time of the 2024 annual shareholders’ meeting attended the meeting.
Does Dollar General have a management succession plan?
Yes. Our CHCM Committee ensures that a formalized process governs long-term management development and succession. Our comprehensive program encompasses not only our CEO and other executive officers and notable talent, but all employees through the front-line supervisory level. The program focuses on key succession elements, including identification of potential successors for positions where internal succession is appropriate, assessment of each potential successor’s level of readiness, and preparation of individual growth and development plans. Our long-term business strategy is also considered with respect to CEO succession planning. Generally, the CHCM Committee reviews the succession plan for at least one functional area quarterly and for each of the executive officers annually. In addition, we maintain, and the CHCM Committee periodically reviews, a confidential procedure for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or sudden incapacitation or departure.
Are there share ownership guidelines and holding requirements for Board members and senior officers?
Yes. Details of our share ownership guidelines and holding requirements for Board members and senior officers are included in our Corporate Governance Guidelines. See “Compensation Discussion and Analysis” and “Director Compensation” for more information on these guidelines and holding requirements. The CHCM Committee establishes the related administrative details.

2025 Proxy Statement	15

CORPORATE GOVERNANCE
Are any directors or officers involved in litigation with Dollar General?
On January 26, 2024, January 29, 2024, and February 1, 2024, respectively, the following shareholder derivative actions were filed in the United States District Court for the Middle District of Tennessee in which the plaintiff shareholders, purportedly on behalf and for the benefit of Dollar General, allege that certain of our current and former officers and directors (1) violated their fiduciary duties by misrepresenting the impact of alleged store labor, inventory pricing, and other practices on our financial results, prospects, and reputation, as well as creating a risk of adverse regulatory action; (2) wasted corporate assets; and (3) were unjustly enriched: Nathan Silva v. Todd J. Vasos, Michael Calbert, Warren Bryant, Ana Chadwick, Patricia Fili-Krushel, Timothy McGuire, David Rowland, Debra Sandler, Ralph Santana, William Rhodes, III, Kelly M. Dilts, Jeffrey [sic] C. Owen, and John W. Garratt (Case No. 3:24-cv-00083) (“Silva”); Terry Dunn v. Todd J. Vasos, et. al. (Case No. 3:24-cv-00093) (“Dunn”); Kathryn A. Caliguiri Inh Ira Bene Of Catherine Sugarbaker v. Todd J. Vasos, et. al. (Case No. 3:24-cv-00117) (“Caliguiri”) (collectively, the “Federal Court Shareholder Derivative Litigation”). The named defendants in the Dunn and Caliguiri matters are identical to those named in the Silva complaint except that Mr. Rowland is not a named defendant in the Dunn and Caliguiri matters. The Silva complaint also alleges certain of our current and former officers and directors violated federal securities laws and aided and abetted breach of fiduciary duty and that Mr. Vasos violated his fiduciary duties by misusing material, non-public information. The Dunn and Caliguiri complaints additionally allege that certain of our officers and directors violated their fiduciary duties by recklessly or negligently disregarding workplace safety practices, and that Mr. Vasos, Mr. Garratt and Ms. Fili-Krushel violated their fiduciary duties by misusing material, non-public information. On April 2, 2024, the court consolidated the Silva, Dunn and Caliguiri actions, and on May 2, 2024, the Silva action was voluntarily dismissed. On May 14, 2024, the court appointed lead counsel in the consolidated action. On May 22, 2024, the court entered an order staying the Dunn and Caligiuri actions pending resolution of the defendants’ motion to dismiss in a separate securities litigation pending in the United States District Court for the Middle District of Tennessee (the “Shareholder Securities Litigation”). The plaintiffs in the Federal Court Shareholder Derivative Litigation seek both non-monetary and monetary relief for the benefit of Dollar General.
On March 26, 2024, and March 28, 2024, respectively, the following shareholder derivative actions were filed in the Chancery Court for Davidson County, Tennessee: Todd Hellrigel v. Todd J. Vasos et al. (Case No. 24-0392-I) (“Hellrigel”); and Steve Southwell v. Todd Vasos, et al. (Case No. 24-0379-I) (“Southwell”) (collectively, the “State
Court Shareholder Derivative Litigation”). The claims and relief sought in the State Court Shareholder Derivative Litigation are substantially similar to those in the Federal Court Shareholder Derivative Litigation, and the named defendants are identical to those named in the Silva complaint. On May 20, 2024, the court entered an agreed upon order consolidating the Hellrigel and Southwell actions, appointing lead counsel, and staying the State Court Shareholder Derivative Litigation pending resolution of the defendants’ motion to dismiss in the Shareholder Securities Litigation. The plaintiffs in the State Court Shareholder Derivative Litigation seek both non-monetary and monetary relief for the benefit of Dollar General.
How can I communicate with the Board of Directors?
We describe our Board-approved process for security holders and other interested parties to contact the entire Board, a particular director, or the non-management directors or independent directors as a group on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com.
Does Dollar General have an insider trading policy?
Yes. We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. The policy also contains provisions that are applicable to the Company’s trading in Dollar General’s own securities. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on March 21, 2025 (our “2024 Form 10-K”). In addition, with regard to the Company’s trading in Dollar General’s own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Where can I find more information about Dollar General’s governance practices?
Our governance-related information is posted on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com, including current copies of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the charters of the Audit Committee, the CHCM Committee and the NGCR Committee, as well as the name(s) of the person(s) chosen to lead the executive sessions of the non-management directors and of the independent directors. This information is available in print to any shareholder who sends a written request to: Investor Relations, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072.

16	2025 Proxy Statement

DIRECTOR COMPENSATION
We have designed our director compensation program to fairly pay directors for their time and efforts and to align their interests with the long-term interests of our shareholders. The CHCM Committee, assisted by its independent compensation consultant Pearl Meyer, reviews and recommends to the Board of Directors the form and amount of director compensation generally every two or three years. The CHCM Committee takes into account peer group market data, recommendations for potential changes to remain competitive, and the responsibilities of the chairpersons of the Board and each committee, and reviews survey data of general industry companies with revenues greater than $10 billion for a general understanding of compensation practices in the broader market context. From time to time the Board may establish ad hoc committees for various purposes, and the CHCM Committee, after receiving advice from its legal advisors and Pearl Meyer, will recommend what it believes to be reasonable and customary compensation for the members of such ad hoc committees for Board approval. Further details about our peer group and the Pearl Meyer engagement can be found in “Compensation Discussion and Analysis.” The CHCM Committee has the authority to delegate any of its responsibilities to one or more subcommittees to the extent allowed by applicable law and the NYSE. The CHCM Committee did not delegate any authority to a subcommittee with respect to 2024 director compensation.
Our executive compensation team and our legal team, led by our Chief People Officer and our General Counsel, respectively, provide administrative and support services for the CHCM Committee and Pearl Meyer, such as research, data compilation, contract drafting, legal advice, and other requested assistance. Pearl Meyer also reviews its director compensation analyses and recommendations with our CEO, Chief People Officer, and General Counsel. The CHCM Committee may ask for these executives’ opinions on Pearl Meyer’s analyses and recommendations, but it has the final authority to recommend director compensation to the Board.
Our standard director compensation program consists of: (1) the following cash compensation (prorated when applicable) for a fiscal year, payable in quarterly installments; and (2) an annual award of restricted stock units (“RSUs”) to each non-employee director and an additional annual award of RSUs to the independent Chairman of the Board, in each case issued pursuant to our 2021 Stock Incentive Plan and payable in shares of our common stock, having the estimated values listed below:
Fiscal Year	Board Retainer ($)	Board Chairman Estimated Value of Equity Retainer ($)(1)	Audit Committee Chairperson Retainer ($)	CHCM Committee Chairperson Retainer ($)	NGCR Committee Chairperson Retainer ($)	Estimated Value of Equity Award ($)(2)
2024	95,000	200,000	25,000	20,000	17,500	190,000
(1)
Awarded by the CHCM Committee on the first business day following the start of our fiscal year and scheduled to vest on the first anniversary of the grant date, subject to certain accelerated vesting conditions. The Chairman of the Board generally may opt to defer receipt of shares underlying the RSUs.

(2)
Awarded by the CHCM Committee to each non-employee director who is elected or re-elected at the annual shareholders’ meeting and to any new non-employee director appointed after the annual shareholders’ meeting but before February 1 of a given year. The RSUs are scheduled to vest on the first anniversary of the grant date subject to certain accelerated vesting conditions. Directors generally may opt to defer receipt of shares underlying the RSUs.

Up to 100% of cash fees earned for Board services in a fiscal year generally may be deferred under the Non-Employee Director Deferred Compensation Plan. Benefits are payable upon separation from service in the form, as elected by the director at the time of deferral, of a lump sum distribution or monthly payments for 5, 10 or 15 years. Participating directors can direct the hypothetical investment of deferred fees into funds identical to those offered in our 401(k) Plan and will be credited with the deemed investment gains and losses. The amount of the benefit will vary depending on the fees the director has deferred and the deemed investment gains and losses. Benefits upon death are payable to the director’s named beneficiary in a lump sum. In the event of a director’s disability (as defined in the Non-Employee Director Deferred Compensation Plan), the unpaid benefit will be paid in a lump sum. Participant deferrals are not contributed to a trust, and all benefits are paid from Dollar General’s general assets.
Our non-employee directors are subject to share ownership guidelines, expressed as a multiple of the annual cash retainer payable for service on our Board (exclusive of additional amounts paid to each committee chairperson), and holding requirements. The current ownership guideline is five times and should be acquired within five years of election to the Board. When the ownership guideline is increased, incumbent non-employee directors are allowed an additional year to acquire the incremental multiple. Each non-employee director is required to retain ownership of 100% of all net after-tax shares granted by Dollar General until reaching the share ownership target. As of January 31, 2025, each non-employee director serving at that time, other than Mr. Santana, was in compliance with our share ownership and holding requirement policy either because he or she met the guideline or was within the allotted grace period.
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DIRECTOR COMPENSATION
Fiscal 2024 Director Compensation
The following table summarizes the compensation earned by or paid to each person who served as a non-employee member of our Board of Directors during all or part of 2024. Mr. Vasos, whose executive compensation is discussed under “Executive Compensation” below, was not separately compensated for his Board service. We have omitted the columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because they are inapplicable.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Warren F. Bryant	95,000	185,805	2,847	283,652
Michael M. Calbert	95,000	388,059	6,429	489,488
Ana M. Chadwick	145,000	185,805	2,847	333,652
Patricia D. Fili-Krushel	65,714	185,805	2,025	253,544
Timothy I. McGuire	103,571	185,805	2,847	292,223
David P. Rowland	120,000	185,805	3,683	309,488
Debra A. Sandler	112,500	185,805	2,847	301,152
Ralph E. Santana	95,000	185,805	2,847	283,652
Kathleen M. Scarlett	45,141	193,436	1,831	240,408
(1)
Ms. Fili-Krushel resigned from our Board on August 29, 2024. Ms. Scarlett joined our Board on August 12, 2024.

(2)
In addition to the Board retainer, Mss. Chadwick, Fili-Krushel, and Sandler and Mr. McGuire earned retainers (pro-rated as applicable) for service as committee chairpersons during all or part of fiscal 2024, and Ms. Chadwick and Mr. Rowland each earned a one-time $25,000 cash retainer, payable in three equal installments, for service on an ad hoc demand review committee.

(3)
Represents the grant date fair value of RSUs awarded to Mr. Calbert on February 5, 2024 ($202,254) for his annual Chairman of the Board retainer, as well as to each director, other than Ms. Scarlett, listed in the table above (including Mr. Calbert), on May 28, 2024 ($185,805) and to Ms. Scarlett on August 27, 2024 ($193,436) for annual awards, in each case computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is included in Note 9 of the annual consolidated financial statements in our 2024 Form 10-K. As of January 31, 2025, each of the persons listed in the table above had the following total unvested RSUs outstanding (including additional unvested RSUs credited as a result of dividend equivalents earned with respect to such RSUs): each of Messrs. Bryant, McGuire, Rowland, and Santana and Mss. Chadwick, and Sandler (1,333); Mr. Calbert (2,877); Ms. Fili-Krushel (0); and Ms. Scarlett (1,570).

(4)
Represents (a) the dollar value of dividend equivalents paid, accumulated or credited on unvested RSUs for all persons listed in the table above; and (b) for Ms. Fili-Krushel, cash reimbursement of $733 to offset the estimated federal income tax obligation on a retirement gift. Perquisites and personal benefits, if any, totaled less than $10,000 per director listed in the table and therefore are not included in the table.

18	2025 Proxy Statement

DIRECTOR INDEPENDENCE
Is Dollar General subject to the NYSE governance rules regarding director independence?
Yes. A majority of our directors, and all members of the Audit Committee, the CHCM Committee and the NGCR Committee, must meet the independence requirements outlined in the NYSE listing standards. All members of the Audit Committee also must meet the independence standards under SEC rules. The NYSE listing standards define specific relationships that disqualify directors from being independent and further require that the Board of Directors affirmatively determine that a director has no material relationship with Dollar General in order to be considered “independent.” The SEC’s rules and NYSE listing standards contain separate definitions of independence for members of audit committees and compensation committees, respectively.
How does the Board of Directors determine director independence?
Our Board of Directors has adopted guidelines to help determine the independence of each director and director nominee. These guidelines include all independence elements in the NYSE listing standards and SEC rules as well as certain Board-adopted categorical independence standards. These guidelines are detailed within our Corporate Governance Guidelines posted on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com.
The Board first considers whether any director or nominee has a relationship covered by the NYSE listing standards that would prohibit an independence finding for Board or committee purposes. The Board then analyzes any relationship of the remaining eligible directors and nominees with Dollar General or our management that falls outside the parameters of the Board’s separately adopted categorical independence standards to determine if that relationship is material. The Board may determine that a person who has a relationship outside such parameters is nonetheless independent because the relationship is not considered to be material. Any director who has a material relationship with Dollar General or its management is not considered to be independent. Absent special circumstances, the Board does not consider or analyze any relationship that management has determined falls within the parameters of the Board’s separately adopted categorical independence standards.
Are all of the directors and nominees independent?
Mr. Vasos is not an independent director under NYSE listing standards as a result of his employment as our Chief Executive Officer. Our Board of Directors has affirmatively determined that each of our remaining directors, Messrs. Bryant, Calbert, McGuire, Rowland and Santana and Mss. Chadwick, Sandler and Scarlett, is independent, and our former Board member Ms. Fili-Krushel, who served for part of 2024, was independent at the time she left our Board, under both the NYSE listing standards and our additional independence standards. Any relationship between an independent director and Dollar General or our management fell within the Board-adopted categorical standards and, accordingly, was not reviewed or considered by the Board in making independence decisions. There is no person currently serving or who served in 2024 on the Audit Committee, the CHCM Committee or the NGCR Committee that does or did not meet, as applicable, the NYSE independence requirements for membership on those committees, our additional standards and, as to the Audit Committee, SEC rules.

2025 Proxy Statement	19

TRANSACTIONS WITH MANAGEMENT AND OTHERS
Does the Board of Directors have a related- party transactions approval policy?
Yes. Our Board of Directors has adopted a written policy for the review, approval or ratification of “related party transactions.” For this purpose, a “related party” includes our directors, director nominees, executive officers and greater than 5% shareholders, and any of their immediate family members, and a “transaction” includes one or a series of similar financial or other transactions, arrangements or relationships in which (1) Dollar General or one of our subsidiaries is a participant; (2) a related party has a direct or indirect material interest; and (3) the total amount may exceed $120,000 and is required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act, as determined by our Law Department.
The policy requires that a designated Board committee review in advance and oversee related party transactions for potential conflicts of interest and prohibit transactions it determines to be inconsistent with the interests of Dollar General and our shareholders. The Audit Committee is the designated committee for related party transactions except for compensatory transactions, which the CHCM Committee will oversee, and charitable donations or payments to an industry group, which the NGCR Committee will oversee. The related party may not participate in the review or approval of the related party transaction.
In determining whether a related party transaction should be approved or prohibited, the policy directs the designated committee to consider all relevant facts and circumstances, which may include among other factors whether:
•
the terms of the transaction are fair to Dollar General and on the same basis as if the transaction had occurred on an arm’s-length basis;

•
there are any compelling business reasons for Dollar General to enter into the transaction, and the nature of alternative transactions, if any; and

•
the transaction would present an improper conflict of interest for any of our Board members or executive officers.

If approved, the designated committee will review each ongoing related party transaction at least annually to determine whether it should be allowed to continue.
If a related party transaction is inadvertently entered into without the required prior approval, including without limitation if a related party’s interest arises only after the commencement of an ongoing transaction, the designated committee will review the transaction as soon as is reasonably practicable and determine whether to ratify or prohibit the transaction, taking into consideration all relevant facts and circumstances, which may include among other factors those outlined above, the reason the policy was not followed and whether subsequent ratification would be detrimental to Dollar General.
In determining whether a transaction meets the definition of a related party transaction under the policy, the policy directs the Law Department to evaluate all relevant facts and circumstances, but provides that a related party’s interest in the following transactions generally would not be considered material, although the transaction amounts listed are not intended to imply that transaction amounts in excess of such amounts are presumed to be material:
•
transactions involving a total amount that does not exceed the greater of $1 million or 2% of an entity’s annual consolidated revenues (total consolidated assets in the case of a lender) if no related party who is an individual participates in providing the services or goods to, or negotiations with, us on the other entity’s behalf or receives special compensation or benefit as a result; or

•
payments to a charitable organization, foundation or university if the total amount does not exceed 2% of the recipient’s total annual receipts and no related party who is an individual participates in the payment decision or receives any special compensation or benefit as a result.

What related party transactions existed in 2024 or are planned for 2025?
There are no transactions that have occurred since the beginning of 2024, or any currently proposed transactions, in which Dollar General was or is to be a participant, that exceed $120,000 and in which a related party had or has a direct or indirect material interest.

20	2025 Proxy Statement

EXECUTIVE COMPENSATION
This section provides details of fiscal 2024 compensation for our named executive officers: Todd J. Vasos, Chief Executive Officer; Kelly M. Dilts, Executive Vice President and Chief Financial Officer; Emily C. Taylor, Executive Vice President and Chief Merchandising Officer; Rhonda M. Taylor, Executive Vice President and General Counsel; and Steven R. Deckard, Executive Vice President, Strategy and Development.
Compensation Discussion and Analysis
Overview
Our executive compensation program is designed to serve the long-term interests of our shareholders. To deliver superior shareholder returns, we believe it is critical to offer a competitive compensation package that will attract, retain, and motivate experienced executives with the requisite expertise. Our program is designed to pay for performance by effectively balancing short-term and long-term incentives based on achievement of our annual and long-term business objectives, as well as to maintain our competitive position in the market in which we compete for executive talent.
Compensation Best Practices
We strive to align our executives’ interests with those of our shareholders and to follow sound corporate governance practices.
Compensation Practice	Dollar General Policy
Pay for performance	A significant portion of 2024 compensation, including our annual Teamshare cash incentive and our equity incentive compensation, is performance-based.
Robust share ownership guidelines and holding requirements	Our share ownership guidelines and holding requirements create further alignment with shareholders’ long-term interests. See “Share Ownership Guidelines and Holding Requirements.”
Clawback policy
Our clawback policy requires the recovery of erroneously awarded incentive compensation paid to current and former executive officers based on financial results that were subsequently restated as a result of material noncompliance with any financial reporting requirement under the U.S. federal securities laws, regardless of an executive’s personal culpability.

Hedging, pledging and margin prohibitions
Our policy prohibits Board members, officers and certain other employees (as well as certain of their family members, entities and trusts) from hedging against any decrease in the market value of Dollar General equity securities awarded by our company and held by them, and from pledging as collateral or holding in a margin account any securities issued by Dollar General. See “Hedging and Pledging Policies.”

No excise tax gross-ups and minimal income tax gross-ups	We do not provide tax gross-up payments to named executive officers other than on relocation-related items.
Double-trigger provisions	All equity awards granted to named executive officers as executive compensation include a “double-trigger” vesting provision upon a change in control.
No repricing or cash buyout of underwater stock options without shareholder approval	Our equity incentive plans prohibit repricing underwater stock options, reducing the exercise price of stock options or replacing awards with cash or another award type, without shareholder approval.
Annual compensation risk assessment	At least annually, our CHCM Committee assesses the risk of our compensation program.
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EXECUTIVE COMPENSATION
Pay for Performance
We achieved the following financial performance results in relation to our short-term and long-term incentive plans:
•
Teamshare Bonus Program
We achieved 2024 adjusted EBIT of $1.863 billion, or 71.9% of the adjusted EBIT target, and 2024 net sales of $40.612 billion, or 98.4% of the net sales target, which resulted in a 2024 Teamshare payout to each named executive officer of 10.2% of his or her target Teamshare bonus percentage opportunity (see “Short-Term Cash Incentive Plan”).

•
Performance Share Units
We achieved 2024 adjusted EBITDA of $2.827 billion, or 79.7% of the adjusted EBITDA target related to the portion of the awards granted in March 2024 subject to 2024 adjusted EBITDA performance, which was below the level required to earn such performance share units (“PSUs”). We achieved adjusted ROIC of 20.28%, or 88.4% of the adjusted ROIC three-year target related to the portion of awards granted in March 2022 subject to 2022-2024 adjusted ROIC performance, which was below the level required to earn such PSUs. (see “Long-Term Equity Incentive Program”).

2024 Say-on-Pay Vote Outcome and Shareholder Outreach
We design our executive compensation program with the goal of serving our shareholders’ long-term interests. We believe that offering a competitive compensation package is vital to attract, retain, and motivate experienced and appropriately qualified executives. Our most recent shareholder advisory vote on our named executive officer compensation held at our annual meeting on May 29, 2024, received lower support from shareholders than in previous years. Excluding abstentions and broker non-votes, 72.8% of total votes were cast in favor of the 2023 executive compensation program. As part of our already-established robust shareholder engagement program, we sought to better understand shareholders’ concerns to identify any opportunities for improvement. See “Corporate Governance—How does shareholder feedback affect decision-making?”
During these and previous engagements, many of our shareholders expressed support for the re-appointment of Mr. Vasos as CEO in October 2023 and his related compensation package. However, some shareholders expressed concerns arising from the one-time stock option award to Mr. Vasos upon his re-appointment and certain structural aspects of our program. We discussed with shareholders the changes we had made to our 2024 executive compensation program, which addressed structural feedback concerning (1) our use of similar performance metrics in the short-term and long-term incentive programs and (2) the maximum potential payouts under these plans. We addressed the first concern by adding net sales as a second financial performance metric in the 2024 Teamshare bonus program and the second concern by reducing the cap on payouts from 300% to 200% for both the 2024 Teamshare program and the 2024 PSU awards. See “2024 Teamshare Structure” and “2024 Annual Equity Award Structure.” In addition, Mr. Vasos did not receive any equity awards in 2024 or an annual award in 2025.
Shareholders widely supported the changes that had been made to the 2024 executive compensation program.
We also sought input on potential additional changes for our 2025 executive compensation program, particularly around the type and mix of equity awards and the metrics and length of performance periods used in the long-term incentive program. While shareholders generally indicated support for a future move to a longer performance period for the 50% of our PSUs tied to adjusted EBITDA performance, most understood, and some of our larger shareholders expressed, that 2025 would not be an ideal time to make such change given the current internal and external environment. Many shareholders also expressed support for the inclusion of RSUs in the executive officer equity grant mix. The CHCM Committee, working with its independent compensation consultant, took this feedback into account when designing the program for 2025.
The CHCM Committee designed the 2025 executive compensation program primarily to enhance near-term performance and retention incentives; to create a more balanced and resilient incentive structure given continued economic uncertainty and volatility; and to be responsive to shareholder feedback. The 2025 program (1) further differentiates the metrics used in the short-term and long-term incentive programs, adding a strategic objective component to the 2025 Teamshare bonus program with an assigned weighting of 10%, while retaining the net sales metric at a 20% weighting and the adjusted EBIT metric at a reduced weighting of 70%; (2) maintains the 200% cap on payouts for the 2025 Teamshare bonus program and the 2025 PSUs, while returning to threshold performance levels for all metrics used in those programs; and (3) continues a performance emphasis in the long-term incentive program while strengthening retention by retaining PSUs and replacing stock options with RSUs, resulting in a mix of 50% PSUs and 50% RSUs. The Committee thoroughly considered the length of performance periods and alternative metrics for use in the PSU awards in light of volatility in the internal and external environments and stability considerations, and it determined that the existing metrics, which remain critical metrics for the business, and performance periods remain appropriate for 2025.
Philosophy and Objectives
We strive to attract, retain, and motivate executives with superior ability, to reward outstanding performance, and to align the long-term interests of our named executive officers with those of our shareholders. The material compensation principles applicable to the compensation of our named executive officers include:
•
In determining total compensation, we consider a reasonable range of the median of total compensation of comparable positions at companies within our peer

22	2025 Proxy Statement

EXECUTIVE COMPENSATION
group, while accounting for distinct circumstances not reflected in the market data such as unique job descriptions as well as our particular niche in the retail sector and the impact that a particular officer may have on our ability to meet business objectives. For competitive or other reasons, our levels of total compensation or any component of compensation may exceed or be below the median range of our peer group.
•
We set base salaries to reflect the responsibilities, experience, performance, and contributions of the named executive officers, while also considering market salaries for comparable positions and our desired balance between base salary and incentive compensation.

•
We reward named executive officers who enhance our performance by linking cash and equity incentives to the achievement of our financial goals.

•
We promote share ownership to align the interests of our named executive officers with those of our shareholders.

•
In approving compensation arrangements, we may consider recent compensation history, including special or unusual compensation payments.

In addition, we utilize employment agreements with our named executive officers to promote executive continuity, aid in retention, facilitate implementation of our clawback policy, and, in return for granting such executives reasonable severance and other rights upon various termination scenarios, secure valuable protections for Dollar General, such as non-compete, non-solicitation, non-interference, and confidentiality obligations. In 2024, we entered into new employment agreements with our non-CEO named executive officers for a three-year term, subject to certain automatic extensions. The employment agreement with Mr. Vasos entered into in 2023 has a four-year term and is not subject to automatic extensions. A change in control, by itself (“single trigger”), does not trigger any severance provision applicable to our named executive officers under the employment agreements.
Oversight and Process
Oversight
The CHCM Committee of our Board of Directors, or a subcommittee thereof if required for tax or other reasons, in each case consisting entirely of independent directors, determines and approves the compensation of our named executive officers. The CHCM Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the CHCM Committee may deem appropriate to the extent allowed by applicable law and the NYSE. Throughout this “Compensation Discussion and Analysis,” the use of the term CHCM Committee (or Committee) means either the entire committee or a subcommittee thereof if required for tax or other reasons, as applicable. The independent members of our Board are provided the opportunity, if they choose, to ratify the CHCM Committee’s determinations pertaining to the level of CEO compensation.
Use of Outside Advisors
The CHCM Committee has selected Pearl Meyer to serve as its compensation consultant and has determined that Pearl Meyer is independent and that its work has not raised any conflicts of interest. When requested by the CHCM Committee, a Pearl Meyer representative attends CHCM Committee meetings and participates in private sessions with the CHCM Committee, and CHCM Committee members are free to consult directly with Pearl Meyer as desired.
The CHCM Committee (or its Chairperson) determines the scope of Pearl Meyer’s services and has approved a written agreement that details the terms under which Pearl Meyer will provide independent advice to the CHCM Committee. The approved scope of Pearl Meyer’s work generally includes the performance of analyses and provision of independent advice and competitive market studies related to our executive and non-employee director compensation programs and related matters in support of the CHCM Committee’s decisions, and more specifically includes performing preparation work associated with CHCM Committee meetings, as well as providing advice in areas such as compensation philosophy, compensation risk assessment, peer group selection and benchmarking, incentive plan design, executive compensation disclosure, emerging best practices and changes in the regulatory environment.
Management’s Role
Our executive management team prepares and recommends our annual financial plan for approval by our Board of Directors and prepares a long-term financial plan. The financial performance targets used in our incentive compensation programs are the same as or derived from those in such financial plans and are approved by our CHCM Committee. Our CEO and our executive compensation team, led by our Chief People Officer, assist the CHCM Committee and Pearl Meyer by conducting research, compiling Company information and market data and making recommendations regarding compensation amounts and mix, incentive program structure alternatives, and compensation-related governance practices. Additionally, our legal team, led by our General Counsel, may provide legal advice to the CHCM Committee regarding executive compensation and related governance and legal matters and contractual arrangements from time to time. Although these recommendations may impact each of such officers’ compensation to the extent they participate in the plans and programs, none of such officers make recommendations to the CHCM Committee regarding their specific compensation. For the role of management in named executive officers’ performance evaluations, see “Use of Performance Evaluations” below. Although the CHCM Committee values and solicits management’s input, it retains and exercises sole authority to make decisions regarding named executive officer compensation.
Use of Performance Evaluations
Each member of the Board of Directors is asked to provide feedback to the Chairman of the Board regarding the CEO’s overall performance. The Chairman of the Board

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EXECUTIVE COMPENSATION
shares such information with the CHCM Committee. The CHCM Committee, together with the Chairman of the Board, assesses the performance of the CEO, and the CEO evaluates and reports to the CHCM Committee on the performance of each of the other named executive officers, in each case versus previously established goals. The CHCM Committee also has the opportunity to provide input into each named executive officer’s performance evaluation. These evaluations are subjective; no objective criteria or relative weighting is assigned to any individual goal or factor.
Performance ratings serve as an eligibility threshold for annual base salary increases and may directly impact the amount of such increases. In determining annual base salary increases, the CHCM Committee starts with the percentage base salary increase that equals the overall budgeted increase for our U.S.-based employee population and approves differing merit increases to base salary based upon each named executive officer’s individual performance rating. The CHCM Committee then considers whether additional adjustments are warranted to reflect performance, responsibilities, qualifications, experience, and time in role; to bring pay within a reasonable range of the peer group; to reflect a change in role or duties; to achieve a more desirable balance between base salary and incentive compensation; to more appropriately align relative pay position among internal peers; or for other reasons the Committee believes justify a variance from the merit increase.
The CHCM Committee also reserves the right to consider individual performance and other factors for the purpose of adjusting Teamshare bonus payments upward or downward for one or more named executive officers, and an unsatisfactory performance rating may reduce the number of, or completely eliminate, stock options awarded to the named executive officer in the following year. In addition, individual performance and other factors, such as retention and succession considerations, time in role, and company and department performance, are used as part of a subjective assessment, along with peer group market information, to determine annual equity award values.
Use of Market Data
The CHCM Committee approves, periodically reviews, and utilizes a peer group when making compensation decisions (see “Philosophy and Objectives”). The peer group data typically is considered for base salary adjustments and target equity award values and ranges, Teamshare target bonus opportunities, and total target compensation, and when considering structural changes to our executive compensation program.
Our peer group consists of companies selected according to their similarity to our operations, services, revenues, markets, availability of information, and any other information the CHCM Committee deems appropriate. Such companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours. The CHCM Committee last updated our peer group in May 2022 in order to improve industry and size comparability. This peer group, which was used for 2024 named executive officer compensation decisions, consists of:
AutoZone Dollar Tree O’Reilly Auto Sysco Tractor Supply	Best Buy Kroger Ross Stores Target Walgreens	CarMax Lowe’s Starbucks TJX Companies
Pearl Meyer provides peer group data typically on an annual basis for the CEO, to ensure that the CHCM Committee is aware of any significant movement in CEO compensation levels within the peer group, and every two to three years for each non-CEO named executive officer. In years when updated peer group data is not provided, the CHCM Committee applies a Pearl Meyer-recommended aging factor to the prior peer group data. For 2024 compensation decisions, the peer group data considered by the CHCM Committee for the CEO was that which was used in connection with his reappointment to CEO in October 2023 without aging, while the non-CEO peer group data was aged by 3.5% from the 2023 peer group data.
Process for Approval of Stock Option Awards
The CHCM Committee approves stock option awards to eligible employees, including named executive officers, on an annual basis following its regularly scheduled meeting held in March. In addition, on a quarterly basis following its regularly scheduled meetings, the CHCM Committee approves stock option awards for eligible employees who are hired or promoted following the annual equity awards or who are selected to receive a special equity award, typically for retention purposes. At each regularly scheduled quarterly meeting, the CHCM Committee discusses the eligible employees and the recommended stock option award values and, when a change to the terms of the form of award agreement is recommended, terms and conditions of the awards. However, to ensure the absence of any material, non-public information at the time of a stock option award, the CHCM Committee approves the stock option awards each quarter via action by unanimous written consent at the earliest possible date after the quarterly meeting that falls either more than four business days before or more than one business day after our public disclosure of any material non-public information. We do not time the disclosure of material non-public information for the purpose of affecting the value of employee compensation.
Elements of Named Executive Officer Compensation
We provide compensation in the form of base salary, short-term cash incentives, long-term equity incentives, benefits, and limited perquisites. We believe each of these elements is a necessary component of the total compensation package and is consistent with compensation programs at companies with whom we compete both for business and talent. Decisions regarding each named

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executive officer’s 2024 compensation are discussed below, including a description of each element of compensation and the related applicable programs, as well as applicable financial performance results certified with respect to performance periods that ended in 2024.
2024 Compensation Generally
In March 2024, the CHCM Committee determined the annual compensation of each named executive officer.
(a)
March 2024 Compensation Decisions for Mr. Vasos

The CHCM Committee considered the compensation decisions that it approved for Mr. Vasos at the time of his re-appointment as CEO in October 2023; the CEO peer group data (see “Use of Market Data”); the limited amount of time that had elapsed since Mr. Vasos’s re-appointment as CEO; and the size and in-the-money value of the stock option that had been awarded to Mr. Vasos upon his re-appointment and related shareholder feedback. After considering these factors, the CHCM Committee determined to maintain Mr. Vasos’s base salary and target short-term incentive bonus percentage opportunity at his prior year levels ($1.4 million and 150% of base salary, respectively) and forego any 2024 equity award to Mr. Vasos. See “Short-Term Cash Incentive Plan” for a description of the bonus program. Our Board of Directors ratified these compensation decisions.
(b)
March 2024 Compensation Decisions for Non-CEO Named Executive Officers

The CHCM Committee considered the base salary, short-term incentive, and long-term incentive components, as well as total target compensation, in each case in comparison to the peer group data (see “Use of Market Data”), as well as individual performance (see “Use of Performance Evaluations”). The CHCM Committee made no change to the target short-term incentive bonus percentage opportunity for Mss. Dilts, E. Taylor and R. Taylor and Mr. Deckard from the prior year’s level (in each case, 75% of base salary), which the CHCM Committee concluded remained reasonably aligned with the peer group data. See “Short-Term Cash Incentive Plan” for a description of the bonus program.
Continuing its historical practice, the CHCM Committee began its determination of non-CEO annual equity award values by reference to a range of values derived from peer group data. The use of such a range is designed to achieve better market alignment at the individual position level while allowing for subjective performance differentiation and sufficiently incenting and retaining our non-CEO named executive officers. The CHCM Committee determined each applicable named executive officer’s actual award value within the range based on comparisons of his or her total target compensation against the peer group data, as well as a subjective assessment of a variety of factors outlined above under “Use of Performance Evaluations,” resulting in equity award target values as follows: each of Ms. Dilts and Mr. Deckard ($1.75 million), and each of Mss. E. Taylor and R. Taylor ($2.0 million). See “Long-Term Equity Incentive Program” for a description of the equity awards.
In addition, the CHCM Committee approved base salary merit increases by reference to the 3.0% overall U.S. merit budget increase for 2024 and adjusted to take into account a subjective evaluation of each such officer’s 2023 performance, resulting in a base salary increase of 2.0% for each of Ms. Dilts and Mr. Deckard, and 3.0% for each of Mss. E. Taylor and R. Taylor, effective April 1, 2024. After comparing each such officer’s proposed total target compensation for 2024 against the peer group data, the CHCM Committee determined that, with the exception of Mr. Deckard, each such officer’s total target compensation for 2024 remained within a reasonable range of the peer group median and appropriately accounted for the responsibilities of the position, the experience and contributions of the individual, time in role, and relative pay positions among peers, and thus no additional base salary adjustments were made. However, to more closely align total target compensation with the peer group median and to account for the responsibilities of his position, his contributions and experience, time in role, and relative pay position among his internal peers, the CHCM Committee approved an additional 1.7% base salary increase for Mr. Deckard (for a total increase of 3.7%), effective April 1, 2024. See “Use of Performance Evaluations.”
Base Salary
Base salary promotes our recruiting and retention objectives by reflecting the salaries for comparable positions in the competitive marketplace, recognizing performance, and providing a stable and predictable income source for our executives. Our employment agreements set forth minimum base salary levels, which the CHCM Committee retains sole discretion to increase from time to time. The CHCM Committee routinely considers annual base salary adjustments in March.
Short-Term Cash Incentive Plan
Our short-term cash incentive plan, called Teamshare, provides an opportunity to receive a cash bonus payment equal to a certain percentage of base salary based upon Dollar General’s level of achievement of one or more pre-established financial performance targets. Accordingly, Teamshare fulfills an important part of our pay for performance philosophy while aligning the interests of our named executive officers and our shareholders.
(a)
2024 Teamshare Structure

After considering the importance of revenue growth in our valuation, as well as shareholder feedback and peer group data, the CHCM Committee determined to add a net sales metric representing 20% of the Teamshare bonus structure for 2024. The CHCM Committee continued to use adjusted EBIT as a second Teamshare financial performance measure for the remaining 80% of the program because it is a comprehensive measure of corporate performance that aligns with our shareholders’ interests, is reasonably consistent with the practices of the peer

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group, and ensures that management is focused on leveraging and reinforcing our position as a low-cost operator.
For purposes of the 2024 Teamshare program, adjusted EBIT is defined as our operating profit as calculated in accordance with U.S. generally accepted accounting principles, but excludes the impact of (1) costs, fees and expenses directly related to the consideration, negotiation, preparation, or consummation of any transaction that results in a change in control (within the meaning of the Dollar General Corporation 2021 Stock Incentive Plan) or to any securities offering; (2) disaster-related charges; (3) LIFO provision, which exclusion shall be limited to 3% of fiscal year-end consolidated inventory balance, or LIFO benefit, which exclusion shall be limited to 3% of fiscal year-end consolidated inventory balance; and (4) unless the CHCM Committee disallows any such item, (A) any unusual unplanned item or event which individually exceeds $30 million; (B) any unbudgeted loss which individually exceeds $1 million as a result of the resolution of a legal matter; (C) any unplanned loss or gain which individually exceeds $1 million related to the implementation of accounting or tax legislative changes or changes in federal, state or local wage or benefit mandates; and (D) any unplanned loss or gain of a non-recurring nature which individually exceeds $1 million, provided that the combined amount of (4)(B), (C) and (D) equals or exceeds loss(es) or gain(s) of $10 million. Further, for purposes of the 2024 Teamshare program, net sales is defined as our net sales calculated in accordance with U.S. generally accepted accounting principles.
The CHCM Committee set the 2024 adjusted EBIT performance goal at approximately $2.590 billion and the 2024 net sales performance goal at approximately $41.257 billion, each of which corresponds to the respective target amount in our Board-approved 2024 annual financial plan. For 2024, the target (below which no bonus may be earned) and maximum (above which no further bonus may be earned) performance levels for the adjusted EBIT performance measure were 100% and 110% of the target level, respectively, and the corresponding payout percentages at the target and maximum performance levels were calculated at 100% and 200%, respectively, which the CHCM Committee believed appropriately aligned pay and performance. Taking into account shareholder feedback and peer group practices, the CHCM Committee required a cliff target for adjusted EBIT, rather than allowing for payout at a threshold level below target, to drive year-over-year profitability in 2024, and reduced the program’s historical 300% payout cap. Consistent with the historical structure of the Teamshare program, payouts for financial performance are based on actual adjusted EBIT results and are interpolated on a straight-line basis between the target and maximum levels.
The threshold (below which no bonus may be earned) and maximum (above which no further bonus may be earned) performance levels for the net sales performance measure were 98.4% and 105% of the target level, respectively, and the corresponding payout percentages at the threshold and maximum performance levels were calculated at 50% and 200%, respectively. The CHCM Committee believed that these performance and payout slopes, which were consistent with the historical structure and aligned with the change to the maximum levels for 2024 adjusted EBIT, appropriately aligned pay and performance and were reasonably consistent with the practices of the peer group. Consistent with the historical structure of the Teamshare program, payouts for financial performance are based on actual net sales results and are interpolated on a straight-line basis between the threshold and target levels, and between the target and maximum levels.
The bonus payable to each named executive officer employed with us on the payment date upon achieving the target level of financial performance is equal to the officer’s applicable percentage of base salary, unless the CHCM Committee elects to consider performance or other factors as allowed under the program as described above under “Use of Performance Evaluations.”
(b)
2024 Teamshare Results

The CHCM Committee certified the adjusted EBIT performance result at $1.863 billion (71.9% of the adjusted EBIT target) and the net sales performance result at $40.612 billion (98.4% of the net sales target), which resulted in a 2024 Teamshare payout to each named executive officer of 10.2% of his or her target Teamshare bonus percentage opportunity.
Long-Term Equity Incentive Program
Long-term equity incentives are an important part of our pay for performance philosophy and are designed to motivate named executive officers to focus on long-term success for shareholders while rewarding them for a long-term commitment to us.
(a)
2024 Annual Equity Award Structure

Annual equity awards to our non-CEO named executive officers in 2024 were made under our shareholder-approved Dollar General Corporation 2021 Stock Incentive Plan. The CHCM Committee delivered these annual equity awards to all non-CEO named executive officers 50% in options and 50% in PSUs, believing that this mix appropriately aligned the interests of management with those of shareholders and was reasonably aligned with peer group practices.
The options are granted with a per share exercise price equal to the fair market value of one share of our common stock on the grant date. The options vest 25% annually on April 1 of each of the four fiscal years following the fiscal year in which the grant is made, subject to continued employment with us and certain accelerated vesting provisions, and have a ten-year term. The CHCM Committee believes that stock options are performance-based because they deliver value only to the extent shareholders receive value.
The PSUs can be earned if specified financial performance goals are achieved during the applicable performance periods and if certain additional vesting requirements are met as discussed more specifically below. For PSUs, the CHCM Committee selects and sets targets for financial

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performance measures, then establishes threshold (if applicable) and maximum levels of performance in relation to those targets. The number of PSUs earned, if any, depends on the level of financial performance achieved versus such targets. The CHCM Committee selected adjusted EBITDA and adjusted ROIC as the financial performance measures for the 2024 PSUs. Half of the award is subject to adjusted EBITDA performance and half of the award is subject to adjusted ROIC performance. The CHCM Committee believes that these financial measures and the mix between them ensure that management is focused on longer-term investments in our business, as the combination of the two financial targets incentivizes management to invest in profitable initiatives with sound returns, thus aligning our strategic initiatives with financial results.
For the 2024 PSU awards, a one-year performance period corresponding to our 2024 fiscal year was established for the PSUs which are subject to the adjusted EBITDA performance measure. The adjusted EBITDA performance goal of approximately $3.548 billion was the target amount set forth in our Board-approved 2024 annual financial plan. Further increasing the focus on multi-year performance as a counterbalance to short-term incentives, 50% of the PSUs are subject to a three-year adjusted ROIC performance measure. The adjusted ROIC performance period begins the first day of our 2024 fiscal year and extends through the last day of our 2026 fiscal year. The adjusted ROIC performance goal of 18.65% is the average of the adjusted ROIC goals for each fiscal year within the performance period as set forth in our three-year financial plan as it existed at the time the PSUs were awarded.
For 2024, the target (below which no PSUs may be earned) and maximum (above which no further PSUs may be earned) performance levels for the adjusted EBITDA performance measure were 100% and 110% of the target level, respectively, and the corresponding payout percentages at the target and maximum performance level were calculated at 100% and 200%, respectively, which the CHCM Committee believed appropriately aligned pay and performance. Taking into account shareholder feedback and peer group practices, the CHCM Committee required a cliff target for adjusted EBITDA, rather than allowing for payout at a threshold level below target, to drive year-over-year profitability in 2024, and reduced the historical 300% payout cap. Consistent with the historical practice, payouts for financial performance are based on actual adjusted EBITA results and are interpolated on a straight-line basis between the target and maximum levels.
Adjusted EBITDA is calculated as income (loss) from continuing operations before cumulative effect of change in accounting principles plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization, but excludes the impact of all items excluded from the 2024 Teamshare program adjusted EBIT calculation outlined under “2024 Teamshare Structure” above.
Adjusted ROIC for the three-year performance period is calculated as (1) the result of  (A) the sum of  (i) our operating income, plus (ii) depreciation and amortization, plus (iii) single lease cost, minus (B) taxes, divided by (2) the result of  (A) the sum of the averages of the five most recently completed fiscal quarters of: (i) total assets, plus (ii) accumulated depreciation and amortization, minus (B) the difference of the averages of the five most recently completed fiscal quarters of: (i) cash, minus (ii) goodwill, minus (iii) accounts payable, minus (iv) other payables, minus (v) accrued liabilities, but excludes the impact of all items excluded from the 2024 Teamshare program adjusted EBIT calculation outlined under “2024 Teamshare Structure” above.
The following tables show the amount (as a percent of target) of PSUs that could be earned by each non-CEO named executive officer at each of the target and maximum performance levels as a result of 2024 adjusted EBITDA performance, the 2024 adjusted EBITDA performance result, and the amount (as a percent of target) of PSUs that could be earned at each of the threshold, target and maximum performance levels as a result of 2024-2026 adjusted ROIC performance.

	Adjusted EBITDA (2024)
Level*	Result v. Target (%)	EBITDA Result ($) (in billions)	PSUs Earned (% of Target)
Below Target	<100	<3.548	0
Target	100	3.548	100
Maximum	110	3.903	200
2024 Results	79.7	2.827	0
*
PSUs earned for performance between target and maximum levels are interpolated on a straight-line basis.

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	Adjusted ROIC (2024-2026)
Level*	Result v. Target (%)	ROIC Result (%)	PSUs Earned (% of Target)
Below Threshold	<94.6	<17.65	0
Threshold	94.6	17.65	50
Target	100.0	18.65	100
Maximum	102.7	19.15	200
*
PSUs earned for performance between threshold, target, and maximum levels are interpolated on a straight-line basis.

Subject to certain pro-rata vesting conditions, the PSUs earned, if any, for adjusted ROIC performance during the three-year performance period will vest on April 1, 2027, subject to the applicable officer’s continued employment with us and certain accelerated vesting provisions. All vested PSUs will be settled in shares of our common stock.
(b)
2022 PSU Awards–Completed 2022-2024 Performance Period

Certain of the PSUs awarded in 2022 to each named executive officer were subject to an adjusted ROIC performance measure for a three-year performance period beginning on the first day of our 2022 fiscal year and extending through the last day of our 2024 fiscal year, based on the average adjusted ROIC for each fiscal year within the three-year period. The average adjusted ROIC was derived from our three-year financial plan in place at the time of the award and is calculated in the same manner as adjusted ROIC for the 2024-2026 performance period except for the LIFO exclusion calculation, which did not include the LIFO adjustment limitations that were first used by the Company as part of its 2023 annual equity awards and were intended to minimize extreme swings that such adjustments may have on the ROIC calculation.
The following table shows the amount (as a percent of target) of such PSUs that could be earned at each of the applicable threshold, target and maximum performance levels, as well as the actual performance result, which resulted in the named executive officers earning no PSUs subject to the adjusted ROIC performance measure.

	Adjusted ROIC (2022-2024)
Level*	Result v. Target (%)	ROIC Result (%)	PSUs Earned (% of Target)
Below Threshold	<95.6	<21.95	0
Threshold	95.6	21.95	50
Target	100.0	22.95	100
Maximum	104.4	23.95	300
2022-2024 Results	88.4	20.28	0
*
PSUs earned for performance between threshold, target, and maximum levels are interpolated on a straight-line basis.

(c)
Share Ownership Guidelines and Holding Requirements

Our senior officers, including our named executive officers, are subject to share ownership guidelines and holding requirements. The share ownership guideline is a multiple of annual base salary as in effect from time to time and is to be achieved within a five-year time period.
Officer Level	Multiple of Base Salary
CEO	6X
COO/President (if any)	4X
EVP	3X
SVP	2X
Each senior officer is required to retain ownership of 50% of all net after-tax shares issuable upon vesting or exercise of compensatory awards until the target ownership level is achieved. As of January 31, 2025, each of our named executive officers was in compliance with our share ownership and holding requirement policy either because he or she met the guideline or was within the allotted grace period.
(d)
Hedging and Pledging Policies

Our policy prohibits Board members, officers, and all other individuals subject to the trading preclearance requirements outlined in our Insider Trading Policy, as well as their Controlled Persons, from (1) pledging Dollar General securities as collateral; (2) holding Dollar General securities in a margin account; and (3) purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, against any decrease in the market value of Dollar General securities granted to them as part of their compensation or held by them, such as entering into or trading prepaid variable forward contracts, equity swaps, collars, puts, calls, options, exchange funds (also known as swap funds) or other derivative instruments related to Dollar General equity securities. All other employees and contingent workers, as well as their Controlled Persons, are strongly discouraged from entering into these types of transactions. Controlled Persons include the officer’s, Board member’s or employee’s respective spouses; immediate family members sharing their home or that are economically dependent on them; any person living in their home; and any person, entity or

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trust whose transactions in Dollar General securities they direct, influence or control.
Benefits and Perquisites
Our named executive officers participate in certain benefits on the same terms that are offered to all of our salaried employees. We also provide them with limited additional benefits and perquisites for retention, recruiting and/or safety purposes, to replace benefit opportunities lost due to regulatory limits, and to enhance their ability to focus on our business. We do not provide tax gross-up payments for named executive officers on any benefits and perquisites other than relocation-related items. The primary additional benefits and perquisites include the following:
•
We provide a compensation deferral plan (the “CDP”) and, for named executive officers hired or promoted prior to May 28, 2008, a defined contribution Supplemental Executive Retirement Plan (the “SERP,” and together with the CDP, the “CDP/SERP Plan”) as discussed in more detail under “Nonqualified Deferred Compensation Fiscal 2024.”

•
We pay the premiums for a life insurance benefit equal to 2.5 times base salary up to a maximum of $4 million.

•
We provide a salary continuation program that provides income replacement for up to 26 weeks at 100% of base salary for the first three weeks and 70% of base salary thereafter. We also pay the premiums under a group long-term disability plan that provides 60% of base salary up to a maximum monthly benefit of $20,000.

•
We provide a relocation assistance program under a policy applicable to officer-level employees.

•
We offer personal financial and estate planning and tax preparation services through a third party.

In addition, as a result of the terms of his employment agreement with us in order to ensure that Mr. Vasos, who returned to Dollar General in 2023 from retirement, can maximize his time at our offices, we will reimburse Mr. Vasos up to $500,000 per calendar year for personal air travel to and from his residences and for personal visits with his immediate family members in locations within the continental United States. Furthermore, in light of the benefit that it provides to the Company in the form of time efficiencies and security for Mr. Vasos, the CHCM Committee also has authorized Mr. Vasos’s use of our corporate aircraft to travel to and from his outside board meetings, provided that such use is secondary to any use of the aircraft for Dollar General business, which has priority, and the CHCM Committee has reserved the right to revoke this permission at any time.
The CHCM Committee authorized certain 2024 personal security services for Mr. Vasos for a limited duration upon the existence of an increased potential threat to his safety and pre-approved, beginning in 2025, additional security for the CEO upon the identification of or potential for an increased security threat up to a maximum of $200,000 during each fiscal year. Further, the CHCM Committee pre-approved, beginning in 2025, a one-time expense to conduct a security vulnerability assessment on each of the CEO’s current residences and on each named executive officer’s primary residence.
Considerations Associated with Regulatory Requirements
The CHCM Committee views the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy and therefore reserves the right to approve compensation that may not be deductible in situations it deems appropriate.
Compensation Committee Report
The CHCM Committee of our Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the CHCM Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.
This report has been furnished by the members of the CHCM Committee:
•
Timothy I. McGuire, Chairperson

•
Warren F. Bryant

•
Kathleen M. Scarlett

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Exchange Act, except to the extent Dollar General specifically incorporates this report by reference therein.

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Summary Compensation Table
The following table summarizes compensation paid to or earned by our named executive officers in each of the 2024, 2023 and 2022 fiscal years. We have omitted from this table the columns for “Bonus” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because they are inapplicable.
Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Todd J. Vasos, Chief Executive Officer	2024	1,400,054	—	—	214,849	537,454	2,152,357
	2023	652,461	—	7,952,550	—	375,106	8,980,117
	2022	1,391,720	5,592,354	5,924,983	2,520,000	192,349	15,621,406
Kelly M. Dilts, Executive Vice President & Chief Financial Officer	2024	762,529	965,509	992,754	58,700	62,189	2,841,681
	2023	727,261	275,980	898,569	—	63,390	1,965,200
Emily C. Taylor, Executive Vice President & Chief Merchandising Officer	2024	820,029	1,103,527	1,134,570	63,227	104,437	3,225,790
	2023	769,537	919,726	867,222	—	139,007	2,695,492
	2022	680,214	894,708	947,988	622,837	172,923	3,318,670
Rhonda M. Taylor, Executive Vice President & General Counsel	2024	743,154	1,103,527	1,134,570	57,299	107,737	3,146,287
	2023	712,704	919,726	867,222	—	134,203	2,633,855
	2022	647,514	894,708	947,988	585,953	173,228	3,249,391
Steven R. Deckard, Executive Vice President, Strategy & Development	2024	695,860	965,509	992,754	53,712	112,300	2,820,135
(1)
Mr. Vasos served as Chief Executive Officer from June 2015 until November 2022 and then as Senior Advisor until his retirement in April 2023. He resumed his position as Chief Executive Officer in October 2023. Ms. Dilts joined Dollar General in 2019 but was not a named executive officer for 2022. She served as Senior Vice President, Finance, until her promotion to Executive Vice President & Chief Financial Officer in May 2023. Mr. Deckard joined Dollar General in 2006 but was not a named executive officer for 2022 or 2023. During 2024, he served as Executive Vice President, Store Operations and Development, and assumed his current role on February 1, 2025.

(2)
Each named executive officer other than Ms. E. Taylor deferred under the CDP, and each named executive officer contributed to our 401(k) Plan, a portion of salary earned in each of the fiscal years for which salaries are reported above for the applicable named executive officer. The amounts of the fiscal 2024 salary deferrals under the CDP are included in the applicable Nonqualified Deferred Compensation Table.

(3)
The amounts reported represent the aggregate grant date fair value of PSUs, as well as RSUs solely with respect to Ms. Dilts, awarded in each fiscal year for which compensation is required to be reported in the table for each named executive officer, in each case computed in accordance with FASB ASC Topic 718. The PSUs are subject to performance conditions, and the reported value at the grant date is based upon the probable outcome of such conditions on such date. The values of the PSUs at the grant date assuming that the highest level of performance conditions will be achieved are as follows for each fiscal year required to be reported for each applicable named executive officer:

Fiscal Year	Mr. Vasos ($)	Ms. Dilts ($)	Ms. E. Taylor ($)	Ms. R. Taylor ($)	Mr. Deckard ($)
2024	—	1,931,018	2,207,054	2,207,054	1,931,018
2023	—	413,971	2,759,179	2,759,179	—
2022	16,777,061	—	2,684,124	2,684,124	—
Information regarding the assumptions made in the valuation of these awards is set forth in Note 9 of the annual consolidated financial statements in our 2024 Form 10-K.
(4)
The amounts reported represent the aggregate grant date fair value of stock options awarded in each fiscal year for which compensation is required to be reported in the table for each named executive officer, in each case computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is set forth in Note 9 of the annual consolidated financial statements in our 2024 Form 10-K.

(5)
Represents amounts, if any, earned pursuant to our Teamshare bonus program for each fiscal year for which compensation is required to be reported in the table for each named executive officer. See the discussion of the “Short-Term Cash Incentive Plan” in “Compensation Discussion and Analysis” above. Ms. E. Taylor deferred under the CDP 20% of her fiscal 2022 Teamshare bonus payment reported above.

(6)
Includes the dollar value of dividend equivalents ($522) paid, accumulated or credited on RSUs in fiscal 2024 prior to their vesting on May 30, 2024, which RSUs were awarded to Mr. Vasos in May 2023 for his service as a non-employee director (the “2023 NED RSUs”), as well as the following amounts for each named executive officer for fiscal 2024:

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Name	Company Match Contributions – 401(k) ($)	Company Match Contributions – CDP ($)	Company Contributions – SERP ($)	Premiums for Life Insurance Program ($)	Aggregate Incremental Cost of Providing Perquisites/Personal Benefits ($)(a)
Mr. Vasos	16,958	52,753	—	2,996	464,225
Ms. Dilts	17,622	20,814	—	1,632	22,121
Ms. E. Taylor	17,663	—	64,634	1,756	20,384
Ms. R. Taylor	17,185	—	88,961	1,591	—
Mr. Deckard	17,698	17,369	51,929	1,490	23,814
(a)
Perquisites and personal benefits for Ms. R. Taylor totaled less than $10,000 and accordingly the incremental cost is not included in the table or detailed in this footnote. None of the remaining named executive officers received any perquisite or personal benefit for which the aggregate incremental cost individually equaled or exceeded the greater of $25,000 or 10% of total perquisites except for Mr. Vasos, for whom the aggregate incremental cost of: (1) personal airplane usage and related ground transportation totaled $406,581, which was calculated by adding invoiced expenses reimbursed for travel that did not involve the use of our corporate airplane ($337,729), consisting of private charter costs and ground transportation costs, plus costs incurred for the use of our corporate airplane (including any “deadhead” legs) that we would not have incurred but for the personal usage ($68,852), including fuel costs, variable maintenance costs, crew expenses, landing, parking and other associated fees, supplies, and meal and catering costs; and (2) providing personal security services totaled $39,174, which represented the fees, inclusive of time and expenses, paid to the providers of the personal security services. The aggregate incremental cost of providing other perquisites and benefits to each listed officer related to: financial and estate planning services, limited miscellaneous gifts and entertainment costs, premiums paid under our group long-term disability program and our accidental death and dismemberment policy, and an administrative fee for coverage under our short-term disability program. We also offer each named executive officer certain perquisites and personal benefits at no aggregate incremental cost to Dollar General, including access, at his or her option, to participation in a group umbrella liability insurance program through a third party insurer at a group rate paid by the executive and coverage under our business travel accident insurance for which Dollar General pays a flat fee for the eligible employee population.

2025 Proxy Statement	31

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in Fiscal 2024
The table below shows under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” the threshold, target and maximum short-term incentive amounts which each named executive officer could have earned under our 2024 Teamshare program based upon the level of achievement of the applicable financial performance measures. Actual amounts earned under the 2024 Teamshare program are shown in the Summary Compensation Table and represent payment between the threshold and target levels. See “2024 Compensation Generally” and “Short-Term Cash Incentive Plan” in “Compensation Discussion and Analysis” for further discussion of the 2024 Teamshare program.
The table below also shows information regarding equity awards made to our named executive officers for fiscal 2024, all of which were granted pursuant to our 2021 Stock Incentive Plan. Mr. Vasos did not receive an equity award for fiscal 2024. The awards listed under “Estimated Future Payouts Under Equity Incentive Plan Awards” include the threshold, target and maximum number of PSUs which could be earned by each applicable named executive officer based upon the level of achievement of the applicable financial performance measures. The awards listed under “All Other Option Awards” include nonqualified stock options that vest over time. See “2024 Compensation Generally” and “Long-Term Equity Incentive Program” in “Compensation Discussion and Analysis” for further discussion of these awards. We have omitted the column for “All Other Stock Awards” because it is inapplicable.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Vasos	—	210,000	2,100,000	4,200,000	—	—	—	—	—	—
Ms. Dilts	—	57,375	573,750	1,147,500	—	—	—	—	—	—
	03/27/2024	—	—	—	—	—	—	22,765	154.21	992,754
	03/27/2024	—	—	—	1,565	6,261	12,522	—	—	965,509
Ms. E. Taylor	—	61,800	618,000	1,236,000	—	—	—	—	—	—
	03/27/2024	—	—	—	—	—	—	26,017	154.21	1,134,570
	03/27/2024	—	—	—	1,789	7,156	14,312	—	—	1,103,527
Ms. R. Taylor	—	56,006	560,063	1,120,125	—	—	—	—	—	—
	03/27/2024	—	—	—	—	—	—	26,017	154.21	1,134,570
	03/27/2024	—	—	—	1,789	7,156	14,312	—	—	1,103,527
Mr. Deckard	—	52,500	525,000	1,050,000	—	—	—	—	—	—
	03/27/2024	—	—	—	—	—	—	22,765	154.21	992,754
	03/27/2024	—	—	—	1,565	6,261	12,522	—	—	965,509
(1)
Calculated based on the closing market price of one share of our common stock on the date of grant as reported by the NYSE.

(2)
Represents the aggregate grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. For equity awards that are subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions.

32	2025 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2024 Fiscal Year-End
The table below sets forth information regarding awards granted under our Amended and Restated 2007 Stock Incentive Plan (for awards granted prior to May 26, 2021) and under our 2021 Stock Incentive Plan (for awards granted on or after May 26, 2021) and held by our named executive officers as of the end of fiscal 2024. We have omitted from this table the column for “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” because it is inapplicable. All awards included in the table, to the extent they have not vested, are subject to certain accelerated vesting provisions as described in “Potential Payments Upon Termination or Change in Control.” PSUs and RSUs reported in the table are payable in shares of our common stock on a one-for-one basis.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Vasos	03/17/2020	66,860(2)	—	154.53	04/01/2028	—	—	—	—
	03/16/2021	61,488(2)	30,744(3)	193.55	04/01/2028	—	—	—	—
	03/15/2022	62,310(4)	—	214.25	04/01/2028	—	—	—	—
	10/17/2023	—	250,000(5)	117.33	10/17/2033	—	—	—	—
Ms. Dilts	08/27/2019	5,732(6)	—	138.75	08/27/2029	—	—	—	—
	03/17/2020	5,052(7)	—	154.53	03/17/2030	—	—	—	—
	03/16/2021	4,341(7)	1,446(7)	193.55	03/16/2031	—	—	—	—
	03/15/2022	7,624(7)	7,624(7)	214.25	03/15/2032	—	—	—	—
	03/28/2023	1,203(7)	3,606(7)	208.13	03/28/2033	—	—	—	—
	06/09/2023	3,897(6)	11,691(6)	153.05	06/09/2033	—	—	—	—
	03/27/2024	—	22,765(7)	154.21	03/27/2034	—	—	—	—
	03/15/2022	—	—	—	—	409(8)	29,064	—	—
	03/28/2023	—	—	—	—	—	—	166(9)	11,760
	03/27/2024	—	—	—	—	—	—	1,565(10)	111,209
	03/15/2022	—	—	—	—	532(11)	37,804	—	—
	03/28/2023	—	—	—	—	442(12)	31,409	—	—
Ms. E. Taylor	03/22/2017	4,508(7)	—	70.68	03/22/2027	—	—	—	—
	03/21/2018	6,583(7)	—	92.98	03/21/2028	—	—	—	—
	03/20/2019	5,617(7)	—	117.13	03/20/2029	—	—	—	—
	03/17/2020	7,429(7)	—	154.53	03/17/2030	—	—	—	—
	12/01/2020	3,659(6)	—	219.84	12/01/2030	—	—	—	—
	03/16/2021	11,286(7)	3,761(7)	193.55	03/16/2031	—	—	—	—
	03/15/2022	9,971(7)	9,968(7)	214.25	03/15/2032	—	—	—	—
	03/28/2023	4,008(7)	12,021(7)	208.13	03/28/2033	—	—	—	—
	03/27/2024	—	26,017(7)	154.21	03/27/2034	—	—	—	—
	03/15/2022	—	—	—	—	1,070(8)	76,034	—	—
	03/28/2023	—	—	—	—	—	—	1,105(9)	78,486
	03/27/2024	—	—	—	—	—	—	1,789(10)	127,126
2025 Proxy Statement	33

EXECUTIVE COMPENSATION
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ms. R. Taylor	03/20/2019	5,617(7)	—	117.13	03/20/2029	—	—	—	—
	03/17/2020	22,287(7)	—	154.53	03/17/2030	—	—	—	—
	03/16/2021	13,890(7)	4,629(7)	193.55	03/16/2031	—	—	—	—
	03/15/2022	9,971(7)	9,968(7)	214.25	03/15/2032	—	—	—	—
	03/28/2023	4,008(7)	12,021(7)	208.13	03/28/2033	—	—	—	—
	03/27/2024	—	26,017(7)	154.21	03/27/2034	—	—	—	—
	03/15/2022	—	—	—	—	1,070(8)	76,034	—	—
	03/28/2023	—	—	—	—	—	—	1,105(9)	78,486
	03/27/2024	—	—	—	—	—	—	1,789(10)	127,126
Mr. Deckard	03/21/2018	5,583(7)	—	92.98	03/21/2028	—	—	—	—
	03/20/2019	5,377(7)	—	117.13	03/20/2029	—	—	—	—
	03/17/2020	5,052(7)	—	154.53	03/17/2030	—	—	—	—
	03/16/2021	4,341(7)	1,446(7)	193.55	03/16/2031	—	—	—	—
	03/15/2022	3,519(7)	3,518(7)	214.25	03/15/2032	—	—	—	—
	03/28/2023	1,203(7)	3,606(7)	208.13	03/28/2033	—	—	—	—
	09/05/2023	2,193(6)	6,576(6)	127.22	09/05/2033	—	—	—	—
	03/27/2024	—	22,765(7)	154.21	03/27/2034	—	—	—	—
	03/15/2022	—	—	—	—	189(8)	13,430	—	—
	03/28/2023	—	—	—	—	—	—	166(9)	11,760
	03/27/2024	—	—	—	—	—	—	1,565(10)	111,209
	03/15/2022	—	—	—	—	245(11)	17,410	—	—
	03/28/2023	—	—	—	—	442(12)	31,409	—	—
(1)
Computed by multiplying the number of units by the closing market price of one share of our common stock on January 31, 2025, as reported by the NYSE.

(2)
Vested 50% on each of April 1, 2023, and April 1, 2024.

(3)
Scheduled to vest on April 1, 2025.

(4)
Vested 50% on each of April 1, 2023, and March 15, 2024.

(5)
Scheduled to vest on October 12, 2027.

(6)
Vested or scheduled to vest, as applicable, as to 25% per year on each of the first four anniversaries of the grant date.

(7)
Vested or scheduled to vest, as applicable, as to 25% each year on each of the first four anniversaries of the April 1 following the grant date.

(8)
Part of a PSU grant that was earned as a result of our fiscal 2022 adjusted EBITDA performance and is scheduled to vest on April 1, 2025.

(9)
Part of a PSU grant that is scheduled to vest on April 1, 2026, if the adjusted ROIC performance goal is achieved for fiscal years 2023-2025. The number of PSUs reported in this column assumes achievement of the threshold level of adjusted ROIC performance for the performance period. The actual number of PSUs earned, if any, will be determined based on the actual level of adjusted ROIC performance achieved for the performance period.

(10)
Part of a PSU grant that is scheduled to vest on April 1, 2027, if the adjusted ROIC performance goal is achieved for fiscal years 2024-2026. The number of PSUs reported in this column assumes achievement of the threshold level of adjusted ROIC performance for the performance period. The actual number of PSUs earned, if any, will be determined based on the actual level of adjusted ROIC performance achieved for the performance period.

(11)
Time-based RSUs scheduled to vest on April 1, 2025.

(12)
Time-based RSUs scheduled to vest 50% per year on April 1, 2025, and April 1, 2026.

34	2025 Proxy Statement

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested During Fiscal 2024
We have omitted from this table the “Option Awards” columns because they are inapplicable.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. Vasos	54,737	8,586,763
Ms. Dilts	2,482	390,543
Ms. E. Taylor	6,840	1,076,274
Ms. R. Taylor	8,172	1,285,864
Mr. Deckard	1,975	310,766
(1)
Represents the gross number of shares acquired upon vesting, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations.

(2)
Value realized is calculated by multiplying the gross number of shares vested by the closing market price of our common stock on the vesting date as reported by the NYSE. Mr. Vasos deferred $113,623 of the amount reported pursuant to the 2021 Stock Incentive Plan as further discussed under “Nonqualified Deferred Compensation Fiscal 2024” below.

Pension Benefits Fiscal 2024
We have omitted the Pension Benefits table because it is inapplicable.
Nonqualified Deferred Compensation Fiscal 2024
(a) CDP/SERP Plan. Information regarding each named executive officer’s participation in our CDP/SERP Plan is included in the following table. We have omitted from this table the “Aggregate Withdrawals/Distributions” column because it is inapplicable. The material terms of the CDP/SERP Plan are described after the table. Please also see “Benefits and Perquisites” in “Compensation Discussion and Analysis” above.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Mr. Vasos	355,847	52,753	36,918	507,763
Ms. Dilts	108,004	20,814	55,421	566,623
Ms. E. Taylor	—	64,634	408,214	3,126,703
Ms. R. Taylor	3,112	88,961	340,282	3,079,397
Mr. Deckard	63,752	69,298	288,511	2,816,636
(1)
Of the reported amounts, the following are reported in the Summary Compensation Table as “Salary” for 2024: Mr. Vasos ($355,847); Ms. Dilts ($108,004); Ms. R. Taylor ($3,112); and Mr. Deckard ($63,752).

(2)
Reported as “All Other Compensation” in the Summary Compensation Table.

(3)
The amounts shown are not reported in the Summary Compensation Table because they do not represent above-market or preferential earnings.

(4)
Of the amounts reported, the following were previously reported as compensation for years prior to 2024 in a Summary Compensation Table: Mr. Vasos ($59,412); Ms. Dilts ($62,059); Ms. E. Taylor ($353,994); Ms. R. Taylor ($1,885,263); and Mr. Deckard ($0).

Pursuant to the CDP, each named executive officer may annually elect to defer up to 65% of his or her base salary if his or her compensation exceeds the limit set forth in Section 401(a)(17) of the Internal Revenue Code, and up to 100% of his or her bonus pay if his or her compensation equals or exceeds the highly compensated limit under Section 414(q)(1)(B) of the Internal Revenue Code. We currently match base pay deferrals at a rate of 100%, up to 5% of annual salary, with annual salary offset by the amount of match-eligible salary under the 401(k) Plan. All named executive officers are 100% vested in compensation and matching deferrals and earnings on those deferrals.
Pursuant to the SERP, we make an annual contribution equal to a certain percentage of a participant’s annual salary and bonus to eligible participants who are actively employed in an eligible job grade on January 1 and continue to be employed as of December 31 of a given year. The contribution percentage is based on age, years of service, and job grade. Persons hired after May 27, 2008, are not eligible to participate in the SERP. The fiscal 2024 contribution percentage was 7.5% for each of Ms. E. Taylor and Mr. Deckard and 12.0% for Ms. R. Taylor, each of whom is 100% vested in her or his SERP account. No other named executive officer was eligible to participate in the SERP in 2024.
2025 Proxy Statement	35

EXECUTIVE COMPENSATION
The amounts deferred or contributed to the CDP/SERP Plan are credited to a liability account, which is then invested at the participant’s option in an account that mirrors the performance of a fund or funds selected by the CHCM Committee or its delegate. These funds are identical to the funds offered in our 401(k) Plan.
For a participant who ceases employment with at least 10 years of service or after reaching age 50 and whose CDP account balance or SERP account balance exceeds certain dollar thresholds, the account balance will be paid by (a) lump sum, (b) monthly installments over a 5, 10 or 15-year period or (c) a combination of lump sum and installments, pursuant to the participant’s election. Otherwise, payment is made in a lump sum. The vested amount will be payable at the time designated by the CDP/SERP Plan upon the participant’s termination of employment. A participant’s CDP/SERP Plan benefit normally is payable in the following February if employment ceases during the first six months of a calendar year or is payable in the following August if employment ceases during the last six months of a calendar year. However, participants may elect to receive an in-service lump sum distribution of vested amounts credited to the CDP account, provided that the date of distribution is no sooner than five years after the end of the year in which the amounts were deferred. In addition, a participant who is actively employed may request an “unforeseeable emergency hardship” in-service lump sum distribution of vested amounts credited to the participant’s CDP account. Account balances are payable in cash. As a result of our change in control which occurred in 2007, the CDP/SERP Plan liabilities through July 6, 2007, were fully funded into an irrevocable rabbi trust. We also funded into the rabbi trust deferrals into the CDP/SERP Plan between July 6, 2007, and October 15, 2007. All CDP/SERP Plan liabilities incurred on or after October 15, 2007, are unfunded.
(b) Non-Employee Director Deferred Compensation Plan. Information regarding Mr. Vasos’s participation in our Non-Employee Director Deferred Compensation Plan is included in the following table. As previously reported, Mr. Vasos deferred under the Non-Employee Director Deferred Compensation Plan his cash fees earned for Board service during the period in 2023 that he served as a non-employee director. The material terms of the Non-Employee Director Deferred Compensation Plan are described in the “Director Compensation” section. If Mr. Vasos’s service on our Board ceases for any reason, or upon a change in control, his account balance will be paid in a lump sum, subject to a six-month delay if required to comply with the requirements of Section 409A of the Internal Revenue Code. We have omitted from this table the columns pertaining to “Executive Contributions,” “Registrant Contributions” and “Aggregate Withdrawals/Distributions” during the fiscal year because they are inapplicable.
Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Balance at Last FYE ($)(2)
Mr. Vasos	9,448	65,750
(1)
The amount shown is not reported in the Summary Compensation Table because it does not represent above-market or preferential earnings.

(2)
Of the amount reported, $50,372 was previously reported as compensation to Mr. Vasos in the Summary Compensation Table for fiscal year 2023.

(c) 2021 Stock Incentive Plan. Information regarding Mr. Vasos’s deferral of the 2023 NED RSUs is included in the following table. The 2023 NED RSUs were awarded under our 2021 Stock Incentive Plan. The material terms of the 2023 NED RSUs are described after the table. We have omitted from this table the columns pertaining to “Registrant Contributions” and “Aggregate Withdrawals/Distributions” during the fiscal year because they are inapplicable.
Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Mr. Vasos	113,623	(49,220)	64,402
(1)
Represents the market value of the 2023 NED RSUs on May 30, 2024, the date they vested and were deferred, including the additional RSUs credited as a result of dividend equivalents earned with respect to such RSUs (the “Deferred RSUs”). The value is based on the closing market price of our common stock on the NYSE on May 30, 2024. This value is also reported in the “Stock Awards—Value Realized on Vesting” column of the Option Exercises and Stock Vested During Fiscal 2024 table above.

(2)
Represents the difference in (a) the market value on January 31, 2025 of the Deferred RSUs and the additional RSUs credited as a result of dividend equivalents earned after May 30, 2024, and (b) the market value of the Deferred RSUs on May 30, 2024. In each case the market value is based on the closing market price of our common stock on the NYSE on the relevant date.

(3)
Represents the aggregate market value of the deferred 2023 NED RSUs and additional RSUs credited as a result of dividend equivalents earned with respect to such RSUs held by Mr. Vasos as of January 31, 2025. The value is based on the closing market price of our common stock on the NYSE on January 31, 2025. In the Summary Compensation Table for fiscal year 2023, $177,952 was reported with respect to the 2023 NED RSUs awarded to Mr. Vasos on May 30, 2023, for his service as a non-employee director. Such amount represented the grant date fair value of such RSUs, computed in accordance with FASB ASC Topic 718. Information regarding the assumptions made in the valuation of such award was included in Note 9 of the annual consolidated financial statements in our 2023 Annual Report on Form 10-K.

As discussed above under “Director Compensation,” each non-employee director receives an annual award of RSUs issued pursuant to our 2021 Stock Incentive Plan, payable in shares of our common stock. The RSUs are awarded by the CHCM Committee annually to each non-employee director who is elected or re-elected at the annual shareholders’ meeting and to any new non-employee director appointed thereafter but before February 1 of a given year. The RSUs are scheduled to vest on the first anniversary of the grant date subject to certain accelerated vesting conditions. Directors generally may defer receipt of shares underlying the RSUs. Specifically, a director may make an irrevocable election to defer receipt of all or any portion of the vested RSUs prior to December 31 of the calendar year preceding the grant date of the RSUs. Any such deferred shares will instead be paid on the date elected by the director (in the case of Mr. Vasos, upon his cessation of service on the Board) or, if earlier, upon the director’s death or disability or upon a change in control, subject to a six-month delay if required to comply with the requirements of Section 409A of the Internal Revenue Code.
36	2025 Proxy Statement

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
Our agreements with our named executive officers and certain plans and programs in which they participate, in each case as in effect at the end of 2024, provide for benefits or payments upon certain employment termination or change in control events or, for Mr. Vasos only, Board service termination events. We discuss these benefits and payments below except to the extent they are available generally to all salaried employees and do not discriminate in favor of our executive officers or to the extent already discussed under “Nonqualified Deferred Compensation Fiscal 2024” above.
The discussion of equity awards in each scenario includes nonqualified stock options outstanding as of the end of 2024; RSUs outstanding as of the end of 2024 awarded to each of Ms. Dilts and Mr. Deckard in 2022 and 2023 prior to their promotions to Executive Vice President; Mr. Vasos’s 2023 NED RSUs outstanding as of the end of 2024; and PSUs awarded in 2022 (“2022 PSUs”), 2023 (“2023 PSUs”) and 2024 (“2024 PSUs” and, collectively with the 2022 PSUs and the 2023 PSUs, the “PSUs”). In all scenarios discussed below, stock options may not be exercised any later than the 10th anniversary of the grant date. All equity awards discussed below were awarded under our 2021 Stock Incentive Plan except for stock options awarded on or prior to May 25, 2021, which were awarded under our Amended and Restated 2007 Stock Incentive Plan.
Outstanding Pre-2023 Awards to Mr. Vasos
Mr. Vasos retired on April 2, 2023 (the “Retirement Date”). The unvested and vested stock options and unvested PSUs awarded to Mr. Vasos prior to the Retirement Date that remained outstanding or subject to clawback pursuant to a special clawback provision as of the end of 2024 are referred to as “Pre-2023 Awards.” Our subsequent rehiring of Mr. Vasos on October 12, 2023, did not impact vesting or exercisability provisions of any outstanding Pre-2023 Awards.
The vesting, exercisability and forfeiture provisions applicable to an “early retirement” (as defined in the governing agreements) were triggered on the Retirement Date with respect to the stock options awarded to Mr. Vasos in March 2020 (“2020 Options”) and March 2021 (“2021 Options”) and the 2021 PSUs awarded to Mr. Vasos. In connection with Mr. Vasos’s retirement, he agreed in writing to provide reasonable transition services to our Board of Directors and the CEO for 24 months under a consulting agreement effective on his Retirement Date (the “Consulting Agreement”) and to extend the “restricted period” of the business protection provisions (the “Early Retirement Business Protection Provisions”) in Sections 16 through 20 of his employment agreement with the Company effective June 3, 2021, as amended effective November 1, 2022 (the “2021 Employment Agreement”), from two years to three years. All references to an employment agreement for Mr. Vasos in “Potential Payments Upon Termination or Change in Control” that do not use the defined term “2021 Employment Agreement” are referring to the employment agreement between Mr. Vasos and the Company effective October 12, 2023. With respect to the stock options awarded to Mr. Vasos in March 2022 (“2022 Options”) and the 2022 PSUs, the vesting, exercisability and forfeiture provisions applicable to “retirement” (as defined in the governing agreement) were triggered on his Retirement Date.
Mr. Vasos did not receive annual equity awards in 2023 and 2024, although he did receive a one-time award of nonqualified stock options upon his rehire in October 2023 (the “2023 Rehire Options”). For readability, the accelerated vesting and payment (and, for stock options, exercisability) provisions that apply to the Pre-2023 Awards are described immediately below, while the provisions of the 2023 Rehire Options and 2023 NED RSUs are discussed within (and discussion of the Pre-2023 Awards are excluded from) the remaining sections of this “Potential Payments Upon Termination or Change in Control” which follow this “Outstanding Pre-2023 Awards to Mr. Vasos” section.
•
The outstanding unvested 2021 Options remained outstanding following the Retirement Date and become vested and exercisable on the scheduled vesting dates as if no such retirement had occurred. If: (1) Mr. Vasos violates any of the Early Retirement Business Protection Provisions following the Retirement Date, any unvested 2021 Options shall instead terminate and be forfeited and any portion of the 2020 Options and the 2021 Options that vested following the Retirement Date shall immediately be forfeited and subject to clawback pursuant to a special clawback provision; (2) Mr. Vasos dies or incurs a disability (as defined in the governing agreement) following the Retirement Date, any unvested 2021 Options shall instead become immediately vested and exercisable upon his death or disability; or (3) a change in control (as defined in the governing agreement) occurs following the Retirement Date, any unvested 2021 Options shall instead become immediately vested and exercisable upon such change in control. Mr. Vasos may exercise the 2020 Options and, to the extent vested and exercisable, the 2021 Options at any time before the fifth anniversary of the Retirement Date.

•
The 2022 PSUs subject to the three-year Adjusted ROIC performance goal (“2022 Adjusted ROIC PSUs”) were not earned based on performance during the performance period. Accordingly, at the end of 2024, the pro-rata portion of the unvested 2022 Adjusted ROIC PSUs that remained outstanding following the Retirement Date were forfeited.

•
Any 2021 PSUs that vested following the Retirement Date and that have already been paid shall immediately be forfeited and subject to clawback pursuant to a special clawback provision if we become aware of a violation by Mr. Vasos following his Retirement Date of any of the Early Retirement Business Protection Provisions.

•
A pro-rata portion (based on months employed during the applicable performance period prior to the Retirement Date) of the outstanding unvested 2022 PSUs subject

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to the three-year Adjusted ROIC performance goal became vested and nonforfeitable as of the end of 2024 to the extent earned based on performance during the performance period and, to the extent earned, will be paid in 2025.
•
In addition to the special clawback provisions described above, Mr. Vasos’s rights, payments and benefits with respect to the Pre-2023 Award shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by any applicable law, rule or regulation, by any applicable national exchange, or by a separate Dollar General clawback or recoupment policy.

Payments Upon Termination Due to Death or Disability
Equity Awards
If a named executive officer’s employment with us terminates due to death or disability (as defined in the governing agreement):
•
Stock Options. Outstanding unvested stock options become immediately vested and exercisable with respect to 100% of the underlying shares immediately prior to such event and may be exercised until the first anniversary of the event.

•
Restricted Stock Units. Mr. Vasos’s 2023 NED RSUs, which vested during 2024 but are not yet payable due to a prior deferral election by Mr. Vasos, will be paid immediately if Mr. Vasos ceases to serve on the Board due to any reason, including due to his death or disability. Additionally, Ms. Dilts’s and Mr. Deckard’s outstanding unvested RSUs become immediately and fully vested and nonforfeitable upon the date of death or disability termination and will be paid, in the event of death, within 90 days following the date of death and, in the event of a disability termination, six months and one day following the date of the disability termination or, if she or he dies after the disability termination but prior to such payment, such RSUs will be paid upon the earlier of six months and one day following the date of the disability termination or 90 days following the date of death.

•
Performance Share Units. Unearned or unvested PSUs are forfeited and cancelled on the termination date or the last day of the performance period, as applicable, except that (1) if the termination occurs on or after the end of the applicable one-year or three-year performance period associated with the 2022 PSUs, the 2023 PSUs and the 2024 PSUs but before an applicable vesting date, the associated earned but unvested PSUs shall become vested and nonforfeitable as of the termination date but be paid at the same time as if no termination had occurred; (2) for the 2024 PSUs, if the termination occurs before the end of the one-year performance period, a pro-rata portion (based on months employed during the performance period) of one-third of the 2024 PSUs subject to the one-year Adjusted EBITDA performance goal (the “2024 Adjusted EBITDA PSUs”) earned based on performance during such performance period shall become vested and nonforfeitable as of the end of such performance period and be paid at the same time as if no termination had occurred; and (3) for the 2022 PSUs, the 2023 PSUs and the 2024 PSUs, if the termination occurs before the end of the applicable three-year performance period, a pro-rata portion (based on months employed during the applicable performance period) of the associated PSUs, in each case subject to the three-year Adjusted ROIC performance goal, and earned based on performance during the applicable performance period, shall become vested and nonforfeitable as of the end of such applicable performance period and be paid at the same time as if no termination had occurred. See “Payments After a Change in Control” for a discussion of treatment of the PSUs if a disability termination occurs within two years following a change in control.
Other Payments
In the event of a named executive officer’s death (provided the cause of death is not excluded from eligibility under the applicable program), the beneficiary will receive (1) payments under our group life insurance program in an amount, up to a maximum of $4 million, equal to 2.5 times the officer’s annual base salary and (2)  in the event of death prior to the date on which the Teamshare bonus payment, if any, is paid to all eligible employees for a given fiscal year, payment (prorated when applicable based on the number of days employed during the performance period) for the officer’s incentive bonus earned for that fiscal year under the terms of our Teamshare program (which otherwise generally requires a participant to remain employed through the end of the performance period and on the payment date to receive the bonus payment). In addition, in the event of disability (as defined in the governing agreement), a named executive officer will receive 60% of covered monthly earnings up to a $20,000 monthly benefit under our long-term disability insurance program. In the event of death or disability (as defined in the CDP/SERP Plan), a named executive officer’s CDP/SERP Plan benefit will be payable in a lump sum within 60 days after the end of the calendar quarter in which such termination event occurs, provided that we may delay payment in the event of disability until as soon as reasonably practicable after receipt of the disability determination by the Social Security Administration. Depending upon the cause of death or loss suffered, a named executive officer may also be eligible to receive payment of up to $50,000 under our group accidental death and dismemberment program.
Payments Upon Termination Due to Retirement
Except as provided below with respect to equity awards, we do not treat retirement differently from any other voluntary termination of employment without good reason (as discussed below under “Payments Upon Voluntary Termination”) under our plans or agreements for named executive officers. In the event of retirement on or after reaching a minimum age (age 55 for equity awards beginning in 2021; otherwise age 62) and achieving five

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consecutive years of service with us, provided that the sum of the officer’s age plus years of service equals a specified minimum (at least 65 for equity awards beginning in 2021; otherwise at least 70) and that there is no basis to terminate the officer with cause (as defined in the governing agreement) (collectively, “Normal Retirement”):
•
Stock Options. Other than the 2023 Rehire Options awarded to Mr. Vasos, the portion of the outstanding unvested stock options that would have become vested and exercisable within the one-year period following the Normal Retirement date if the officer had remained employed with us shall remain outstanding following the Normal Retirement date and become vested and exercisable on the anniversary of the grant date (for options awarded prior to 2024) or on the April 1 (for options awarded beginning in 2024) that falls within the one-year period following the Normal Retirement date. However, if during such one-year period the officer (1) incurs a disability (as defined in the governing agreement), such portion shall instead become immediately vested and exercisable upon such disability, but only for stock options awarded prior to 2021; or (2) dies, such portion shall instead become immediately vested and exercisable upon such death. Otherwise, except for the 2023 Rehire Options awarded to Mr. Vasos, any option which is unvested and unexercisable on the Normal Retirement date shall immediately expire without payment. The officer may exercise the option to the extent vested and exercisable any time before the fifth anniversary of the Normal Retirement date. See “Voluntary Termination Before Appointment of Successor CEO” or “Voluntary Termination On or After Appointment of Successor CEO” for a discussion of the treatment of the 2023 Rehire Options if Mr. Vasos voluntary terminates his employment.

•
Restricted Stock Units. See “Termination of Board Service” for a discussion of the treatment of the 2023 NED RSUs upon any termination of Board service by Mr. Vasos. Additionally, the one-third of Ms. Dilts’s and Mr. Deckard’s outstanding RSUs that would have become vested and nonforfeitable on the next vesting date if she or he had remained employed through such date will become vested and nonforfeitable upon such Normal Retirement date (provided that if the Normal Retirement occurs on a vesting date no accelerated vesting will occur, but rather she or he shall be entitled only to the portion of the RSUs that were scheduled to vest on such vesting date) and will be paid six months and one day following the Normal Retirement date or, if she or he dies prior to such payment, such RSUs will be paid upon the earlier of (1) 90 days following the date of death or (2) six months and one day following the Normal Retirement date.

•
Performance Share Units. With the exception outlined below, the vesting and payment of the PSUs in a Normal Retirement scenario before the end of the applicable one-year or three-year performance period and on or after the end of such periods is identical to the vesting and payment in the death and disability scenarios discussed above for the PSUs during these respective time periods. However, if the Normal Retirement occurs on or after the end of the one-year performance period but before an applicable vesting date, the one-third of any earned 2022 PSUs subject to the one-year Adjusted EBITDA performance goal, 2023 PSUs subject to the one-year Adjusted EBITDA performance goal, and 2024 Adjusted EBITDA PSUs, in each case that would have become vested on the next vesting date shall become vested and nonforfeitable as of the Normal Retirement date but be paid at the same time as if no retirement had occurred. Otherwise, any unearned or unvested PSUs shall be forfeited and cancelled on the Normal Retirement date or the last day of the performance period, as applicable. See “Payments After a Change in Control” for a discussion of treatment of the PSUs if a named executive officer terminates employment due to Normal Retirement within two years following a change in control.
Payments Upon Voluntary Termination
The payments to be made upon other voluntary termination of employment scenarios vary depending upon whether the resignation occurs with or without “good reason” (as defined in the governing agreement) or after our failure to offer to renew, extend or replace the applicable employment agreement under certain circumstances, or, solely with respect to Mr. Vasos, whether the resignation occurs before, or on or after, the appointment of a successor CEO to Mr. Vasos (“Successor CEO”) for the 2023 Rehire Options.
Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement
If a named executive officer (other than Mr. Vasos) resigns with good reason or under the circumstances described in (2) below, he or she will forfeit all then unvested equity awards and generally may exercise any outstanding vested options up to 90 days following the resignation date. See “Voluntary Termination Before Appointment of Successor CEO” or “Voluntary Termination On or After Appointment of Successor CEO” for a discussion of the treatment of the 2023 Rehire Options upon resignation of Mr. Vasos from employment with the Company. See “Payments After a Change in Control” for a discussion of the treatment of equity awards if a named executive officer resigns with good reason within two years following a change in control. See “Termination of Board Service” for a discussion of the treatment of the 2023 NED RSUs upon resignation of Mr. Vasos from the Board.
If a named executive officer resigns (1) with good reason after giving 30 days written notice (90 days for Mr. Vasos); or (2) except for Mr. Vasos, within 60 days of our failure to offer to renew, extend or replace his or her employment agreement before, at or within six months after the end of the agreement’s term (unless we enter into a mutually acceptable severance arrangement or the resignation is a result of the officer’s retirement or termination other than for good reason), then in each case, as applicable, the officer will receive the following benefits generally on or beginning on the 60th day after termination of employment but contingent upon the execution and effectiveness of a

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release of certain claims in the form attached to the employment agreement:
•
Continuation of base salary, generally as in effect immediately before the termination, for 24 months payable in accordance with our normal payroll cycle and procedures.

•
A lump sum payment of: (1) for Mr. Vasos, two times the amount of his annual target bonus under our annual bonus program in respect of the fiscal year in which his termination occurs; and (2) for each other named executive officer, two times the amount of the average percentage of target bonus paid to such officer under our annual bonus program with respect to our two most recently completed fiscal years (not including a completed fiscal year for which financial performance has not yet been certified) for which annual bonuses have been paid to executives under such program multiplied by such officer’s (A) target bonus level and (B) base salary (in each case, as applicable as of the date immediately preceding the employment termination or, if the termination is for good reason due to the reduction of the officer’s target bonus level or base salary, then his or her target bonus level and base salary applicable immediately prior to such reduction). If no bonus was paid to such officer with respect to one or both of the applicable fiscal years due to Dollar General’s performance or to individual performance (as opposed to ineligibility due to length of employment), then such bonus amount shall be zero in calculating the average. If the named executive officer was not eligible for a bonus with respect to one of the two applicable fiscal years due to length of employment, then such amount shall be calculated based upon the percentage of target bonus to such officer for the applicable fiscal year for which a bonus was paid. If no bonus was paid to the named executive officer with respect to the applicable fiscal years due to length of employment, then no such amount shall be paid.

•
Mr. Vasos also will receive a lump sum payment, payable when annual bonuses are paid to our other executives, of a pro-rata portion of the annual bonus, if any, that he would have been entitled to receive for the fiscal year of termination, if such termination had not occurred, based on our performance for the fiscal year in which his employment terminates, multiplied by a fraction, the numerator of which is the number of days during which he was employed by us in the fiscal year and the denominator of which is 365.

•
A lump sum payment of two times our annual contribution that would have been made in respect of the plan year in which such termination occurs for the named executive officer’s participation in our pharmacy, medical, dental and vision benefits programs.

•
Reasonable outplacement services until the earlier of one year or subsequent employment.

Any amounts owed to a named executive officer in the form of salary continuation that would otherwise have been paid during the 60-day period after termination will instead be payable in a single lump sum on the 60th day after such termination and the remainder will be paid in the form of salary continuation payments over the remaining 24-month period as set forth above.
In certain cases, some or all of the payments and benefits provided on termination of employment may be delayed for six months following termination to comply with the requirements of Section 409A of the Internal Revenue Code. Any payment required to be delayed would be paid at the end of the six-month period in a lump sum, and any payments due after the six-month period would be paid at the normal payment date provided for under the applicable employment agreement.
To the extent permitted by law, if we reasonably believe a named executive officer engaged in conduct during employment that would have resulted in termination for cause, any unpaid severance amounts under the applicable employment agreement may be forfeited and we may seek to recover any severance amounts paid under the applicable employment agreement.
The named executive officer will forfeit any unpaid severance amounts, and we retain any other rights we have available under law or equity, upon a material breach of any continuing obligation under the applicable employment agreement or the release, which include the following business protection provisions (the “Business Protection Provisions”):
•
Such officer must maintain the confidentiality of, and refrain from disclosing, disposing of, or using our (a) trade secrets for any period of time as the information remains a trade secret under applicable law and (b) confidential information for a period of two years (three years in the case of Mr. Vasos) following the termination date (as applicable, the “Restricted Period”).

•
For the Restricted Period, such officer may not accept, obtain or work in a “competitive position” in states within the United States or in those countries outside of the United States in which we maintain stores at the time of his or her termination or in those states or countries in which we have specific and demonstrable plans at the time of his or her termination to open stores within six months after his or her termination date and about which he or she was aware at the time of termination. “Competitive position” includes any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the named executive officer and any person or entity engaged wholly or in material part in the business in which we are engaged (i.e., the discount consumables basics or general merchandise retail business), including but not limited to those entities identified in the applicable employment agreement, or any person or entity then attempting or planning to enter the discount consumable basics retail business, in either case if such officer is required to perform services on behalf of or for the benefit of such person or entity which are substantially similar to those he or she provided or directed at any time while employed by us.

•
For the Restricted Period, such officer may not recruit, solicit or induce any of our exempt employees (including those who had been our exempt employees within the

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last six months of such officer’s employment) to leave our employ and may not solicit, contact, call upon or communicate with anyone who has a business relationship with us at such officer’s termination date and with whom such officer had contact while employed by us if it would likely interfere with or cause a diminution in our business relationships or result in an unfair competitive advantage over us.
In addition, each named executive officer’s rights, payments and benefits with respect to any incentive compensation (whether cash or equity) shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by any applicable law, rule or regulation, by any applicable national exchange, or by a separate Dollar General clawback or recoupment policy.
Voluntary Termination without Good Reason
If a named executive officer (other than Mr. Vasos) otherwise resigns without good reason, he or she will forfeit all then unvested equity awards and generally may exercise any outstanding vested options up to 90 days following the resignation date. See “Voluntary Termination Before Appointment of Successor CEO” or “Voluntary Termination On or After Appointment of Successor CEO” for a discussion of the treatment of the 2023 Rehire Options upon Mr. Vasos’s resignation of employment with the Company. See “Termination of Board Service” for a discussion of the treatment of the 2023 NED RSUs upon Mr. Vasos’s resignation from the Board.
With respect to Mr. Vasos, if he voluntarily resigns without good reason on or after the appointment of a Successor CEO but contingent upon the execution and effectiveness of a release of certain claims in the form attached to his employment agreement, he will receive a lump sum severance benefit under the employment agreement, payable at such time as annual bonuses are paid to other senior executives of the Company and subject to achievement of applicable performance criteria, of an amount equal to the annual bonus, if any, that he would have been entitled to receive (on a non-prorated basis) under our annual bonus program for the fiscal year of termination, if such termination had not occurred.
Voluntary Termination Before Appointment of Successor CEO
Solely with respect to the 2023 Rehire Options awarded to Mr. Vasos, in the event Mr. Vasos voluntarily resigns his employment prior to the appointment of a Successor CEO (as defined in the governing agreement) and prior to vesting, the unvested 2023 Rehire Options shall immediately expire without payment and, if Mr. Vasos voluntarily terminates his employment prior to the appointment of a Successor CEO and after vesting, Mr. Vasos will have five years from his voluntary termination date to exercise his vested 2023 Rehire Options. See “Payments After a Change in Control” for a discussion of the treatment of the 2023 Rehire Options if Mr. Vasos resigns with good reason within two years following a change in control.
Voluntary Termination On or After Appointment of Successor CEO
Solely with respect to the 2023 Rehire Options awarded to Mr. Vasos, in the event Mr. Vasos voluntarily resigns his employment for any reason on or at any time following the appointment of a Successor CEO, provided such termination is without “cause” (as defined in the governing agreement) and other than a “qualifying termination” (as defined in the governing agreement) (“Successor Appointment Termination”), the 2023 Rehire Options will remain outstanding and will become 100% vested and exercisable on the first anniversary of the Successor Appointment Termination date (unless the unaccelerated vesting date occurs before such anniversary while the 2023 Rehire Options are outstanding), provided that: (1) if we request that he enter into a written agreement with us to provide reasonable consulting services to our Board of Directors and the Successor CEO for up to a period of time following the Successor Appointment Termination date that does not extend beyond October 12, 2027, and he fails to enter into such written agreement within 30 days, then the unvested 2023 Rehire Options will immediately terminate and be forfeited; (2) if he dies following the date of the Successor Appointment Termination, then any unvested 2023 Rehire Options will become immediately vested and exercisable upon his death; or (3) if a “change in control” (as defined in the governing agreement) occurs following the date of the Successor Appointment Termination, then any unvested 2023 Rehire Options will become immediately vested and exercisable upon such change in control. However, if we become aware of a violation by Mr. Vasos following the Successor Appointment Termination date of any of the Business Protection Provisions under the applicable employment agreement, any portion of the 2023 Rehire Options that vested following the Successor Appointment Termination date (unless the unaccelerated vesting date occurred prior the first anniversary following the Successor Appointment Termination date) shall immediately be forfeited and subject to clawback pursuant to a special clawback provision and any unvested portion of the 2023 Rehire Options shall immediately expire without payment. Mr. Vasos will have until the fifth anniversary of the date of his Successor Appointment Termination to exercise outstanding vested 2023 Rehire Options. For any unvested 2023 Rehire Options that vest following a Successor Appointment Termination (unless the unaccelerated vesting date occurred prior the first anniversary following the Successor Appointment Termination date), any shares acquired upon exercise of such portion of the 2023 Rehire Options (other than shares used to pay the exercise price or to satisfy tax withholding) shall be held and not sold until October 12, 2027, provided this holding requirement does not apply if Mr. Vasos later dies or if there is a later change in control. See “Payments After a Change in Control” for a discussion of treatment of the 2023 Rehire Options if Mr. Vasos resigns with good reason within two years following a change in control.
See “Voluntary Termination without Good Reason” for a discussion of the severance benefits that are payable for a

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resignation from employment by Mr. Vasos on or after appointment of a Successor CEO.
Termination of Board Service
Solely with respect to the 2023 NED RSUs awarded to Mr. Vasos, which vested during 2024 but are not yet payable due to a prior deferral election by Mr. Vasos, the 2023 NED RSUs will be paid immediately if Mr. Vasos ceases to serve on the Board for any reason.
Payments Upon Involuntary Termination
The payments to be made to a named executive officer upon involuntary termination of employment vary depending upon whether termination is with or without “cause” (as defined in the governing agreement), and solely with respect to Mr. Vasos, if such involuntary termination occurs before, on or after the appointment of a Successor CEO.
Involuntary Termination with Cause
Upon an involuntary termination with cause, a named executive officer will forfeit all unvested equity awards, all vested but unpaid PSUs, and all vested but unexercised options.
Involuntary Termination without Cause
Upon an involuntary termination without cause, a named executive officer (other than Mr. Vasos):
•
Will forfeit all then unvested equity awards.

•
Generally may exercise any outstanding vested options up to 90 days following the termination date.

•
Will receive the same severance payments and benefits on the same terms and conditions as described under “Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement” above.

With respect to Mr. Vasos, upon an involuntary termination without cause that occurs (1) on or after the appointment of a Successor CEO, Mr. Vasos will receive the same benefits on the same terms and conditions as are described in “Voluntary Termination On or After Appointment of Successor CEO;” (2) prior to the appointment of a Successor CEO and prior to vesting, the unvested 2023 Rehire Options shall immediately expire without payment; and (3) prior to the appointment of a Successor CEO and on or after vesting, Mr. Vasos will have 90 days from termination to exercise his vested 2023 Rehire Options.
See “Payments After a Change in Control” for a discussion of the treatment of equity awards if a named executive officer is involuntarily terminated without cause within two years following a change in control.
Upon an involuntary termination of employment without cause prior to the appointment of a Successor CEO but contingent upon the execution and effectiveness of a release of certain claims in the form attached to his employment agreement, Mr. Vasos will receive the same severance payments and benefits on the same terms and conditions as described in “Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement.” However, if Mr. Vasos’s employment is terminated without cause on or after the appointment of a Successor CEO but contingent upon the execution and effectiveness of a release of certain claims in the form attached to the employment agreement, he will receive a lump sum severance benefit, payable at such time as annual bonuses are paid to our other senior executives and subject to achievement of applicable performance criteria, of an amount equal to the annual bonus, if any, that he would have been entitled to receive (on a non-prorated basis) under our annual bonus program for the fiscal year of termination if such termination had not occurred.
Payments After a Change in Control
Equity Awards
With respect to PSUs, if a change in control (as defined in the governing agreement) occurs on or before the end of an applicable performance period, and the named executive officer has remained continuously employed until the change in control, the target number of the applicable unvested PSUs shall be deemed earned but otherwise continue to be subject to the service and payment provisions, including applicable pro-ration requirements, of the applicable award agreement, unless the officer experiences a “qualifying termination.” A change in control that occurs after the end of an applicable performance period with respect to PSUs, or that occurs at any time with respect to stock options, including the 2023 Rehire Options, or Ms. Dilts’s and Mr. Deckard’s RSUs, will have no effect upon any such PSUs, stock options or RSUs unless the named executive officer experiences a “qualifying termination.”
Upon a named executive officer’s “qualifying termination,” which includes involuntary termination (including, with respect to the PSUs, due to a disability termination) without cause or resignation with good reason (unless cause to terminate exists), in each case as defined in the governing agreement, as well as voluntary resignation due to Normal Retirement (unless cause to terminate exists) in the case of PSUs, in each case within two years after a change in control (provided that the officer was continuously employed by us until the change in control): (1) all of his or her outstanding unvested options, including the 2023 Rehire Options, will immediately vest and become exercisable as to 100% of the shares underlying such options on the termination date, and the officer may exercise any outstanding vested options up to three years following the termination date; (2) all of Ms. Dilts’s and Mr. Deckard’s outstanding RSUs will become vested and nonforfeitable and will be paid six months and one day following the qualifying termination date or, if she or he dies prior to such payment, such RSUs will be paid upon the earlier of (A) 90 days following the date of death or (B) six months and one day following the qualifying termination date; and (3) all of his or her previously earned, or deemed earned, but unvested PSUs that have not been previously forfeited will immediately vest, become

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nonforfeitable and be paid on the termination date (or the previously scheduled applicable vesting date if earlier) subject to a six-month delay if applicable to comply with Section 409A of the Internal Revenue Code.
With respect to Mr. Vasos’s 2023 NED RSUs, which vested during 2024 but are not yet payable due to a prior deferral election by Mr. Vasos, if a change in control (as defined in the governing agreement) occurs while Mr. Vasos is a member of the Board, the 2023 NED RSUs shall be paid upon the change in control.
Other Payments
In the event of a change in control as defined in Section 280G of the Internal Revenue Code, each named executive officer’s employment agreement provides for capped payments (taking into consideration all payments and benefits covered by such Section 280G) of $1 less than the amount that would trigger the “golden parachute” excise tax under federal income tax rules (the “excise tax”) unless he or she signs a release and the after-tax benefit would be at least $50,000 more than it would be without capping the payments. In such case, such officer’s payments and benefits would not be capped and he or she would be responsible for the excise tax payment. We would not pay any additional amount to cover the excise tax. The tables below reflect the uncapped amounts, subject to reduction in the circumstances described in this paragraph.

Potential Payments to Named Executive Officers Upon Occurrence of Various Termination Events or Change in Control as of January 31, 2025
The following tables reflect potential payments to (1) Mr. Vasos; and (2) each of Mss. Dilts, E. Taylor and R. Taylor and Mr. Deckard, in each case in various termination and change in control scenarios based on compensation, benefit and equity levels in effect on, and assuming the scenario was effective as of, January 31, 2025. For stock valuations, we have used the closing price of our stock on the NYSE on January 31, 2025 ($71.06). The tables omit columns for any scenario that would not result in payments to any of the applicable named executive officers. The tables below report only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and, as a result, exclude earned but unpaid base salary through the employment termination date and equity awards, CDP/SERP Plan benefits, and Mr. Vasos’s non-employee director cash deferral and 2023 NED RSUs deferral account balances, in each case that had vested prior to the event. For more information regarding the CDP/SERP Plan benefits and Mr. Vasos’s non-employee director cash deferral and 2023 NED RSUs deferral, see “Nonqualified Deferred Compensation Fiscal 2024” above. The tables also exclude any amounts that are available generally to all salaried employees and do not discriminate in favor of our executive officers. The amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.
Potential Payments to Mr. Vasos
Item	Death ($)(1)	Disability ($)(1)	Before Appointment of Successor CEO Involuntary Without Cause or Voluntary With Good Reason ($)	Voluntary With Good Reason On or After Appointment of Successor CEO ($)	On or After Appointment of Successor CEO Voluntary Without Good Reason or Involuntary Without Cause ($)	Change in Control With Qualifying Termination or After 2023 Retirement ($)
Cash Severance	214,849	n/a	7,000,000	7,000,000	214,849	7,214,849
Health Payment	n/a	n/a	32,851	32,851	n/a	32,851
Outplacement(2)	n/a	n/a	14,900	14,900	n/a	14,900
Life Insurance Proceeds	3,500,000	n/a	n/a	n/a	n/a	n/a
Total	3,714,849	—	7,047,751	7,047,751	214,849	7,262,600
(1)
In addition to the amounts reported above, depending upon the cause of death or loss suffered, Mr. Vasos may also be eligible to receive payment of up to $50,000 under our group accidental death and dismemberment program.

(2)
Estimated based on information provided by our outplacement services provider.

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EXECUTIVE COMPENSATION
Potential Payments to Mss. Dilts, E. Taylor and R. Taylor and Mr. Deckard
Name/Item	Death ($)(1)	Disability ($)(1)	Retirement ($)(2)	Involuntary Without Cause or Voluntary With Good Reason ($)	Change in Control With Qualifying Termination ($)(3)
Ms. Dilts
Equity Vesting Due to Event(4)	143,186	143,186	n/a	n/a	410,585
Cash Severance	58,700	n/a	n/a	2,507,670	2,507,670
Health Payment	n/a	n/a	n/a	32,407	32,407
Outplacement(5)	n/a	n/a	n/a	14,900	14,900
Life Insurance Proceeds	1,913,000	n/a	n/a	n/a	n/a
Total	2,114,886	143,186	n/a	2,554,977	2,965,562
Ms. E. Taylor
Equity Vesting Due to Event(4)	170,686	170,686	n/a	n/a	519,733
Cash Severance	63,227	n/a	n/a	2,389,600	2,389,600
Health Payment	n/a	n/a	n/a	32,751	32,751
Outplacement(5)	n/a	n/a	n/a	14,900	14,900
Life Insurance Proceeds	2,060,000	n/a	n/a	n/a	n/a
Total	2,293,913	170,686	n/a	2,437,251	2,956,984
Ms. R. Taylor
Equity Vesting Due to Event(4)	170,686	170,686	170,686	n/a	519,733
Cash Severance	57,299	n/a	n/a	2,165,575	2,165,575
Health Payment	n/a	n/a	n/a	32,751	32,751
Outplacement(5)	n/a	n/a	n/a	14,900	14,900
Life Insurance Proceeds	1,867,000	n/a	n/a	n/a	n/a
Total	2,094,985	170,686	170,686	2,213,226	2,732,959
Mr. Deckard
Equity Vesting Due to Event(4)	107,158	107,158	91,454	n/a	374,557
Cash Severance	53,712	n/a	n/a	2,294,600	2,294,600
Health Payment	n/a	n/a	n/a	32,751	32,751
Outplacement(5)	n/a	n/a	n/a	14,900	14,900
Life Insurance Proceeds	1,750,000	n/a	n/a	n/a	n/a
Total	1,910,870	107,158	91,454	2,342,251	2,716,808
(1)
In addition to the amounts reported above, depending upon the cause of death or loss suffered, a named executive officer may also be eligible to receive payment of up to $50,000 under our group accidental death and dismemberment program.

(2)
Ms. R. Taylor and Mr. Deckard meet the Normal Retirement requirements with respect to their 2021, 2022, 2023 and 2024 equity awards. None of the remaining named executive officers listed in the table were eligible for retirement on January 31, 2025.

(3)
Reflects the value of accelerated equity vesting upon a “qualifying termination” after a change in control under the applicable award agreement, as well as the value of payments and benefits provided under the applicable employment agreement for involuntary termination without cause or voluntary termination with good reason with or without a change in control, which are types of “qualifying termination.”

(4)
For the portion of PSUs that are subject to performance for periods ending after January 31, 2025, the value included in the Death, Disability and Retirement columns assumes a threshold payout of 50% for each of the 2023 PSUs and 2024 PSUs, prorated for a death, disability or retirement termination scenario occurring on January 31, 2025.

(5)
Estimated based on information provided by our outplacement services provider.

44	2025 Proxy Statement

EXECUTIVE COMPENSATION
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain of our financial performance. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Compensation Discussion and Analysis.”
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO Todd J. Vasos ($)	Summary Compensation Table Total for Former CEO Jeffery C. Owen ($)	Compensation Actually Paid to CEO Todd J. Vasos ($)(1)	Compensation Actually Paid to Former CEO Jeffery C. Owen ($)(1)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(1)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net Income ($)(5)	Adjusted EBIT ($)(6)
2024	2,152,357	—	(5,684,648)	—	3,008,473	657,061	49.38	222.95	1,125,253,000	1,863,111,000
2023	8,980,117	6,912,197	(2,056,638)	(24,320)	2,255,670	(464,265)	92.43	159.96	1,661,274,000	2,597,313,000
2022	15,621,406	12,032,684	34,630,029	15,272,360	3,512,266	6,376,349	152.34	141.50	2,415,989,000	3,590,529,000
2021	16,618,873	—	30,774,890	—	3,891,597	6,426,452	135.23	139.54	2,399,232,000	3,455,592,000
2020	16,452,823	—	51,714,395	—	3,991,825	8,861,693	127.80	117.55	2,655,050,000	3,630,107,000
(1)
Compensation Actually Paid reflects the value of equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown. The equity award valuations used in these calculations are consistent with, and do not materially differ from, the Company’s practice of equity award valuation at grant date. For the PSUs tied to adjusted ROIC performance, change in fair value is based on the Company’s estimate of the probable outcome of the adjusted ROIC performance goal for the relevant performance period as of the last day of the relevant fiscal year. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to Messrs. Vasos or Owen or the actual average amount of compensation earned by or paid to our other named executive officers as a group during the applicable year. To calculate Compensation Actually Paid, the following amounts were deducted from and added to Summary Compensation Table total compensation:

CEO (Vasos) Summary Compensation Table Total to Compensation Actually Paid:
Year	Salary ($)	Stock and Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(a)	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)(b)	Additions to Summary Compensation Table Total ($)(c)	Compensation Actually Paid ($)
2024	1,400,054	—	214,849	537,454	2,152,357	—	(7,837,005)	(5,684,648)
2023	652,461	7,952,550	—	375,106	8,980,117	(7,952,550)	(3,084,205)	(2,056,638)
2022	1,391,720	11,517,337	2,520,000	192,349	15,621,406	(11,517,337)	30,525,960	34,630,029
2021	1,350,052	10,418,597	4,544,529	305,695	16,618,873	(10,418,597)	24,574,614	30,774,890
2020	1,341,718	8,948,115	6,075,000	87,990	16,452,823	(8,948,115)	44,209,687	51,714,395
Former CEO (Owen) Summary Compensation Table Total to Compensation Actually Paid:
Year	Salary ($)	Stock and Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(a)	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)(b)	Additions to Summary Compensation Table Total ($)(c)	Compensation Actually Paid ($)
2023	792,439	6,030,777	—	88,981	6,912,197	(6,030,777)	(905,740)	(24,320)
2022	962,310	9,629,223	1,344,299	96,852	12,032,684	(9,629,223)	12,868,899	15,272,360
Average Non-CEO Named Executive Officers Summary Compensation Table Total to Compensation Actually Paid (all amounts are averaged for each component of each relative year):
Year	Salary ($)	Stock and Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(a)	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)(b)	Additions to Summary Compensation Table Total ($)(c)	Compensation Actually Paid ($)
2024	755,393	2,098,180	58,235	96,666	3,008,473	(2,098,180)	(253,232)	657,061
2023	564,873	1,267,919	—	422,879	2,255,670	(1,267,919)	(1,452,017)	(464,265)
2022	711,643	2,004,911	675,264	120,448	3,512,266	(2,004,911)	4,868,994	6,376,349
2021	718,426	1,740,541	1,340,080	92,551	3,891,597	(1,740,541)	4,275,396	6,426,452
2020	634,595	1,620,602	1,353,871	382,757	3,991,825	(1,620,602)	6,490,470	8,861,693
(a)
Reflects “All Other Compensation” reported in the Summary Compensation Table for each year shown.

2025 Proxy Statement	45

EXECUTIVE COMPENSATION
(b)
Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension value for any of the years reflected in this table, therefore a deduction from the Summary Compensation Table total related to pension value was not required.

(c)
Reflects the value of equity calculated in accordance with the SEC’s methodology for determining Compensation Actually Paid for each year shown.

The following table includes supplemental data for the calculation resulting in the equity component of Mr. Vasos’s Compensation Actually Paid for the periods indicated:
Year	Addition of Fair Value of Current Year Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards That Vested in Fiscal Year ($)	Equity Value Included in Compensation Actually Paid ($)
2024	—	(9,971,297)	2,134,292	(7,837,005)
2023	12,092,500	(11,953,353)	(3,223,353)	(3,084,205)
2022	18,548,895	7,315,148	4,661,916	30,525,960
2021	20,063,063	2,900,588	1,610,963	24,574,614
2020	24,865,308	16,856,565	2,487,814	44,209,687
The following table includes supplemental data for the calculation resulting in the equity component of Mr. Owen’s Compensation Actually Paid for the period indicated:
Year	Addition of Fair Value of Current Year Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards That Vested in Fiscal Year ($)	Equity Value Included in Compensation Actually Paid ($)
2023	—	—	(905,740)	(905,740)
2022	10,142,910	1,682,984	1,043,005	12,868,899
The following table includes supplemental data for the calculation resulting in the equity component of the non-CEO named executive officers’ average Compensation Actually Paid for the periods indicated:
Year	Additions of Average Fair Value of Current Year Equity Awards Unvested at Fiscal Year End ($)	Additions of Average Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year End ($)	Additions of Average Change in Fair Value of Prior Years’ Equity Awards That Vested in Fiscal Year ($)	Average Equity Value Included in Compensation Actually Paid ($)
2024	158,419	(613,214)	201,564	(253,232)
2023	353,167	(1,418,895)	(386,289)	(1,452,017)
2022	3,168,564	1,048,097	652,334	4,868,994
2021	3,351,740	535,079	388,578	4,275,396
2020	4,004,324	2,332,449	153,697	6,490,470
(2)
Named executive officers (other than the CEO) for each fiscal year are:

2024 Other Named Executive Officers	2023 Other Named Executive Officers	2022 Other Named Executive Officers	2021 Other Named Executive Officers	2020 Other Named Executive Officers
Kelly M. Dilts, Executive Vice President & Chief Financial Officer	Kelly M. Dilts, Executive Vice President & Chief Financial Officer	John W. Garratt, President & Chief Financial Officer	John W. Garratt, Executive Vice President & Chief Financial Officer	John W. Garratt, Executive Vice President & Chief Financial Officer
Emily C. Taylor, Executive Vice President & Chief Merchandising Officer	John W. Garratt, Former President & Chief Financial Officer	Emily C. Taylor, Executive Vice President & Chief Merchandising Officer	Jeffery C. Owen, Chief Operating Officer	Jeffery C. Owen, Chief Operating Officer
Rhonda M. Taylor, Executive Vice President & General Counsel	Emily C. Taylor, Executive Vice President & Chief Merchandising Officer	Rhonda M. Taylor, Executive Vice President & General Counsel	Rhonda M. Taylor, Executive Vice President & General Counsel	Jason S. Reiser, Former Executive Vice President & Chief Merchandising Officer
Steven R. Deckard, Executive Vice President, Strategy & Development	Rhonda M. Taylor, Executive Vice President & General Counsel	Carman R. Wenkoff, Executive Vice President & Chief Information Officer	Carman R. Wenkoff, Executive Vice President & Chief Information Officer	Rhonda M. Taylor, Executive Vice President & General Counsel
	Carman R. Wenkoff, Executive Vice President & Chief Information Officer			Carman R. Wenkoff, Executive Vice President & Chief Information Officer
Antonio Zuazo, Former Executive Vice President, Global Supply Chain
46	2025 Proxy Statement

EXECUTIVE COMPENSATION
(3)
Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(4)
Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Consumer Staples Distribution & Retail Index.

(5)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

(6)
Adjusted EBIT is defined in “Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Short-Term Cash Incentive Plan—2024 Teamshare Structure.” All amounts for prior years have been calculated using this Adjusted EBIT definition. While we use several financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that adjusted EBIT, in our assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay for performance philosophy. The financial metrics that the CHCM Committee selects for both our short-term cash incentive plan and our long-term equity incentive program are selected in order to fulfill our pay for performance philosophy and to align the interests of our named executive officers and our shareholders. Our most important financial performance measures for linking executive compensation actually paid to our named executive officers, for the most recently completed fiscal year, to our performance are as follows:
Mr. Vasos	Non-CEO Named Executive Officers
Adjusted EBIT	Adjusted EBIT
Net Sales	Net Sales
Adjusted ROIC	Adjusted ROIC
Adjusted EBITDA
Adjusted EBIT, Net Sales, adjusted EBITDA, and adjusted ROIC are defined in the discussions of the 2024 Teamshare structure, the 2024 annual equity award structure and the completed 2022-2024 performance period with respect to the 2022 PSU awards, as applicable, all of which can be found under “Elements of Named Executive Officer Compensation” within “Compensation Discussion and Analysis” above.
Relationship Between Compensation Actually Paid and Performance Measures
The charts below show, for the past five years, the relationship between the CEO and non-CEO compensation actually paid and our (1) cumulative TSR, (2) net income, and (3) adjusted EBIT, as well as the relationship of our cumulative TSR relative to the cumulative TSR of the current and former peer groups.

Compensation Actually Paid vs. TSR
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
$000s
$160
$140
$120
$100
$80
$60
$40
TSR
Value of Initial Fixed $100 Investment
51,714
8,862
$127.80
30,775
6,426
$135.23
34,630
15,272
6,376
$152.34
(2,057)
(24)
(464)
$92.43
(5,685)
657
$49.38
FY20
FY21
FY22
FY23
FY24
CAP (Vasos)
CAP (Owen)
Average CAP (Non-CEO NEOs)
Dollar General TSR

2025 Proxy Statement	47

EXECUTIVE COMPENSATION

Compensation Actually Paid vs. Net Income & Adjusted EBIT
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
$000s
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
Net Income & Adjusted EBIT $Millions
51,714
3,630
8,862
2,655
3,456
30,775
2,399
6,426
3,591
34,630
2,416
15,272
6,376
2,597
1,661
(2,057)
(24)
(464)
1,863
1,125
(5,685)
657
FY20
FY21
FY22
FY23
FY24
CAP (Vasos)
CAP (Owen)
Average CAP (Non-CEO NEOs)
Net Income
Adjusted EBIT

TSR: Dollar General vs. Peer Group
TSR
Value of Initial Fixed $100 Investment
$250
$200
$150
$100
$50
$0
$222.95
$159.96
$152.34
$139.54
$127.80
$135.23
$141.50
$117.55
$100.00
$92.43
$49.38
Initial Investment (FYE19)
FYE20
FYE21
FYE22
FYE23
FYE24
Dollar General
S&P 500 Consumer Staples Distribution & Retail

The above disclosures under “Pay Versus Performance” should not be deemed incorporated by reference into any other Dollar General filing under the Exchange Act, except to the extent Dollar General specifically incorporates such disclosures by reference therein.
48	2025 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
None of Messrs. McGuire and Bryant or Mss. Fili-Krushel and Scarlett, each of whom was a member of our CHCM Committee during all or a portion of 2024: (1) was at any time during 2024 an officer or employee, or was at any time prior to 2024 an officer, of Dollar General or any of our subsidiaries; or (2) had any relationship requiring disclosure under “Transactions with Management and Others.” Also, none of our executive officers serves, or in the past fiscal year has served, as a director or compensation committee (or equivalent committee) member of any entity that has an executive officer serving as a Dollar General director or CHCM Committee member.
Compensation Risk Considerations
In March 2025, our CHCM Committee reviewed a risk assessment of our compensation program for employees, including executive officers, prepared by its compensation consultant with input from management. The assessment included a review of our compensation programs for certain design features which could potentially encourage excessive risk-taking or otherwise create risk to Dollar General. The CHCM Committee concluded, after considering the degree to which risk-aggravating factors were offset by risk-mitigating factors, that the net risks created by our overall compensation program are not reasonably likely to have a material adverse effect on Dollar General.
Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and our Chief Executive Officer (our “CEO”). This pay ratio is a reasonable estimate calculated in a manner consistent with
SEC rules based on our payroll and employment records and the methodology described below.
The fiscal 2024 annual total compensation of the median compensated employee (a part-time store associate) of our temporary, part-time and full-time employee base who were employed as of the last day of our 2024 fiscal year (January 31, 2025), other than our CEO, calculated in accordance with the rules applicable to the Summary Compensation Table, was $18,951, and our CEO’s fiscal 2024 annual total compensation was $2,152,357, resulting in a ratio of 1:114.
As of January 31, 2025, our total population, excluding the CEO, consisted of 186,029 compensated employees, of which 225 were located in non-U.S. jurisdictions as follows: Mexico (117); China (97); Hong Kong (10); and Turkey (1). As permitted by SEC rules, we excluded all such 225 non-U.S. employees. After applying this exemption, the employee population used to identify the median employee consisted of 185,804 temporary, part-time and full-time employees located solely in the U.S.
To identify the median compensated employee, we used W-2 Box 5 Medicare wages for the period from February 3, 2024 (the first day of our 2024 fiscal year) through January 31, 2025 (the last day of our 2024 fiscal year), with such amounts annualized for those permanent employees who did not work for the full year. Our determination of the median compensated employee yielded two employees because the population we used had an even number of employees. From the two employees, we selected the employee who worked more of the year than the other as the median compensated employee.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 Proxy Statement	49

Advisory Vote to Approve Named Executive Officer
Compensation (ITEM 2 ON THE BALLOT)
In accordance with Section 14A of the Exchange Act, we annually allow our shareholders to vote, on an advisory and nonbinding basis, on the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Accordingly, you may vote on the following resolution at the annual meeting: “RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Dollar General’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures in this Proxy Statement.”
As discussed in detail in “Compensation Discussion and Analysis,” the CHCM Committee actively oversees our executive compensation program, adopting changes and awarding compensation as appropriate to reflect Dollar General’s circumstances and to promote the main objectives of the program. Our executive compensation program is designed with the goal of serving our shareholders’ long-term interests. The program rewards our named executive officers for the achievement of specific annual and long-term goals and the realization of increased shareholder value. We believe that offering a competitive compensation package is vital to attract, retain, and motivate experienced and appropriately qualified executives.
At our 2024 annual meeting, our Say-on-Pay proposal received lower support from shareholders than in previous years, with 72.8% of votes cast in support of our executive compensation program. This result prompted us to better understand shareholders’ concerns as part of our robust shareholder engagement program in which, as discussed elsewhere in this Proxy Statement, we reached out to approximately 66% of shares outstanding and received feedback from approximately 56% of shares outstanding. We discussed with shareholders the changes made for our 2024 executive compensation program, which addressed feedback concerning our use of similar performance metrics in the short-term and long-term incentive programs and the maximum potential payouts under these plans, and sought input on potential additional changes for 2025, particularly around the type and mix of equity awards and the metrics and length of performance periods used in the long-term incentive program. The results of these and previous engagements, including how the CHCM Committee took shareholder feedback into account in designing the executive compensation program, are discussed in the “Compensation Discussion and Analysis” and the “Corporate Governance” sections of this Proxy Statement.
We firmly believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure alignment of management’s and shareholders’ interests to support long-term value creation.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. This vote also is not a vote on director compensation, as described under “Director Compensation,” or on our compensation policies as they relate to risk management, as described under “Compensation Risk Considerations” in the “Executive Compensation” section.
Our Board of Directors is asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement in accordance with SEC rules by voting for this proposal. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded and will not be binding on or overrule any decisions by the CHCM Committee or the Board. Nonetheless, our Board and the CHCM Committee value our shareholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future named executive officer compensation decisions.
At our annual meeting of shareholders held on May 31, 2023, our shareholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, our Board of Directors implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur at the 2029 annual meeting.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.
50	2025 Proxy Statement

SECURITY OWNERSHIP
The following tables show the amount of our common stock beneficially owned by the listed persons as of March 20, 2025. For purposes of such tables, a person “beneficially owns” a security if that person directly or indirectly has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Percentage computations are based on 219,947,078 shares of our common stock outstanding as of March 20, 2025, unless otherwise noted.
Security Ownership of Certain Beneficial Owners
The following table pertains to beneficial ownership by those known by us to beneficially own more than 5% of our common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1)	25,071,171	11.4%
BlackRock, Inc.(2)	19,372,663	8.8%
Pzena Investment Management, LLC(3)	11,861,633	5.4%
(1)
The Vanguard Group has shared power to vote or direct the vote of 296,570 shares, sole power to dispose or direct the disposition of 24,121,429 shares, and shared power to dispose or direct the disposition of 949,742 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. All information is based solely on Amendment No. 11 to Statement on Schedule 13G filed on February 13, 2024.

(2)
BlackRock, Inc., through various subsidiaries, has sole power to vote or direct the vote of 17,824,788 shares and sole power to dispose or direct the disposition of 19,372,663 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. All information is based solely on Amendment No. 9 to Statement on Schedule 13G filed on February 12, 2024.

(3)
Pzena Investment Management, LLC has sole power to vote or direct the vote of 10,457,067 shares and sole power to dispose or direct the disposition of 11,861,633 shares. The address of Pzena Investment Management, LLC is 320 Park Avenue, 8th Floor, New York, New York 10022. All information is based solely on Statement on Schedule 13G filed on January 30, 2025.

2025 Proxy Statement	51

SECURITY OWNERSHIP
Security Ownership of Officers and Directors
The following table shows the beneficial ownership of our directors, nominees and named executive officers individually and our current directors and executive officers as a group. Unless otherwise noted, to our knowledge these persons have sole voting and investment power over the shares listed. These persons may be contacted at our executive offices.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Warren F. Bryant(3)	42,934	*
Michael M. Calbert(4)	118,801	*
Ana M. Chadwick(5)	3,094	*
Timothy I. McGuire	13,327	*
David P. Rowland	2,570	*
Debra A. Sandler	3,428	*
Ralph E. Santana	4,585	*
Kathleen M. Scarlett	1,570	*
Todd J. Vasos	358,245	*
Kelly M. Dilts	45,928	*
Emily C. Taylor	87,893	*
Rhonda M. Taylor	123,124	*
Steven R. Deckard	40,033	*
All current directors and executive officers as a group (18 persons)(3)(4)(5)	1,224,325	*
*
Denotes less than 1% of class.

(1)
Share totals have been rounded to the nearest whole share.

(2)
Includes the following number of shares (1) underlying RSUs (including RSUs credited, where applicable, as a result of dividend equivalents earned with respect to the RSUs) and earned PSUs, in each case that are or could be settleable within 60 days of March 20, 2025, over which the person will not have voting or investment power until the applicable RSUs and PSUs are settled, and (2) subject to options exercisable either currently or within 60 days of March 20, 2025, over which the person will not have voting or investment power until exercised: Mr. Bryant (3,487 RSUs); Mr. Calbert (28,592 RSUs); Ms. Chadwick (2,974 RSUs); Mr. McGuire (1,333 RSUs); Mr. Rowland (2,510 RSUs); Ms. Sandler (1,726 RSUs); Mr. Santana (1,333 RSUs); Ms. Scarlett (1,570 RSUs); Mr. Vasos (906 RSUs; 221,402 options); Ms. Dilts (753 RSUs; 409 PSUs; 40,001 options); Ms. E. Taylor (1,070 PSUs; 72,318 options); Ms. R. Taylor (1,070 PSUs; 75,898 options); Mr. Deckard (466 RSUs; 189 PSUs; 37,367 options); and all current directors and executive officers as a group (47,824 RSUs; 5,366 PSUs; 750,333 options). Such shares are considered outstanding for computing the percentage owned by each named person and by the group but not for any other person. Excludes shares underlying RSUs that are vested but deferred at the election of Mr. Calbert and Ms. Sandler, but over which such persons will not have voting or investment power until the applicable RSUs are settled on a date that is later than 60 days after March 20, 2025.

(3)
Mr. Bryant may be deemed to share voting and investment power over 425 shares held by the Christopher W. Bryant Legacy Trust and 425 shares held by the Jennifer M. Bryant Legacy Trust.

(4)
Mr. Calbert shares voting and investment power over 90,209 shares with his spouse, Barbara Calbert, as co-trustee of The Michael and Barbara Calbert 2007 Joint Revocable Trust.

(5)
Ms. Chadwick shares voting and investment power over 120 shares with her spouse, Tomás Chadwick.

52	2025 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee of our Board of Directors has:
•
reviewed and discussed with management the audited financial statements for the fiscal year ended January 31, 2025,

•
discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC,

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and

•
discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on these reviews and discussions, the Audit Committee unanimously recommended to the Board of
Directors that Dollar General’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2025, for filing with the SEC.
This report has been furnished by the members of the Audit Committee:
•
Ana M. Chadwick, Chairperson

•
Warren F. Bryant

•
David P. Rowland

•
Debra A. Sandler

The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Exchange Act, except to the extent Dollar General specifically incorporates this report by reference therein.

2025 Proxy Statement	53

FEES PAID TO AUDITORS
The table below lists the aggregate fees for professional audit services rendered to us by Ernst & Young LLP for the audit of our consolidated financial statements for the past two fiscal years and fees billed for other services rendered by Ernst & Young LLP during the past two fiscal years. Information related to audit fees for 2024 includes amounts billed through January 31, 2025, and additional amounts estimated to be billed for the 2024 period for services rendered.
Service	2024 Aggregate Fees Billed ($)	2023 Aggregate Fees Billed ($)
Audit Fees(1)	3,055,645	2,930,831
Audit-Related Fees(2)	—	—
Tax Fees(3)	1,961,855	2,403,021
All Other Fees(4)	7,200	6,504
(1)
Represents for each fiscal year the aggregate fees billed for professional services for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Represents for each fiscal year the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)
Represents for each fiscal year the aggregate fees billed for professional services for tax compliance, tax advice and tax planning. Fees for 2024 and 2023 relate primarily to tax compliance services, which represented $1,906,896 and $2,171,555 in 2024 and 2023, respectively, for work related to work opportunity tax credit assistance, federal jobs credits and state tax credit assistance, foreign sourcing offices’ tax compliance, and annual tax basis inventory calculations assistance. Tax fees for 2024 and 2023 also included fees for tax advisory services related to start up services related to Mexico and income tax advisory services.

(4)
Represents for each fiscal year the aggregate fees billed for other products and services, which in each year consisted solely of subscription fees to an on-line accounting research tool.

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. Where feasible, the Audit Committee considers and, when appropriate, pre-approves services at regularly scheduled meetings after disclosure by management and the independent auditor of the nature of the proposed services, the estimated fees (when available), and their opinions that the services will not impair the independence of the independent auditor. The Audit Committee’s Chairperson (or any Audit Committee member if the Chairperson is unavailable) may pre-approve such services between Audit Committee meetings and must report to the Audit Committee at its next meeting with respect to all services so pre-approved. The Audit Committee (or its Chairperson) pre-approved 100% of the services provided by Ernst & Young LLP during 2024 and 2023.
54	2025 Proxy Statement

Ratification of Appointment of Auditors (ITEM 3 ON THE BALLOT)
Who is responsible for the selection of the independent auditor?
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.
Is the Audit Committee involved in the lead audit partner selection process?
Yes. Prior to the selection of a lead audit partner, the Chairperson of the Audit Committee, typically one additional Audit Committee member, and the Chairman of the Board interview the candidates. Following the interviews, the Audit Committee discusses each candidate’s credentials, experience level and independence prior to making the final selection.
Does the Audit Committee evaluate the independent auditor and the lead audit partner?
Yes. The Audit Committee annually evaluates the lead audit partner, as well as the independent auditor’s qualifications, performance and independence. The evaluation, which includes the input of management, entails consideration of a broad range of factors, including the quality of services and sufficiency of resources that have been provided; the skills, knowledge and experience of the firm and the audit team; the effectiveness and sufficiency of communications and interactions; independence and level of objectivity and professional skepticism; reasonableness of fees; and other factors.
Who has the Audit Committee selected as the independent auditor?
After conducting the evaluation process discussed above, the Audit Committee selected Ernst & Young LLP as our independent auditor for the 2025 fiscal year. Ernst & Young LLP has served in that capacity since October 2001. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP is in the best interests of Dollar General and our shareholders and request that shareholders vote for the ratification of Ernst & Young LLP as our independent auditor for the 2025 fiscal year.
What are the benefits of a longer-tenured independent auditor?
A longer-tenured auditor possesses institutional knowledge of our business operations, accounting policies and practices, personnel and internal control over financial reporting, which enhances the efficiency and quality of the audit process. In addition, we are able to negotiate a competitive fee structure due to the auditing firm’s deep knowledge and familiarity with Dollar General. There would be substantial additional fees required in changing audit firms.
Will representatives of Ernst & Young LLP attend the annual meeting?
Representatives of Ernst & Young LLP have been requested and are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
What if shareholders do not ratify the appointment?
The Audit Committee is not bound by a vote either for or against the firm. If the shareholders do not ratify this appointment, our Audit Committee will consider that result in selecting our independent auditor in the future.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of Ernst & Young LLP as our independent auditor for the 2025 fiscal year.
2025 Proxy Statement	55

Shareholder Proposals
SHAREHOLDER PROPOSAL: Remove the One-Year Holding Period Requirement to Call a Special Shareholders’ Meeting
(ITEM 4 ON THE BALLOT)
Introduction and Board of Directors’ Recommendation
John Chevedden (the “Proponent”), located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has notified us that he intends to present the shareholder proposal set forth below (“Proposal 4”) at the annual meeting. The Proponent has provided us with documentation indicating that he has beneficially owned at least 40 shares of our common stock for at least three years. Proposal 4 will be voted upon at the annual meeting if the Proponent or his qualified representative properly presents Proposal 4 at the annual meeting.
Dollar General is not responsible for the accuracy or content of Proposal 4, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain. Proposal 4 may contain assertions about Dollar General that we believe are incorrect, and we have not tried to refute all such inaccuracies in our response.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 4 for the reasons set forth in the Board’s Statement in Opposition, which follows Proposal 4.
Shareholder Proposal
Proposal 4 — Support for Special Shareholder Meeting Improvement
Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain Dollar General (DG) shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non-shareholders if they seek to call for a special shareholder meeting on an important matter.
The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless. There is no point to have useless right on the books of DG.
The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire DG shares to equal the challenging 25% share ownership requirement, based on all shares outstanding, to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of DG.
It is all the more necessary to improve the DG shareholder right to call for a special shareholder meeting because DG is a Tennessee company and Tennessee denies shareholders the right to act by written consent which is thus an unavailable way for DG shareholders to incentivize management to reverse a slumping stock price.
This is becoming more important given that the DG stock price is in a long-term slump. DG stock was at $246 in 2022 and at only $79 in late 2024 during a robust stock market.
The best strategies for turning around a company do not necessarily come from a company’s existing shareholders.
If DG continues in its slump, DG shareholders and potential DG shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have to wait one-year to call for a special shareholder meeting. A one-year holding period makes no sense. An emergency or a continued slumping stock price demands an immediate response.
The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for DG Directors to avoid such an emergency situation in the first place since the continued service of the least qualified DG Directors could be terminated by a special shareholder meeting. This is a good incentive for the DG Directors to have for the benefit of all DG shareholders.
At minimum this proposal alerts shareholders to the severe limitation, to the point of uselessness, baked into the current DG rules for shareholders to call for a special shareholder meeting.
Please vote yes:
Support for Special Shareholder Meeting Improvement — Proposal 4

56	2025 Proxy Statement

Shareholder Proposals
Board of Directors’ Statement in Opposition to Proposal 4
Our Board of Directors has carefully considered Proposal 4, which seeks to eliminate the one-year holding requirement to exercise the right of shareholders to request special meetings, and concluded that its adoption is unnecessary, potentially harmful, and not in the best interests of the Company or our shareholders for the reasons outlined below. Accordingly, our Board unanimously recommends that shareholders vote AGAINST Proposal 4.
Our shareholders rejected a similar proposal by the Proponent in 2023, when 87% of votes were cast against the proposal.
The one-year holding requirement to request a special meeting of shareholders is a customary provision that helps protect the Company and our broader shareholder base against abuses by shareholders with narrow short-term interests and from the financial and administrative burdens associated with unnecessarily conducting a special meeting of shareholders.
In 2021, our Board of Directors sought shareholder approval of a Charter amendment to allow one or more record or beneficial shareholders holding in the aggregate at least 25% of our common stock to request special meetings of shareholders by following certain requirements set forth in our Bylaws. The applicable Bylaws, including the customary requirement that shareholders exercising the special meeting right have owned the shares continuously for at least one year, were specifically described in the proxy statement proposal for the 2021 annual meeting of shareholders and are intended to balance enabling shareholders to vote on important matters with the potential abuse of this right and the associated cost and distraction that could arise as a result of its exercise. Our shareholders approved the Charter amendment, which received the support of over 98% of votes cast. Based on this vote, the Charter amendment was implemented, and our Board adopted the related Bylaws.
Our Board believes that the current special meeting right, including the one-year holding period and other procedural protections, provides shareholders a meaningful ability to request a special meeting while also protecting the Company and its shareholders against the risk that certain shareholders will use special meetings as a means to advance narrow and short-term oriented interests, which may not be in the long-term interests of the Company or its broader shareholder base. The one-year holding period in no way impacts shareholder status as implied by Proposal 4, and shareholders who hold shares for less than one year are fully entitled to vote at any special meetings that may be called.
Our Board recognizes the importance of providing shareholders with the ability to request special meetings in appropriate circumstances. At the same time, a special shareholder meeting is a significant undertaking that requires a substantial commitment of time and financial resources of the Company. Among other costs, the Company is required to prepare, print, and distribute legal disclosure documents to shareholders, solicit proxies, and tabulate votes for each special shareholder meeting called. In addition, special meetings require the Board and management to divert significant time and focus away from management of the Company in order to prepare for, and conduct, the special meeting, detracting from their primary focus of operating our business and maximizing long-term shareholder value.
Notably, the one-year holding period is consistent with the minimum holding period established by the SEC under Rule 14a-8 of the Exchange Act, which enables a shareholder to include a proposal in an issuer’s proxy statement. In adopting the holding requirements under Rule 14a-8, the SEC indicated that the holding period should be calibrated such that a shareholder has some meaningful “economic stake or investment interest” in a company before the shareholder may draw on company and shareholder resources and command the time and attention of other shareholders to consider and vote on the proposal. Our Board believes the SEC’s reasoning is equally applicable to the Company’s one-year holding requirement for requesting a special meeting. Moreover, under that same Rule, shareholders with minimal holdings are already able to present proposals, such as this one, at annual meetings.
Our Bylaws facilitate the ability of shareholders meeting the applicable requirements to call special meetings when extraordinary matters arise, without enabling a minority of shareholders that have not held a financial stake in the Company for a meaningful period of time to call unnecessary or duplicative meetings for less significant matters. If the one-year holding requirement is eliminated, as Proposal 4 requests, the Company could be subject to regular disruptions by short-term, special-interest shareholder groups with agendas that are not in the best interests of the Company or its broader shareholder base and it would increase the potential for misuse of the special meeting right. Such diversions could potentially operate against the best interests of our shareholders overall, in order to serve the narrow short-term interests of certain shareholders.
We are committed to active shareholder engagement and strong and effective corporate governance practices which ensure accountability and responsiveness to shareholders.
The elimination of the one-year holding period as requested by Proposal 4 is unnecessary, could unduly increase focus on short-term results at the expense of long-term Company performance and shareholder interests, and should be rejected in light of our strong corporate governance policies and practices, our willingness to discuss our business and issues with shareholders, and our regular responsiveness to shareholders. Our Board has consistently demonstrated its commitment to sound principles of corporate governance, working to ensure that its practices provide our shareholders with a meaningful voice. In addition to the ability to request special meetings of shareholders, numerous other corporate governance measures are in place to foster shareholder participation and Board responsiveness and accountability. Some of these measures are:
•
Active Shareholder Engagement Program: We routinely and actively engage with our shareholders to ensure that their perspectives are understood and considered by our Board and management team regarding a wide

2025 Proxy Statement	57

Shareholder Proposals
variety of issues, including among other matters financial performance, strategy, risk management and oversight, corporate governance, executive compensation and social responsibility and sustainability matters. We have taken many actions over the years to implement shareholder feedback when appropriate. In addition to our year-round investor relations efforts, we invited shareholders representing approximately 66% of shares outstanding to participate in our focused annual shareholder outreach program in 2024, with shareholders representing approximately 56% of shares outstanding electing to participate. Mr. Calbert, our Chairman of the Board, led the engagement with shareholders representing 31% of shares outstanding. Notably, during these engagements, our shareholders did not raise the one-year holding period required to call a special meeting as an area of concern. In addition, as noted above, 87% of our shareholders rejected a similar proposal by the Proponent in 2023.
•
Equal Voting Rights for All Shareholders and No Supermajority Voting Provisions: We have equal voting rights for all shareholders, and our Charter and Bylaws do not contain provisions requiring more than a simple or absolute majority shareholder vote on any issue.

•
Annual Elections of the Board with a Majority Voting Standard: All of our directors are elected annually by our shareholders. We have a majority voting standard for the election of directors in uncontested elections.

•
Proxy Access: Our proxy access right allows shareholders meeting certain customary requirements to include director nominations in our proxy statement.

•
No Shareholder Rights Plan: We do not maintain a shareholder rights plan, commonly referred to as a “poison pill.”

•
Strong Director Refreshment and Evaluation Practices: Our full Board has an average tenure of seven years. We have added one new independent director in each of the last three years, and 50% of our independent directors joined our Board within the last five years. We employ a thorough annual evaluation process for our Board, each Board committee, and each individual independent director, which uses a third-party facilitator at least once every three years. This evaluation process is overseen by the NGCR Committee and forms part of the basis for director re-nomination decisions.

•
Independent Board Chairman: We maintain separate Chairman of the Board and CEO positions, and the Chairman of the Board is an independent director.

•
Majority-Independent Board: All of our directors are independent except our CEO, and all three standing

Board committees are comprised exclusively of independent directors.
•
Qualified and Experienced Board: Our Board consists of highly qualified members with skills, experience and expertise in various areas that are important to our current and future strategy as described in this Proxy Statement.

•
Significant Share Ownership Requirements: We have significant share ownership and holding requirements for our Board members and executive management.

•
Annual “Say-On-Pay” Advisory Vote: We hold an annual advisory vote on executive compensation to allow shareholders the opportunity to express their views on executive compensation.

•
Publicized Board Communication Mechanisms: We publish on our website Board-approved methods for shareholders to communicate directly with the Board, a particular director, or the non-management directors or independent directors as a group.

In addition, as discussed above, shareholders holding minimal amounts of our common stock also have the ability to include shareholder proposals, such as this one, in the Company’s proxy statement if they comply with applicable rules.
Conclusion
In summary, our Board of Directors opposes Proposal 4 because it believes that eliminating the customary one-year holding requirement will enable potential abuse of the right to call a special meeting by shareholders with special or short-term interests and significantly increase the risk that the Company will be required to expand substantial time and resources on matters that are not in the best interests of the Company or its broader shareholder base. Our Board believes that our procedural requirements to exercise the special meeting right for shareholders are aligned with current market practices and strike the appropriate balance between ensuring shareholders have meaningful rights and opportunities for involvement without enabling a minority of shareholders that have not held a financial stake in the Company for a meaningful period of time to call unnecessary or duplicative meetings for matters of special interest. The Company’s numerous existing corporate governance measures ensure ample opportunity for shareholder participation as well as Board responsiveness and accountability. Our Board believes the adoption of Proposal 4 is unnecessary, potentially harmful, and not in the best interests of the Company or our shareholders.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 4.
58	2025 Proxy Statement

Shareholder Proposals
SHAREHOLDER PROPOSAL: Adopt a Comprehensive Human
Rights Policy (ITEM 5 ON THE BALLOT)
Introduction and Board of Directors’ Recommendation
Lead filer, Mercy Investment Services, Inc., located at 2039 North Geyer Road, St. Louis, MO 63131, along with co-filers CommonSpirit Health, Friends Fiduciary Corporation, Schroder Investment Management Limited, Sisters of the Humility of Mary, Sisters of Saint Joseph of Peace, and United Church Funds (collectively, the “Proponents”), have notified us that a representative of the Proponents intends to present the shareholder proposal set forth below (“Proposal 5”) at the annual meeting. The lead filer has provided us with documentation indicating that it has been the beneficial owner of at least $2,000 in market value of our common stock for at least three years. Proposal 5 will be voted upon at the annual meeting if a qualified representative of the Proponents properly presents Proposal 5 at the annual meeting. We will promptly provide the addresses and stock ownership information (to our knowledge) of all co-filers upon a shareholder’s oral or written request directed to our Corporate Secretary.
Dollar General is not responsible for the accuracy or content of Proposal 5, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain. Proposal 5 may contain assertions about Dollar General that we believe are incorrect, and we have not tried to refute all such inaccuracies in our response.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 5 for the reasons set forth in the Board’s Statement in Opposition, which follows Proposal 5.
Shareholder Proposal
Resolved: Shareholders request the Board of Directors adopt and disclose a comprehensive Human Rights Policy which states the Company’s commitment to respect human rights, in alignment with international human rights standards, throughout its operations and value chain, and describes steps to identify, assess, prevent, mitigate, and, where appropriate, remedy adverse human rights impacts connected to the business.
Whereas: The United Nations Guiding Principles on Business and Human Rights establish the corporate responsibility to respect internationally recognized human rights, including rights to freedom of association and collective bargaining, a safe and healthy working environment, and just and favorable remuneration.
Dollar General Corporation (“Dollar General”) lacks a comprehensive policy commitment to uphold international human rights standards throughout the business, including its own operations. Its existing human rights-related disclosures1 are limited to supplier expectations. Peers with comprehensive human rights policies include Dollar Tree,2 Target,3 Walmart,4 Costco,5 and Big Lots.6
There are indications that Dollar General practices do not align with international human rights standards, including the right to freedom of association and the right to a safe and healthy working environment:
•
The National Labor Relations Board ruled in 2023 that Dollar General engaged in “blatant hallmark unfair labor practices” against workers attempting to organize in Connecticut, including unlawful termination, surveillance, interrogation, and threatening store closures.7 Similar cases are pending against the company in Florida, Georgia, and Mississippi.8

•
The Occupational Safety and Health Administration (OSHA) named Dollar General a “Severe Violator” in 2022 for willful, repeat, and serious workplace safety violations.9 Dollar General issued a safety report10 in 2024 following a majority vote on a shareholder proposal; however, proponents and workers criticized the stakeholder engagement process and auditor

1 https://investor.dollargeneral.com/dollargeneral/pdf/DG_Human_Rights_Risk_Assessment_and_Supply_Chain_Transparency_Disclosure_--_January_2014_V1.pdf; SERVING OTHERSDollar Generalhttps://www.dollargeneral.com > public-relations
2 https://www.dollartree.com/file/general/Human_Rights_Policy.pdf
3 https://corporate.target.com/sustainability-governance/responsible-supply-chains/human-rights
4 https://corporate.walmart.com/purpose/esgreport/social/human-rights
5 https://mobilecontent.costco.com/live/resource/img/static-us-landing-pages/HumanRightsStatement.pdf
6 https://assets.biglots.com/is/content/biglots/BigLotsHumanRightsPolicyFINAL2023.03v2pdf
7 https://www.nlrb.gov/news-outreach/news-story/region-1-boston-wins-administrative-law-judge-decision-finding-dollar
8 https://www.nlrb.gov/search/case/dollar%20general?f%5B0%5D=case_type%3AC&s%5B0%5D=Open
9 https://www.osha.gov/news/newsreleases/region4/11012022
10 Report on Audit of Dollar General Safety Policies and ...Dollar Generalhttps://www.dollargeneral.com/.../Dollar_General_...
2025 Proxy Statement	59

Shareholder Proposals
selection.11 Dollar General’s corporate-wide settlement with OSHA12 carried $12 million in penalties and mandated worker-driven safety improvements.13
•
Gun violence threatens workers’ right to a safe workplace. Aggregate data from news reports found that from 2022 to 2024, 80 shootings took place at Dollar Generals nationwide, with 107 victims and 41 total fatalities, including multiple children shot and five employees killed.14

•
The United Nations states, “achieving living wages is part of the business responsibility to respect fundamental human rights”.15 Dollar General’s median worker earned $18,657 while its CEO made $9,727,656, resulting in a 521:1 pay ratio.16 92% of Dollar General workers made less than $15 per hour in 2022,17 falling well below living wage rates.18
Human rights violations create reputational, financial, legal, and regulatory risks. Dollar General acknowledges reputational damage from labor issues may hurt performance.19 Adopting a comprehensive human rights policy is in the best interests of the company, employees, and shareholders.

11 https://laborlab.us/jackson_lewis_the_notorious_law_firm_at_the_forefront_of_union_busting/ ; https://www.stepuplouisiana.org/press-releases/dollar-general-agrees-to-implement-workers-safety-demands-settle-with-osha-for-12-million
12 https://www.businessinsider.com/dollar-general-investor-no-progress-on-worker-safety-audit-2023-11 ; https://www.osha.gov/news/newsreleases/national/07112024-0
13 https://drive.google.com/file/d/1xdI_8_W_hhVEdxNNWFXjepU1ERLM79EO/view
14 https://www.stepuplouisiana.org/dollarstore
15 https://bhr-navigator.unglobalcompact.org/issues/living-wage/
16 https://investor.dollargeneral.com/websites/dollargeneral/English/310010/us-sec-filing.html?secFilingId=791eb926-2641-417e-be9f-
6e9087050c6d&format=html&shortDesc=Proxy%20Statement%20%28definitive%29
17 https://www.epi.org/company-wage-tracker/
18 https://livingwage.mit.edu/; https://livingwageforus.org/tier-ii-certification/
19 https://investor.dollargeneral.com/websites/dollargeneral/English/310010/us-sec-
filing.html?shortDesc=Annual%20Report&secFilingId=b5700569-1f73-4a40-b4e3-d1fd14e48940&format=html
Board of Directors’ Statement in Opposition to Proposal 5
Our Board of Directors has carefully considered Proposal 5 and believes that Proposal 5 is unnecessary, redundant, and not in the best interests of the Company or our shareholders for the reasons outlined below. Accordingly, our Board unanimously recommends that shareholders vote AGAINST Proposal 5.
We already have adopted and disclosed human rights policies which are comprehensive in scope and apply throughout our operations and value chain, reflect our commitment to human rights, align with international human rights standards, and incorporate measures to identify, assess, prevent, mitigate and, where appropriate, remedy adverse human rights impacts.
At Dollar General, our actions are driven and informed by our mission of Serving Others. We believe that our consistent focus on this longstanding foundational purpose has been critical to our longevity and success. Support for human rights has long been, and will continue to be, an integral part of our mission and the way we conduct our business.
We evidence and carry out our commitment to human rights in a variety of ways, including among others, our (1) Human Rights Policy and (2) Code of Business Conduct and Ethics, both of which are publicly available on our website.
•
Human Rights Policy. Our Human Rights Policy (formerly entitled our Human Rights Risk Assessment and Supply Chain Transparency Disclosure) applies to our suppliers and expressly provides that “Our mission includes a commitment to sourcing safe, quality products from vendors and manufacturers, wherever located, who adhere to the law, treat their workers fairly and maintain a healthy and safe working environment.”
Our Human Rights Policy includes numerous standards which are consistent with, and based upon, the Core Conventions of the International Labor Organization and other industry-related best practices. For example, our human rights and workplace standards (which apply to each direct import vendor and its employees) include among other things: (1) prohibitions against child labor, involuntary or forced labor, physical, sexual, or verbal harassment or abuse, and discrimination based on personal characteristics such as race, sex or beliefs; (2) requirements to comply with all applicable wage and benefit laws; and (3) a commitment to safe and healthy working conditions. Our Human Rights Policy reflects our zero-tolerance position against child labor, forced or slave labor and worker abuse and harassment, and we will not conduct business with vendors or facilities that are found to have engaged in these behaviors. To ensure transparency with our suppliers, we have incorporated these standards into our vendor guide, vendor agreements, quote sheet, and Code of Business Conduct and Ethics and discuss them during in-person summits and meetings.
In addition to demonstrating our commitment to human rights and establishing workplace standards aligned with international standards, our Human Rights Policy includes numerous measures to help us identify, assess, prevent, mitigate, and, where appropriate remedy adverse

60	2025 Proxy Statement

Shareholder Proposals
human rights impacts. We have a robust and systemic audit program designed to identify, and improve or eliminate from our supply chain, factories that do not meet our ethical standards, such as violations of our policy against the use of child or forced labor. All facilities producing direct import merchandise for the Company are audited at least annually by an independent third-party firm to ensure compliance with our Human Rights Policy. Our audit also assesses compliance with all applicable legal limits for working hours and the provision of safe and healthy housing, if applicable. We use multiple third-party firms to help ensure integrity in the audit, as well as a combination of announced and unannounced audits. We also use surveillance audits as needed to verify audit results. Every direct import factory doing business with us must receive a passing workplace assessment score or have an approved corrective action plan. Factories receiving sufficiently low performance ratings will not be allowed to produce products for the Company until corrections have been made and an additional audit is conducted to validate the corrections.
•
Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics (the “Code of Ethics”) applies to all of our employees, officers and directors and is based on the values that we believe make Dollar General great—honesty, fairness and respect. The Code of Ethics reflects our commitment to human rights by (1) codifying our commitment to serve our employees, customers, shareholders and communities ethically, with fairness and respect and in compliance with laws and (2) providing a guide for navigating situations that present potential ethical concerns.

Our Code of Ethics sets forth numerous standards related to human rights within our operations, including among others, those with respect to: (1) prohibiting discrimination and harassment in our workplace; (2) promoting a safe and healthy workplace; (3) protecting our employees’ personal information; (4) offering our employees fair and competitive wages and benefits; and (5) complying with all applicable labor and employment laws, such as child labor and forced or compulsory labor laws. The Code of Ethics also includes numerous measures to help us identify, assess, prevent, mitigate, and, where appropriate remedy adverse human rights impacts. For example, it requires our employees, officers and directors to report to us any suspected violation of human rights or laws within our operations. In addition, it provides compliance guidelines and resources (including an anonymous 24/7, 365-day toll free hotline) for ensuring that effective mechanisms are in place for employees to express concerns or grievances as well as questions or uncertainty regarding ethical and human rights matters. Dollar General forbids retaliation against any employee based on the employee’s good faith report of misconduct, participation in an investigation of misconduct or participation in a lawsuit against the Company or any person working for the Company. Our Code of Ethics also expressly provides that we expect our suppliers to uphold our values and the standards it contains.
In addition, we have adopted a variety of other policies, compliance and training programs and communications initiatives designed to work together to reinforce a culture of ethical behavior. We encourage employees and vendors to share concerns openly and honestly, including on issues of human rights, and offer a wide variety of methods to do so.
We publish an annual Serving Others report which further reflects and describes our commitment to human rights and reports on certain of our human rights initiatives and our performance with respect to those initiatives.
Our annual Serving Others report provides information about our corporate responsibility programs, including select metrics from the Sustainability Accounting Standards Board (SASB) standards for Consumer Goods—Multiline and Specialty Retailers, and identifies where our programs align with and support the United Nations Sustainable Development Goals (the “UN SDGs”). As disclosed in our most recent Serving Others report (which is publicly available on our website), our policies and programs closely align with and support seven of the UN SDGs: (1) zero hunger; (2) quality education; (3) gender equality; (4) decent work and economic growth; (5) reduced inequalities; (6) responsible consumption and production; and (7) climate action.
As further disclosed in our most recent Serving Others report, to refine our corporate responsibility priorities, we enlisted an independent third-party to conduct stakeholder interviews, media and other research and a review of current and pending legislation. The resulting insights helped us identify our priority areas, about which the report details our policies, practices and initiatives and how we assess our performance. For example, with respect to employee health, safety and wellbeing, we explain in the report that our employee health and safety system (a) is designed in accordance with ISO 45001, an internationally recognized standard for occupational health and safety, and (b) includes standardized policies and procedures, training, ongoing communication, employee engagement, recognition and accountability combined with monitoring and use of data analytics to drive preventative strategies and help evolve overall safety strategies and initiatives. We also provide in the report a five-year quantitative review of our performance with respect to certain safety metrics (incident rate, lost time rate and employee accident-free stores) by work location (stores and distribution centers). In addition, the report discloses factory audit metrics for the past year, including number of audits performed and the overall pass rate.
We proactively review and assess our performance with respect to human rights and make adjustments, as appropriate.
We proactively review and assess our performance with respect to human rights. In some cases, these reviews and

2025 Proxy Statement	61

Shareholder Proposals
assessments are a component of our human rights policies. For example, as described above, we use an independent third-party auditing firm to audit all facilities producing direct import merchandise for the Company to ensure compliance with our Human Rights Policy. When a factory does not receive a passing workplace assessment score, we work with them on a corrective action plan to become compliant or, if the audit reveals violation of our zero-tolerance policies, we terminate the relationship. Pursuant to our Code of Ethics, all employees are required to report to us any suspected violations of the Code or law, and we provide 24/7, 365-day toll free hotlines for employees to anonymously report such violations. It is our policy that such reports should be investigated promptly and that appropriate and timely remedial action is taken.
In addition, in 2023 the Company commissioned an independent, third-party audit of the impact of our policies and practices on the safety and well-being of our employees. We engaged an independent, national law firm with an extensive workplace safety practice to conduct the audit. The co-leaders of the firm’s workplace safety practice led the audit, one of whom previously served as the Commonwealth of Virginia’s Labor Commissioner and as the President of the National Association of Government Labor Officials, and the other of whom served as a trial attorney for the U.S. Department of Labor for more than a decade. In addition, the law firm retained the services of an independent safety consultant to assist in developing and conducting the audit.
During the course of the audit, which was overseen by our Board of Directors, the audit team, among other things: (1) reviewed a wide range of written and visual materials; (2) interviewed employees from across the Company and representing several functions (including store operations, supply and demand chain, human resources, asset protection, risk management, legal and investor relations, and included individuals ranging from store associates to store managers, district managers and regional directors, as well as director-level and officer-level employees); and (3) conducted select in-person site visits.
The audit team concluded that the Company has implemented and communicated appropriate workplace safety policies, programs, training, and standard operating procedures and has cultivated a culture of safety, which is supported by the number of accident-free stores and employees, as well as incident rates at or below industry averages for both our retail and distribution locations. The audit team further concluded that when followed, the Company’s policies, programs and procedures should typically result in a workplace free from the sort of conditions that often had been cited in federal or state safety inspections. While the audit also revealed certain potential obstacles to compliance with these expectations, the audit team expressly noted that the Company has moved and continues to move aggressively to take corrective action with respect to these obstacles and those actions are making a difference. A copy of the audit report is publicly available on our website.
In 2024, we also implemented certain enhancements to our safety policies and procedures designed to strengthen compliance, enhance communication, and increase employee recognition and awareness of available resources. These enhancements are outlined in our most recent Serving Others report.
We believe that the issue of human rights is important and not static. We intend to continue to monitor issues that are relevant to our operations and, when appropriate, to make changes to our applicable policies and practices.
Conclusion
In summary, our Board of Directors opposes Proposal 5 because it believes that we already have comprehensive policies which reflect our commitment to human rights and address the essential objectives of Proposal 5 and adopting an additional policy is unnecessary, redundant, and not in the best interests of the Company or our shareholders.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 5.
62	2025 Proxy Statement

Shareholder Proposals
SHAREHOLDER PROPOSAL: Publish a Food Waste
Transparency Report (ITEM 6 ON THE BALLOT)
Introduction and Board of Directors’ Recommendation
The Accountability Board, Inc. (the “Proponent”), located at 401 Edgewater Place STE 600, Wakefield, MA 01880, has notified us that it intends to present the shareholder proposal set forth below (“Proposal 6”) at the annual meeting. The Proponent has provided us with documentation indicating that it has been the beneficial owner of at least $15,000 in market value of our common stock for at least two years. Proposal 6 will be voted upon at the annual meeting if the Proponent or its qualified representative properly presents Proposal 6 at the annual meeting.
Dollar General is not responsible for the accuracy or content of Proposal 6, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain. Proposal 6 may contain assertions about Dollar General that we believe are incorrect, and we have not tried to refute all such inaccuracies in our response.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 6 for the reasons set forth in the Board’s Statement in Opposition, which follows Proposal 6.
Shareholder Proposal
RESOLVED: Shareholders ask Dollar General to publish a food waste transparency report that discloses the types and quantities of food and beverages in its waste streams (including disposal methods) along with measurable, timebound food waste reduction targets.
DEAR FELLOW SHAREHOLDERS:
Reducing food waste positively impacts significant policy issues while also improving financial performance.
BlackRock says “[t]he need for solutions that…lower food waste and provide alternatives to scarce resources has never been greater.” Institutional Shareholder services (ISS) calls food waste “a growing area of concern globally” that’s “starting to be addressed by regulators.” And Glass Lewis says it has “significant economic and environmental and social ramifications.”
Indeed, the production of wasted food causes significant greenhouse gas emissions and consumes vast amounts of freshwater, fertilizer, cropland, and other resources.
Further, Forbes has reported that wasting food costs taxpayers billions of dollars and poses “an existential risk to grocery stores.” Meanwhile, reducing food waste can save significant amounts of money.
In fact, the organization Champions 12.3—whose leadership includes Nestle’s and Rabobank’s CEOs and the U.N. Food & Agriculture Organization’s Chief Economist—analyzed nearly 1,200 business sites (including retailers) across 17 countries and found 99% earned a positive return on investment through food waste reduction. Specifically, food retailers, hotels, and foodservice companies had ROI ratios between 5:1 and 10:1.
Against that backdrop, concerns arise about the company’s food waste disclosures.
For example, the company’s 2023 ESG report boasts that it “reduced our food waste footprint at over 3,800 stores.” But what about its 16,000+ other stores?
Also, Dollar General’s ESG reports cite some figures about expired dairy disposal (over 30,000 tons in 2022 and 2023 combined)—but don’t disclose if that was all its dairy waste, or just the amount diverted from landfills. They provide some figures about organic waste from stores in California, Vermont, and one city in Texas being composted—but without disclosing if that’s all the organic waste generated in those markets, let alone any such figures from other markets. And they describe sending millions of pounds of product to food banks—but without disclosing how much was left undonated.
Indeed, such selective disclosures fail to fully account for the types and quantities of all the company’s food waste. So, while shareholders know some limited diversion totals, we’re in the dark as to how much food waste the company generates, or what proportion of that total its disclosed diversions represent.
Furthermore, Dollar General also hasn’t disclosed measurable food waste reduction targets—which is especially troubling given its recent “goal of offering fresh produce in 10,000 stores over the next few years.”
Thus, while we recognize the limited data and disposal efforts disclosed to date—and that food waste has been reduced at about 20% of stores—we believe disclosure of overall food waste totals and measurable reduction targets could significantly advance the company’s management and oversight of this highly consequential matter. Thank you.

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Shareholder Proposals
Board of Directors’ Statement in Opposition to Proposal 6
Our Board of Directors has carefully considered Proposal 6 and, for the reasons outlined below, believes that Proposal 6 would not meaningfully enhance our ongoing sustainability efforts and is unnecessary and not in the best interests of the Company or our shareholders. Accordingly, our Board unanimously recommends that shareholders vote AGAINST Proposal 6.
As demonstrated by our wide-ranging sustainability policies, programs, initiatives and disclosures, we are committed to sustainable operations that effectively drive value for shareholders while balancing operational, customer, community and environmental needs.
As we work to advance our sustainability efforts, we thoughtfully consider strategies that reduce our environmental footprint, preserve natural resources, ensure the vibrancy of our communities, maximize the impact of our sustainability efforts and take operational and customer needs into account. Based on these considerations, we focus our current sustainability efforts on: (1) reducing greenhouse gas emissions; (2) energy efficiency and conservation; (3) fuel efficiency; (4) distribution center efficiency; and (5) waste reduction and recycling. In each of these focus areas, we have implemented wide-ranging policies, programs and initiatives to advance our sustainability efforts. In our annual Serving Others report, which is publicly available on our website, we report on these policies, programs and initiatives and publish related performance data.
As noted above, waste reduction and recycling is one of the principal focus areas of our sustainability program. Based on the nature and scope of our business as a discount retailer with stores in 48 states and Mexico and our goal of maximizing the return on our sustainability efforts, we have implemented robust recycling initiatives dedicated to minimizing waste. For example, during 2024, we recycled more than 2,000 tons of plastic, 274,000 tons of cardboard, 485 tons of paper and 6.7 million pallets, which, along with our efficiency efforts generally, saved the equivalent of approximately 1.9 billion gallons of water, 2.5 billion kWh of energy and 2.6 million barrels of oil. We prioritize these waste reduction metrics because of their significance to our business operations and the considerable return they deliver on our sustainability efforts.
The report requested by the Proponent would not provide value commensurate with the cost of its preparation.
We appreciate the Proponent’s concern for the reduction of food waste. As disclosed in our annual Serving Others report, we have implemented several programs to reduce the quantity of our food waste, including (1) donating food and beverages from our stores and distribution centers to food banks; (2) composting organic waste from our stores in Vermont, California and Austin, Texas; (3) transforming unused dairy by donating milk to food banks, transferring expired dairy to producers of animal feed, and repurposing expired dairy in a waste-to-energy process; and (4) carefully managing our store inventory levels to maximize sales and minimize unsold perishables. In addition, for several years, we have made financial contributions to Feeding America, the largest charity working to end hunger in the United States. Our partnership with Feeding America has been thoughtfully designed to not only provide financial support to help strengthen their distribution model, but also to support capacity-building grants for local food banks in high need markets within our food recovery footprint.
Unlike grocery store and restaurants, the significant majority of the stock keeping units (“SKUs”) in our inventory are non-perishable goods and therefore do not contribute to food waste. Nonetheless, because of our overall commitment to sustainability and the environment, we have undertaken the actions referenced above to reduce our food waste. We expect to continue to carefully manage our operations and seek to reduce our food waste, where appropriate, in a manner aligned with the scale of our food and beverage-related operations and the associated risks to our business.
We report on our food waste reduction initiatives and performance in our annual Serving Others report. The preparation of the additional report requested by the Proponent would require significant resources, including a material amount of management time, effort and expense, without providing meaningful additional information or value that is commensurate with the cost of preparing the report. We believe that our current level of reporting is appropriate and provides meaningful transparency without imposing unnecessary costs. We further believe that our resources are better allocated to those areas that can drive a greater environmental and operational impact across our business.
Conclusion
In summary, our Board of Directors opposes Proposal 6 because it believes that, given the relatively small proportion of our perishable food and beverage SKUs, our ongoing sustainability priorities and disclosures, and the substantial resources required to prepare the report requested by the Proponent, the requested report would not meaningfully add to our sustainability efforts, and, therefore, is unnecessary and not in the best interests of the Company or our shareholders.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 6.
64	2025 Proxy Statement

Shareholder Proposals
SHAREHOLDER PROPOSAL: Publish a Report on Employee
Access to Timely, Quality Healthcare (ITEM 7 ON THE BALLOT)
Introduction and Board of Directors’ Recommendation
As You Sow, located at 2020 Milvia Street, Suite 500, Berkeley, CA 94704, on behalf of Longview LargeCap 500 Index Fund (the “Proponent”), has notified us that it intends to present the shareholder proposal set forth below (“Proposal 7”) at the annual meeting. The Proponent has provided us with documentation indicating that it has been the beneficial owner of at least $25,000 in market value of our common stock for at least one year. Proposal 7 will be voted upon at the annual meeting if the Proponent or its qualified representative properly presents Proposal 7 at the annual meeting.
Dollar General is not responsible for the accuracy or content of Proposal 7, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain. Proposal 7 may contain assertions about Dollar General that we believe are incorrect, and we have not tried to refute all such inaccuracies in our response.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 7 for the reasons set forth in the Board’s Statement in Opposition, which follows Proposal 7.
Shareholder Proposal
WHEREAS: Employees’ productivity and performance are linked to their health and wellness.1 Employees struggling with illness or medical-related stress are less able to perform well. Poor employee healthcare access may undermine Dollar General’s operations and slow the implementation of its growth strategy.
Compared to other high-income nations, Americans have the lowest life expectancy, the highest death rates from avoidable causes and treatable conditions, and the highest rates of people with multiple chronic conditions.2 According to a 2024 survey, 48% of insured adults worry about affording their monthly health insurance premium, and 21% still view costs as a barrier to getting the health care they need.3
Dollar General operates more than 20,000 stores nationwide, 76% in states where abortion is illegal or highly restricted, including Tennessee, where Dollar General is headquartered. These additional restrictions in access to healthcare have been linked to increased maternal mortality and morbidity, alongside reduced access to all forms of care.4
A survey published in February 2023 found that 76% of more than 2,000 current and future physicians, regardless of specialization, would not apply to work or train in states with abortion restrictions. For women’s health, the impact is greater; after Idaho’s abortion ban took effect, nearly 20% of its obstetricians left the state and two hospitals closed their obstetrics programs.5 In 2023, states with abortion bans saw a decline of 10.5% of medical school seniors applying for OB-GYN residency.6
Dollar General’s workforce is 66% female7. Potential harms to Dollar General from state-specific healthcare access restrictions include: amplified challenges in recruiting and retaining employees, higher employee mortality and health challenges, and higher healthcare costs for employees and the company. The need to ensure its employees are well cared for is amplified as Dollar General considers offering healthcare services.8
It is best practice for companies to affirm that they are surveying or actively tracking the sufficiency of health care that employees have access to, including employees’ sentiment on the timeliness, breadth, and quality of this care. Employee-focused employers are closely monitoring and responding to their employees’ reduced healthcare access and healthcare quality.
RESOLVED: Shareholders request that the Board of Directors issue a public report, omitting confidential information and at reasonable expense, on the sufficiency of employees’ access to timely, quality healthcare, and discussing the Company’s strategy to ameliorate any insufficiencies identified.
SUPPORTING STATEMENT: Proponent suggests this analysis includes consideration of strategies beyond legal compliance that the company may deploy to minimize or mitigate the risks associated with the lack of access to quality healthcare.

1 https://www.shrm.org/resourcesandtools/hr-topics/benefits/pages/wellness-productivity-link-.aspx
2 https://www.commonwealthfund.org/publications/issue-briefs/2023/jan/us-health-care-global-perspective-2022
3 https://www.kff.org/health-costs/issue-brief/americans-challenges-with-health-care-costs
4 https://www.hrw.org/news/2023/04/18/human-rights-crisis-abortion-united-states-after-dobbs
5 https://apnews.com/article/idaho-abortion-ban-doctors-leaving-f34e901599f5eabed56ae96599c0e5c2
6 https://kffhealthnews.org/news/article/analysis-pro-life-movement-abortion-maternal-health-healthbent-column/
7 https://brand-studio.fortune.com/dollar-general/how-dollar-generals-investment-in-female-talent-pays-dividends-now-and-in-the-future/
?prx_t=YHEIAAAAAAjQ8RA
8 https://www.businesswire.com/news/home/20220728005304/en/Dollar-General-Announces-Healthcare-Advisory-Panel
2025 Proxy Statement	65

Shareholder Proposals
Board of Directors’ Statement in Opposition to Proposal 7
Our Board of Directors has carefully considered Proposal 7 and, for the reasons outlined below, believes that Proposal 7 would not provide meaningful value and is unnecessary and not in the best interests of the Company or our shareholders. Accordingly, our Board unanimously recommends that shareholders vote AGAINST Proposal 7.
As part of our efforts to attract and retain our over 195,000 employees, Dollar General invests significantly in the health and well-being of our employees and offers many channels for employee feedback and concerns.
We believe our employees are our greatest asset, and their success is important to us. We know that our future growth and performance and positive customer experience depend on our ability to attract, develop, retain and motivate qualified employees. The value that we place on our employees is evident among our core values—“Providing employees the opportunity for growth and development”—and our key operating priorities—“Investing in the growth and development of our teams.”
We offer a variety of market competitive health and wellness programs to help our employees lead healthy lives at work and home. While eligibility and benefit levels vary by program, these offerings include, among others: medical; prescription; telemedicine; dental; vision; flexible spending accounts; health savings accounts; disability insurance; healthy lifestyle and disease management programs; centers of excellence surgery offerings; access to private counseling sessions and unlimited access to free online resources for a wide range of topics; health and wellness-related webinars; and our Better Life Wellness Program, which is designed to encourage a healthy lifestyle and overall physical and behavioral well-being and offers a variety of resources that include access to certified counselors and health assessments to better understand how lifestyle habits can impact overall health.
We regularly evaluate and update our benefits programs to ensure that they remain competitive both in terms of coverage and offerings as well as cost to the Company and our employees. For example, in 2024, we completed a formal request for proposal for medical and prescription services, which confirmed that, in the current marketplace, our incumbent health plan’s broad medical network continues to be a good fit for our current footprint.
While we offer an expansive set of benefits, whether to obtain any treatment or procedure is appropriately the sole decision of the employee and the employee’s healthcare providers, and for purposes of determining coverage under our medical plan, by the administering insurance company. Plan participants who receive a claims denial by the administrator have the right to appeal the decision to request an independent review and determination, in accordance with federal laws.
Employee feedback, including feedback related to our compensation and benefit offerings, is critical to helping us remain an employer of choice. We utilize multiple communication platforms to engage our teams and solicit employee feedback and concerns, including in-person and virtual CEO-led town halls, leader-led listening sessions, engagement surveys, communication boards, training programs, regional and national leadership meetings, and our open-door policy, which includes the ability to provide feedback anonymously through a toll-free hotline.
Proposal 7 would impose unnecessary and inappropriate burdens on Dollar General without any meaningful value to our employees or shareholders.
The scope of the requested report is overly broad and burdensome, suggesting that we undertake an analysis of, and report on, matters associated with broader public healthcare policy. This undertaking would require substantial resources above those that we already devote to providing a comprehensive and competitive benefits package and would not provide us with actionable information beyond that which we already solicit through the multiple mechanisms in place to solicit employee feedback and concerns.
Further, human capital management is a component of our Board of Directors’ existing risk management practices. The CHCM Committee oversees significant matters pertaining to our human capital management strategy, including recruitment, retention and engagement of employees, overall compensation philosophy and principles for the general employee population, and our overall benefits programs. We believe that this governance structure is sufficient and well-equipped to evaluate any potential risks highlighted in Proposal 7, without undertaking additional inquiries or reporting, particularly on policy issues that are beyond our control.
Given our commitment to hiring and retaining qualified employees and offering market competitive and comprehensive health benefits, along with well-established Board oversight regarding these matters and the many communication channels in place for employees to provide feedback and concerns, we do not believe that the requested report would provide meaningful value to our employees or shareholders or that the cost of creating and publishing the requested report would be an effective use of Company resources.
Conclusion
In summary, our Board of Directors opposes Proposal 7 because it believes that the report would not provide meaningful value, and, therefore, is unnecessary and not in the best interests of the Company or our shareholders.

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 7.
66	2025 Proxy Statement

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
All shareholder proposals and notices discussed below must be mailed to Corporate Secretary, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072. Shareholder proposals and director nominations that are not included in our proxy materials will not be considered at any annual meeting of shareholders unless such proposals or nominations have complied with the requirements of our Bylaws.
Shareholder Proposals
To be considered for inclusion in our proxy materials relating to the 2026 annual meeting of shareholders (the “2026 Annual Meeting”), eligible shareholders must submit proposals that comply with Rule 14a-8 under the Exchange Act and other relevant SEC regulations for our receipt by December 9, 2025.
New Business at 2026 Annual Meeting
To introduce new business outside of the Rule 14a-8 process or to nominate directors (other than a proxy access nomination, which is described below) at the 2026 Annual Meeting, or to recommend a candidate for our NGCR Committee’s consideration, you must deliver written notice to us, including the information required by Rule 14a-19 under the Exchange Act, if applicable, no earlier than the close of business on January 29, 2026, and no later than the close of business on February 28, 2026, and comply with the advance notice provisions of our Bylaws. If we do not receive a properly submitted proposal by February 28, 2026, then the proxies held by our management may provide the discretion to vote against such proposal even though the proposal is not discussed in our proxy materials sent in connection with the 2026 Annual Meeting.
Proxy Access
Our Bylaws contain proxy access provisions that permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such shareholder or group may nominate up to 20% of our Board, provided that the shareholder or group and the nominee(s) satisfy the requirements specified in our Bylaws. In order to be properly brought before our 2026 Annual Meeting, an eligible shareholder’s notice of nomination of a director candidate pursuant to the proxy access provisions of our Bylaws must be received by us no earlier than the close of business on November 9, 2025, and no later than the close of business on December 9, 2025, and comply with the other relevant provisions of our Bylaws pertaining to proxy access nominees.

2025 Proxy Statement	67

SCAN TO VIEW MATERIALS & VOTE DOLLAR GENERAL CORPORATION ATTN: INVESTOR RELATIONS 100 MISSION RIDGE GOODLETTSVILLE, TN 37072 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 28, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DG2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V66704-P24712 DOLLAR GENERAL CORPORATION The Board of Directors recommends you vote FOR each of the listed nominees. 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends you vote FOR Items 2 and 3. ! ! ! For Against Abstain 1a. Warren F. Bryant 1b. Michael M. Calbert 1c. Ana M. Chadwick 1d. Timothy I. McGuire 1e. David P. Rowland 1f. Debra A. Sandler 1g. Ralph E. Santana 1h. Kathleen M. Scarlett 1i. Todd J. Vasos 2. To approve, on an advisory (non-binding) basis, the resolution regarding the compensation of Dollar General Corporation's named executive officers as disclosed in the proxy statement. ! ! ! ! 3. To ratify the appointment of Ernst & Young LLP as Dollar General Corporation's independent registered public accounting firm for fiscal 2025. ! ! ! ! For The Board of Directors recommends you vote AGAINST Items 4-7. ! ! 4. To vote on a shareholder proposal to remove the one-year holding period requirement to call a special shareholders' meeting. ! ! ! ! ! ! 5. To vote on a shareholder proposal to adopt a comprehensive human rights policy. ! ! ! ! 6. To vote on a shareholder proposal to publish a food waste transparency report. ! ! 7. To vote on a shareholder proposal to publish a report on employee access to timely, quality healthcare. ! ! In the discretion of the proxies named herein, such other business as may properly come before the meeting or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V66705-P24712 DOLLAR GENERAL CORPORATION Proxy solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 29, 2025 The undersigned shareholder(s) of Dollar General Corporation, a Tennessee corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 8, 2025, and hereby appoint(s) Christine L. Connolly and Elizabeth S. Inman, or either of them, proxies, each with full power of substitution, and authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of the Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held May 29, 2025 at 8:00 A.M. Central Time, via live webcast at www.virtualshareholdermeeting.com/DG2025, and at any adjournment(s) thereof. As the Company will be hosting the meeting virtually this year, there will be no physical location for shareholders to attend the meeting in person. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in Item 1, FOR Items 2 and 3, AGAINST Items 4-7, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof. Continued and to be signed on reverse side